Filed Pursuant to Rule 424(b)(3)
Registration No. 333-133187
This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but it is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated May 24, 2006)

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 10, 2006)

$320,000,000

2006-1 PASS THROUGH TRUSTS
PASS THROUGH CERTIFICATES, SERIES 2006-1

Two classes of the Continental Airlines Pass Through Certificates, Series 2006-1, are being offered under this prospectus supplement: Class G and Class B. A separate trust will be established for each class of certificates. Each trust will use the proceeds from the sale of certificates to acquire an equipment note to be issued by Continental. Payments on the equipment note held in each trust will be passed through to the holders of certificates of such trust.

The equipment notes will be secured by a lien on certain aircraft spare parts owned by Continental. Interest on the equipment notes will be payable quarterly on each March 2, June 2, September 2 and December 2, beginning on September 2, 2006. The entire principal amount of the equipment notes will be due on June 2, 2013.

Continental may redeem the equipment notes at any time on or after the third anniversary of original issuance (or earlier under certain circumstances), in each case in whole or in part, subject to certain restrictions, at a redemption price equal to 100% of the principal amount of the relevant equipment note, plus accrued and unpaid interest, premium, if any, and LIBOR break amount, if any.

The Class G certificates will rank senior to the Class B certificates in right of distributions.

Morgan Stanley Bank will provide a primary liquidity facility for the Class G Certificates and Morgan Stanley Capital Services Inc. will provide an above-cap liquidity facility for the Class G certificates. The primary liquidity facility, together with the above-cap liquidity facility, is expected to provide an amount sufficient to make eight quarterly interest payments on the Class G certificates. The Class B certificates will not have the benefit of any liquidity facility.

Financial Guaranty Insurance Company will issue an insurance policy to support the payment of interest on the Class G certificates when due and the payment of principal no later than the final maturity date. The Class B certificates will not have the benefit of any insurance policy.

The Class B certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding.

Investing in the certificates involves risks. See “Risk Factors” on page S-20.

	Principal	Interest	Final Expected	Price to
Pass Through Certificates	Amount	Rate	Distribution Date	Investors (2)

Class G	$190,000,000	USD 3-Month LIBOR + % (1)	June 2, 2013	100%
Class B	$130,000,000	USD 3-Month LIBOR + %	June 2, 2013	100%

(1)	The interest rate for the Class G Certificates is subject to a maximum rate of % for any interest period commencing on any regular distribution date if a payment default by Continental occurs and is continuing on such regular distribution date.

(2)	Plus accrued interest, if any, from the date of issuance.

The underwriter will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $320,000,000. Continental will pay the underwriter compensation totaling $     . Delivery of the Class G certificates in book-entry form only and the Class B certificates in physical certificate form only will be made on or about June   , 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

May   , 2006

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

Index of Terms	Appendix I
Appraisal Report	Appendix II
Policy Provider Financial Statements	Appendix III

Prospectus

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Continental, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.

Summary of Terms of Certificates*

	Class G	Class B

Principal Amount	$190,000,000	$130,000,000
Interest Rate	USD 3-Month LIBOR + %	USD 3-Month LIBOR + %
Ratings:
Moody’s	Aaa	B1
Standard & Poor’s	AAA	B+
Loan to Collateral Value(1)	43.9%	73.9%
Maximum Loan to Collateral Value	45.0%	75.0%
Regular Distribution Dates	March 2, June 2, September 2 and December 2	March 2, June 2, September 2 and December 2
Final Expected Distribution Date	June 2, 2013	June 2, 2013
Final Maturity Date	June 2, 2015	Not applicable
Minimum Denomination	$1,000	$1,000
Section 1110 Protection(2)	Yes	Yes
Liquidity Facility Coverage(3)	8 quarterly interest payments	None
Policy Provider Coverage	Interest when due and principal no later than the Final Maturity Date	None

*	The amount and the terms of Certificates offered are indicative only and subject to change.

(1)	These percentages have been determined by dividing the initial principal amount of the Series G Equipment Note plus, in the case of the percentage applicable to the Series B Equipment Note, the initial principal amount of the Series B Equipment Note by the appraised value of the Collateral determined as of December 25, 2005. Continental is required to provide to the Policy Provider, the Mortgagee and the Rating Agencies a semiannual appraisal of the Collateral. If any such subsequent appraisal indicates that the loan to Collateral value is greater than the applicable maximum loan to Collateral value, Continental is required to provide additional collateral or to reduce the principal amount of Equipment Notes so that the loan to Collateral value is not greater than such applicable maximum. An appraised value is only an estimate and reflects certain assumptions. See “Description of the Appraisal”.

(2)	Section 1110 of the U.S. Bankruptcy Code will be applicable to the spare parts of the types initially included in the Collateral, but will not be applicable to Cash Collateral (if any). In addition, in order to satisfy the semiannual loan to Collateral value requirement referred to in note (1) above, Continental may add other collateral that may not be entitled to the benefits of Section 1110, subject to certain limitations.

(3)	The amount available under the Primary Liquidity Facility for the payment of accrued interest on the Class G Certificates has been calculated utilizing the Capped Interest Rate of % per annum, which is the maximum interest rate applicable to the Series G Equipment Note only for interest periods commencing on any Regular Distribution Date if a payment default under the Indenture has occurred and is continuing on such Regular Distribution Date.

Collateral

The Equipment Notes will be secured by a lien on spare parts (including appliances) first placed in service after October 22, 1994 and owned by Continental that are

•	appropriate for installation on or use in one or more of the following aircraft models: Boeing model 737-700, 737-800, 737-900, 757-200, 757-300, 767-200, 767-400 or 777-200 aircraft, any engine utilized on any such aircraft or any other spare part included in the Collateral, and not appropriate for installation on or use in any other model of aircraft currently operated by Continental or engine utilized on any such other model of aircraft;

•	“rotables” appropriate for installation on or use in a Boeing model 737-300 or 737-500 aircraft (or both), any engine utilized on any such aircraft or any other spare part included in the Collateral; or

•	“rotables” appropriate for installation on or use in more than one of the models of aircraft referred to above or any engine utilized on any such aircraft.

The lien will not apply for as long as a spare part is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition, the lien will not apply to a spare part not located at one of the designated locations specified pursuant to the security agreement applicable to the spare parts.

The spare parts included in the Collateral fall into two categories, “rotables” and “expendables”. Rotables are parts that wear over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which they relate. Expendables consist of parts that can be restored to a serviceable condition but have a life less than the life of the related flight equipment and parts that generally are used once and thereby consumed or thereafter discarded. Spare engines are not included in the Collateral. Set forth below is certain information about the spare parts included in the Collateral as of December 25, 2005:

	Spare Parts Quantity(1)
				Appraised
Aircraft Model	Expendables	Rotables	Total	Value(2)
				(In millions)

737-300/500	—	2,538	2,538	$31.07
737-700/800/900	331,796	5,841	337,637	160.04
757-200	190,992	2,651	193,643	72.11
757-300	19,368	136	19,504	4.26
767-200	26,113	213	26,326	6.37
767-400	59,739	1,460	61,199	50.75
777-200	113,167	2,250	115,417	86.65
Interchangeable	—	3,529	3,529	21.60

Total	741,175	18,618	759,793	$432.84

(1)	This quantity of spare parts used in preparing the appraised value was determined as of December 25, 2005. Because spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of Continental’s business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Continental is required to provide to the Policy Provider, the Mortgagee and the Rating Agencies a semiannual appraisal of the Collateral.

(2)	The appraised value reflects the opinion of Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting firm, of the fair market value of the spare parts. A report summarizing such appraisal is annexed to this Prospectus Supplement as Appendix II. The appraisal is subject to a number of assumptions and limitations and was prepared based on certain specified methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value.

Cash Flow Structure

Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)	The Primary Liquidity Facility, together with the Above-Cap Liquidity Facility, is expected to cover eight consecutive quarterly interest payments with respect to the Class G Certificates. The Liquidity Facilities do not cover amounts payable in respect of the Class B Certificates.

(2)	The amount available under the Primary Liquidity Facility for the payment of accrued interest on the Class G Certificates has been calculated utilizing the Capped Interest Rate of % per annum, which is the maximum interest rate applicable to the Series G Equipment Note only for interest periods commencing on any Regular Distribution Date if a payment default under the Indenture has occurred and is continuing on such Regular Distribution Date.

(3)	The Policy covers regular interest distributions and outstanding principal on the Final Maturity Date (or earlier under some circumstances) relating to the Class G Certificates, but does not cover any other amounts payable in respect of the Class G Certificates. The Policy does not cover amounts payable in respect of the Class B Certificates.

The Offering

Certificates Offered	• Class G Certificates.

• Class B Certificates.

Each Class of Certificates will represent a fractional undivided interest in the related Trust.

Use of Proceeds	The proceeds from the sale of the Certificates will be used at the time of such sale to acquire Equipment Notes issued by Continental. Continental will use most of the proceeds from the sale of the Equipment Notes to redeem its outstanding Floating Rate Secured Notes Due 2007 and Floating Rate Secured Subordinated Notes Due 2007, which are secured by the Collateral that will secure the Equipment Notes (or, if Continental has funded such redemption prior to receipt of such proceeds, to reimburse Continental for such funding). The proceeds in excess of the amount used with respect to the redemption of such outstanding notes will be used by Continental for general corporate purposes.

Subordination Agent, Trustees and Mortgagee	Wilmington Trust Company.

Primary Liquidity Provider	Morgan Stanley Bank.

Above-Cap Liquidity Provider	Morgan Stanley Capital Services Inc.

Policy Provider	Financial Guaranty Insurance Company.

Trust Property	The property of each Trust will include:

• An Equipment Note acquired by such Trust.

• In the case of the Class G Trust, all monies receivable under the Liquidity Facilities and the Policy.

• Funds from time to time deposited with the Trustee in accounts relating to such Trust.

Regular Distribution Dates	March 2, June 2, September 2 and December 2, commencing on September 2, 2006.

Final Expected Distribution Date	The entire principal amount of the Certificates is scheduled for payment on June 2, 2013.

Final Maturity Date for the Class G Certificates	June 2, 2015.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee will distribute all payments of principal, LIBOR break amount (if any), premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

Scheduled payments of interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates, and the scheduled payment of principal of the Equipment Notes will be distributed on the Final Expected Distribution Date.

Payments of principal, LIBOR break amount (if any), premium (if any) and interest made on the Equipment Notes resulting from any redemption of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Subordination	Distributions on the Certificates will be made in the following order:

• First, to the holders of the Class G Certificates.

• Second, to the holders of the Class B Certificates.

However, so long as Continental is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to the Class B Certificates prior to making distributions in full on the Class G Certificates, even if Continental is in bankruptcy or certain other specified events have occurred.

Control of Mortgagee	The holders of at least a majority of the outstanding principal amount of Equipment Notes will be entitled to direct the Mortgagee in taking action as long as no Indenture Default is continuing. Except under certain circumstances, for purposes of determining who is entitled to act for the holder of the Series G Equipment Note, the Policy Provider shall be deemed the holder of the Series G Equipment Note. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Mortgagee (including in exercising remedies, such as accelerating the Equipment Notes or foreclosing the lien on the collateral securing the Equipment Notes).

The Controlling Party will be:

• Except as provided below, the Policy Provider.

•  If a Policy Provider Default is continuing or if the Policy has been surrendered for cancellation as described under “—Right to Buy Class G Certificates” and the Policy Provider Amounts (other than certain specified amounts) have been paid in full, the Class G Trustee.

•  Upon payment of final distributions to the holders of Class G Certificates and, unless a Policy Provider Default is continuing, of the Policy Provider Amounts (other than certain specified amounts) to the Policy Provider, the Class B Trustee.

• Under certain circumstances, the Primary Liquidity Provider.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes or (b) the bankruptcy of Continental, the Controlling Party may not direct the sale of the Pledged Spare Parts or the Equipment Notes for less than certain specified minimums.

Right to Buy Class G Certificates	If Continental is in bankruptcy or certain other specified events have occurred, the Class B Certificateholders and the Policy Provider have the right to buy the Class G Certificates on the following basis:

• The Class B Certificateholders will have the right to purchase all of the Class G Certificates. Following any such purchase, the purchasing Class B Certificateholders will have the right to surrender the Policy for cancellation (thereby releasing the Policy Provider from its obligations under the Policy), to pay to the Policy Provider all outstanding Policy Provider Amounts (other than certain specified amounts) and to pay to the Primary Liquidity Provider all outstanding Liquidity Obligations, and upon such surrender and payments the Primary Liquidity Facility will be terminated. After any such surrender and payments, the Class G Certificates will no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility.

•  Whether or not the Class B Certificateholders have purchased or elected to purchase the Class G Certificates, the Policy Provider will have the right to purchase all of the Class G Certificates if it is the Controlling Party and no Policy Provider Default is continuing and 120 days have elapsed since the occurrence of any of certain specified default or bankruptcy events involving Continental, and such event is continuing, unless the Policy has been surrendered as described in the preceding item or the Class G Certificateholders elect to surrender the Policy for cancellation and to pay to the Policy Provider all outstanding Policy Provider Amounts (other than certain specified amounts) and to pay to the Primary Liquidity Provider all outstanding Liquidity Obligations. The Class G Certificateholders electing to surrender the Policy and make such payments may do so only upon the purchase of all Class G Certificates (if any) of any Class G Certificateholders that do not elect to surrender the Policy and make such payments. After any such surrender and payments, the Class G Certificates will no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility.

The purchase price in either case described above will be the outstanding balance of the Class G Certificates plus accrued and unpaid interest, without premium, but including any other amounts then due and payable in respect of the Class G Certificates.

Liquidity Facilities For the Class G Certificates	Under the Primary Liquidity Facility for the Class G Trust, the Primary Liquidity Provider will, if necessary, make advances in an aggregate amount, together with amounts payable by the Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility, expected to provide an amount sufficient to pay interest on the Class G Certificates on up to eight successive quarterly Regular Distribution Dates at the applicable interest rate for the Class G Certificates. Drawings under the Primary Liquidity Facility and payments under the Above-Cap Liquidity Facility cannot be used to pay any other amount in respect of the Class G Certificates or any amount in respect of the Class B Certificates. Payments under the Liquidity Facilities are not subject to the subordination provisions applicable to the Certificates.

Upon each drawing under the Primary Liquidity Facility to pay interest on the Class G Certificates, the Subordination Agent will be obligated thereafter to reimburse the Primary Liquidity Provider for the amount of such drawing with any funds subsequently received from Continental, the sale of the Equipment Notes or the Collateral, or otherwise. Such reimbursement obligation and all interest, fees and other amounts owing to the Primary Liquidity Provider under the Primary Liquidity Facility and certain other agreements will rank senior to the Certificates in right of payment.

Policy Coverage for the Class G Certificates	Under the Policy for the Class G Trust, the Policy Provider will honor drawings to cover:

• Any shortfall on any Regular Distribution Date in funds to be distributed as accrued and unpaid interest on the Class G Certificates.

• Any shortfall on the Final Maturity Date in the Final Distributions (other than any unpaid premium or break amount) on the Class G Certificates.

•  Any shortfall in the proceeds from the disposition of the Series G Equipment Note or the remaining Collateral on the related Special Distribution Date from the amount required to pay in full the Pool Balance of the Class G Certificates plus accrued and unpaid interest thereon.

•  If certain payments with respect to the Class G Certificates are by court order determined to be a “preferential transfer” under the Bankruptcy Code or otherwise required to be returned, the amount of such payments.

•  If a payment default exists with respect to the Series G Equipment Note (without giving effect to any acceleration or any payments by any Liquidity Provider or the Policy Provider) for a period of eight consecutive interest periods (regardless of whether the Subordination Agent has received a Special Payment constituting proceeds from the sale of the Series G Equipment Note or any Collateral during such period) and continues to exist on the Regular Distribution Date on which such eighth interest period ends, and on the 25th day following such Regular Distribution Date (or if such 25th day is not a Business Day, the next Business Day), which shall be a Special Distribution Date for the Class G Trust, an amount equal to the then outstanding principal amount of such Equipment Notes (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal) plus accrued and unpaid interest thereon.

The Policy Provider has the right at the end of the 24-month period referred to above, so long as no Policy Provider Default has occurred and is continuing, to elect instead (which election shall be deemed to have been given unless the Policy Provider affirmatively gives notice otherwise or a Policy Provider Default shall have occurred and be continuing):

•  To pay on such Special Distribution Date an amount equal to any shortfall in the scheduled interest that came due on the Series G Equipment Note (determined after the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture) during the 24-month period (after giving effect to the application of funds received from the Policy Provider in connection with a disposition of the Series G Equipment Note or any Collateral and from the Primary Liquidity Facility, the Cash Collateral Account, the Above-Cap Account or, in certain cases, the Policy Provider), and

•  To permit, on each subsequent Regular Distribution Date, drawings under the Policy for an amount equal to the principal (taking into account any adjustments made on account of redemptions, but without regard to any acceleration thereof or any failure to consummate any optional redemption, and determined after the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture) and interest that were to become due on the Series G Equipment Note on the related payment date until paid in full, taking into account certain prior payments of interest by the Policy Provider.

After the Policy Provider has made (or been deemed to have made) such election, (1) on any Business Day other than a Regular Distribution Date elected by the Policy Provider upon 20 days’ notice (which shall be set as a Special Distribution Date for the Class G Trust) or (2) if a Policy Provider Default occurs on any Business Day specified by the Subordination Agent upon 20 days’ notice (which shall be set as a Special Distribution Date for the Class G Trust), the Subordination Agent will request a Policy Drawing for an amount equal to the then outstanding Pool Balance of the Class G Certificates plus accrued and unpaid interest thereon.

Any shortfall for which a drawing under a Policy may be made as described above (except in specified circumstances) will be calculated after the application of funds available through the subordination provisions applicable to the Certificates, drawings under the Primary Liquidity Facility, withdrawals from the Cash Collateral Account and withdrawals from the Above-Cap Account. The Policy will not cover the Class B Certificates.

The Policy Provider is required to honor drawings under the Policy by the Subordination Agent on behalf of the Primary Liquidity Provider for all outstanding drawings under the Primary Liquidity Facility, together with interest thereon, on or after the Business Day which is the earliest to occur of (1) the date on which an Interest Drawing shall have been made under the Primary Liquidity Facility and remains unreimbursed for 24 months, (2) the date on which any Downgrade Drawing, Non-Extension Drawing or Final Drawing that was deposited into the Cash Collateral Account shall have been applied to pay any scheduled payment of interest on the Certificates and remains unreplenished to the Cash Collateral Account or unreimbursed to the Primary Liquidity Provider, as the case may be, for 24 months and (3) the date on which all of the Equipment Notes have been accelerated and remain unpaid for 24 months, in each case disregarding any reimbursements from payments by the Policy Provider and from any Special Payment constituting proceeds from the sale of the Equipment Notes or any Collateral during such 24-month period.

Equipment Notes

(a) Issuer	Continental. The Equipment Notes will be full recourse obligations of Continental.

(b) Interest	The Equipment Note held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. The interest rate on the Series G Equipment Note will be subject to a maximum equal to the Capped Interest Rate only for interest periods commencing on any interest payment date if a payment default under the Indenture has occurred and is continuing on such interest payment date. Interest will be payable on March 2, June 2, September 2 and December 2 of each year, commencing on September 2, 2006. Interest on the Equipment Notes is calculated on the basis of the actual number of days elapsed over a 360-day year. LIBOR is determined from time to time by the Reference Agent as described in “Description of the Equipment Notes—Determination of LIBOR”.

(c) Principal	The entire principal amount of the Series G and Series B Equipment Notes is scheduled for payment on June 2, 2013.

(d) Optional Redemption	Continental may elect to redeem all or (so long as no Payment Default has occurred and is continuing) a portion of the Equipment Notes of any series at any time prior to maturity, except that no Equipment Notes may be redeemed by Continental prior to the third anniversary of the Issuance Date (other than in connection with a redemption to satisfy the maximum Collateral Ratio requirements or minimum Rotable Ratio requirement, or to the extent required as a result of certain reductions in Continental’s aircraft fleet). The redemption price in such case will be the principal amount of the Equipment Notes to be redeemed, together with accrued and unpaid interest and LIBOR break amount, if any.

In addition, in the case of an optional redemption of the Series B Equipment Notes on or after the third anniversary and prior to the fifth anniversary of the Issuance Date (except in connection with a redemption to satisfy the maximum Collateral Ratio requirements or the minimum Rotable Ratio requirement, or to the extent required as a result of certain reductions in Continental’s aircraft fleet), the redemption price will include a Premium equal to the following percentage of the principal amount redeemed:

If redeemed during the year
prior to the anniversary of
the Issuance Date indicated
below
Series B Premium

4th	%
5th	%

In the case of an optional redemption of Equipment Notes prior to the fifth anniversary of the Issuance Date required as a result of certain reductions in Continental’s aircraft fleet, the redemption price will include a Premium equal to the following percentage of the principal amount redeemed:

If redeemed during the year
prior to the anniversary of
the Issuance Date indicated
below	Series G		Series B
	Premium		Premium

		%		%

Notwithstanding the foregoing, so long as the Series G Equipment Note and the obligations to the Policy Provider have not been paid in full, unless the Controlling Party shall otherwise agree, no optional redemption of the Series B Equipment Note may be made unless:

• the maximum Senior Collateral Ratio requirement is then satisfied (after giving effect to any concurrent redemption of the Series G Equipment Note); or

• the Series G Equipment Note is simultaneously redeemed in full.

If Continental gives notice of redemption, it may revoke such redemption by notice to the Mortgagee at least three Business Days prior to the scheduled redemption date.

(e) Security	The Equipment Notes will be secured by a security interest in certain spare parts, as described above in this Prospectus Supplement Summary under “Collateral”.

(f) Maintenance of Collateral Ratios	Continental is required to provide to the Policy Provider, the Mortgagee and the Rating Agencies a semiannual appraisal of the Collateral. If any such appraisal indicates that:

• the ratio of the outstanding principal amount of the Series G Equipment Note to the Collateral value is greater than 45.0%;

• the ratio of the sum of the outstanding principal amount of the Series G Equipment Note and of the Series B Equipment Note to the Collateral value is greater than 75.0%; or

• the ratio of the value of Rotables included in the Collateral to the outstanding principal amount of the Series G Equipment Note is less than 150.0%;

then Continental is required to provide additional collateral or to redeem some or all of the Equipment Notes so that such ratios comply with the applicable maximum Collateral value percentages and the minimum Rotable value percentage.

(g) Section 1110 Protection	Continental’s outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes. In order to satisfy the semiannual loan to Collateral value requirement applicable to the Equipment Notes, Continental may add cash or other collateral that may not be entitled to the benefits of Section 1110, subject to certain limits.

Certain Federal Income Tax Consequences	Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the Equipment Note and other property held by the relevant Trust. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations”.

Transfer Restrictions for Class B Certificates	The Class B Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding.

Rating of the Certificates	It is a condition to the issuance of the Certificates that they be rated by Moody’s and Standard & Poor’s not less than the ratings set forth below:

Standard &
Certificates	Moody’s	Poor’s

Class G	Aaa	AAA
Class B	B1	B+

A rating is not a recommendation to purchase, hold or sell Certificates, because such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency after the Certificates have been issued.

Standard &
		Moody’s	Poor’s

Threshold Rating for the Liquidity Providers	Short Term	P-1	A-1

Primary Liquidity Provider Rating	The Primary Liquidity Provider meets the Threshold Rating requirement.

Above-Cap Liquidity Provider Rating	Morgan Stanley, the parent company of Morgan Stanley Capital Services, meets the Threshold Rating requirement and will guarantee Morgan Stanley Capital Services’ obligations under the Above-Cap Liquidity Facility.

Standard &
		Moody’s	Poor’s

Policy Provider Rating	Financial Strength	Aaa	AAA

SUMMARY FINANCIAL AND OPERATING DATA

The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 2005, 2004 and 2003 are derived from the audited consolidated financial statements of Continental including the notes thereto incorporated by reference in this Prospectus Supplement and should be read in conjunction with those financial statements. The following selected consolidated financial data for the years ended December 31, 2002 and 2001 are derived from the selected financial data contained in Continental’s Annual Report on Form 10-K for the year ended December 31, 2005, incorporated by reference in this Prospectus Supplement, and the audited consolidated financial statements of Continental for the years ended December 31, 2002 and 2001 and should be read in conjunction therewith. The consolidated financial data of Continental for the three months ended March 31, 2006 and 2005 are derived from the unaudited consolidated financial statements of Continental incorporated by reference in this Prospectus Supplement, which include all adjustments (consisting solely of normal recurring accruals, except for nonrecurring adjustments that are separately disclosed in the notes to the unaudited consolidated financial statements) that Continental considers necessary for the fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for year ending December 31, 2006.

	Three Months
	Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003		2002	2001
	(In millions of dollars, except operating data, per share data and ratios)

Financial Data—Operations:(1)(2)
Operating Revenue	$2,947	$2,505	$11,208	$9,899	$9,001		$8,511	$9,049
Operating Expenses	2,936	2,678	11,247	10,137	8,813		8,841	8,921

Operating Income (Loss)	11	(173)	(39)	(238)	188		(330)	128
Non-operating Income (Expense), net	(51)	(13)	(29)	(211)	(2)		(319)	(274)

Income (Loss) before Income Taxes, Minority Interest, and Cumulative Effect of Change in Accounting Principle	(40)	(186)	(68)	(449)	186		(649)	(146)
Income (Loss) before Cumulative Effect of Change in Accounting Principle	(40)	(186)	(68)	(409)	(28)		(462)	(105)
Net Income (Loss)	$(66)	$(186)	$(68)	$(409)	$28		$(462)	$(105)

Earnings (Loss) per Share:
Basic	$(0.46)	$(2.79)	$(0.96)	$(6.19)	$0.43		$(7.19)	$(1.89)

Diluted	$(0.76)	$(2.79)	$(0.97)	$(6.25)	$0.41		$(7.19)	$(1.89)

Shares used for Computation:
Basic	86.7	66.5	70.3	66.1	65.4		64.2	55.5
Diluted	86.7	66.5	70.3	66.1	65.6		64.2	55.5
Ratio of Earnings to Fixed Charges(3)	—	—	—	—	1.14	x	—	—

	Three Months
	Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(In millions of dollars, except operating data, per share data and ratios)

Statistical Information:
Mainline Operations:
Passengers (thousands)(4)	11,486	10,598	44,939	42,743	40,613	41,777	45,064
Revenue passenger miles (millions)(5)	18,018	16,159	71,261	65,734	59,165	59,349	61,140
Available seat miles (millions)(6)	20,035	20,845	89,647	84,672	78,385	80,122	84,485
Cargo ton miles (millions)	263	260	1,018	1,026	917	908	917
Passenger load factor(7)	78.2%	77.5%	79.5%	77.6%	75.5%	74.1%	72.4%
Passenger revenue per available seat mile (cents)	9.43	8.98	9.32	8.82	8.79	8.67	9.03
Total revenue per available seat mile (cents)	10.63	10.18	10.46	9.83	9.81	9.41	9.68
Average yield per revenue passenger mile (cents)(8)	12.06	11.59	11.73	11.37	11.64	11.71	12.48
Average segment fare per revenue passenger	$191.29	$179.51	$188.67	$177.90	$172.83	$169.37	$172.50
Operating cost per available seat mile including special charges (cents)(9)	10.35	10.57	10.22	9.84	9.53	9.63	9.34
Average price per gallon of fuel, including fuel taxes (cents)	190.43	145.30	177.55	119.01	91.40	74.01	82.48
Fuel gallons consumed (millions)	347	324	1,376	1,333	1,257	1,296	1,426
Actual aircraft in fleet at end of period(10)	360	348	356	349	355	366	352
Average length of aircraft flight (miles)	1,400	1,350	1,388	1,325	1,270	1,225	1,185
Average daily utilization of each aircraft (hours)(11)	10:42	10:09	10:31	9:55	9:19	9:29	10:19

Regional Operations(12):
Passengers (thousands)(4)	4,108	3,524	16,076	13,739	11,445	9,264	8,354
Revenue passenger miles (millions)(5)	2,318	1,953	8,938	7,417	5,769	3,952	3,388
Available seat miles (millions)(6)	3,082	2,740	11,973	10,410	8,425	6,219	5,437
Passenger load factor(7)	75.2%	71.3%	74.7%	71.3%	68.5%	63.5%	62.3%
Passenger revenue per available seat mile (cents)	16.54	14.37	15.67	15.09	15.31	15.45	15.93
Actual aircraft in fleet at end of period(10)	270	250	266	245	224	188	170

Consolidated Operations (Mainline and Regional):
Passengers (thousands)(4)	15,594	14,122	61,015	56,482	52,058	51,041	53,418
Revenue passenger miles (millions)(5)	20,336	18,112	80,199	73,151	64,934	63,301	64,528
Available seat miles (millions)(6)	26,117	23,585	101,620	95,082	86,810	86,341	89,922
Passenger load factor(7)	77.9%	76.8%	78.9%	76.9%	74.8%	73.3%	71.8%
Passenger revenue per available seat mile (cents)	10.27	9.61	10.07	9.51	9.42	9.16	9.45
Average yield per revenue passenger mile (cents)(8)	13.19	12.51	12.76	12.36	12.60	12.49	13.17

	As of	As of
	March 31,	December 31,
	2006	2005
	(In millions of dollars)

Financial Data—Balance Sheet:
Assets:
Cash, Cash Equivalents, including Restricted Cash, and Short-Term Investments	$2,257	$2,198
Other Current Assets	1,476	1,229
Total Property and Equipment, net	6,168	6,086
Routes and Airport Operating Rights, net	614	617
Other Assets	410	399

Total Assets	$10,925	$10,529

Liabilities and Stockholders’ Equity (Deficit):
Current Liabilities	$4,162	$3,399
Long-Term Debt and Capital Leases	4,671	5,057
Deferred Credits and Other Long-Term Liabilities	1,872	1,847
Stockholders’ Equity (Deficit)	220	226

Total Liabilities and Stockholders’ Equity	$10,925	$10,529

(1)	Consolidated amounts include ExpressJet’s operating results for the years ended December 31, 2001 and December 31, 2002. In 2003, ExpressJet is consolidated through November 12, 2003 and reported using the equity method of accounting thereafter.

(2)	Includes the following special income (expense) items (in millions):

	Three Months
	Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001

Operating revenue:
Change in expected redemption of frequent flyer mileage credits sold	$—	$—	$—	$—	$24	$—	$—
Operating (expense) income:
Fleet retirement and impairment	7	—	16	(87)	(86)	(242)	(61)
Air Transportation Safety and System Stabilization Act grant	—	—	—	—	—	(12)	417
Security fee reimbursement	—	—	—	—	176	—	—
Pension curtailment/settlement charges	(15)	(43)	(83)	—	—	—	—
Severance and other special charges	—	—	—	—	(14)	—	(63)
Surrender of restricted stock units	14	—	—	—	—	—	—
Termination of 1993 service agreement with United Micronesia Development Association	—	—	—	(34)	—	—	—
Frequent flyer reward redemption cost adjustment	—	—	—	(18)	—	—	—
Nonoperating (expense) income:
Gains on investments	—	51	204	—	305	—	—
Impairment of investments	—	—	—	—	—	—	(22)
Cumulative Effect of Change in Accounting Principle	(26)	—	—	—	—	—	—

(3)	For purposes of calculating this ratio, earnings consist of income before income taxes and cumulative effect of changes in accounting principles adjusted for undistributed income of companies in which Continental has a minority equity interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expenses, the portion of rental expense representative of interest expense, the amount amortized for debt discount, premium and issuance expense and interest previously capitalized. For the three months ended March 31, 2006 and 2005, and the years ended December 31, 2005, 2004, 2002 and 2001, earnings were inadequate to cover fixed charges and the coverage deficiency was $44 million, $192 million, $102 million, $490 million, $658 million and $161 million, respectively.

(4)	Revenue passengers measured by each flight segment flown.

(5)	The number of scheduled miles flown by revenue passengers.

(6)	The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(7)	Revenue passenger miles divided by available seat miles.

(8)	The average revenue received for each passenger mile flown.

(9)	Includes operating expense special items noted in (2). These special items increased (decreased) operating cost per available seat mile by (0.03), 0.20, 0.07, 0.16, (0.11), 0.25 and (0.36) cents in each of the periods, respectively.

(10)	Excludes aircraft that were removed from service.

(11)	The average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

(12)	These statistics reflect operations of Continental Express (as operated by ExpressJet). Pursuant to a capacity purchase agreement, Continental currently purchases all of ExpressJet’s available seat miles for a negotiated price.

RISK FACTORS

Risk Factors Relating to the Company

Continental Continues to Experience Significant Losses

Since September 11, 2001, Continental has incurred significant losses. Continental reported a net loss of $68 million in 2005 and a net loss of $66 million the first quarter of 2006. Losses of the magnitude incurred by Continental since September 11, 2001 are not sustainable if they continue. These losses are primarily attributable to decreased yields on passenger revenue since September 11, 2001 and record high fuel prices. Although the current U.S. domestic network carrier environment is improving as several of Continental’s network competitors reduce domestic capacity and as carriers have increased fares in response to record-high fuel prices, those fare increases have not fully offset the substantially higher fuel prices, which continue to pressure all carriers. Further increases in jet fuel prices or disruptions in fuel supplies, whether as a result of natural disasters or otherwise, could have a material adverse effect on Continental’s results of operations, financial condition or liquidity. Among the many factors that threaten Continental are the continued rapid growth of low-cost carriers and resulting pressure on domestic fares, high fuel costs, excessive taxation and significant pension liabilities.

Record High Fuel Prices Are Materially and Adversely Affecting Continental’s Operating Results

Fuel costs, which are currently at historically high levels, constitute a significant portion of Continental’s operating expenses. Mainline fuel costs represented approximately 26.7% and 27.7% of Continental’s mainline operating expenses for the year ended December 31, 2005 and the first quarter of 2006, respectively. Continental expects that fuel expense will be its single largest operating expense item in 2006. Based on gallons expected to be consumed in 2006, for every one dollar increase in the price of a barrel of crude oil, Continental’s annual fuel expense would increase by approximately $43 million. Continental’s fuel expense could further increase if the refining margin (the component of the price of jet fuel attributable to the refining of crude oil into jet fuel) increases above current levels.

Continental is also at risk for all of ExpressJet’s fuel costs, as well as a margin on ExpressJet’s fuel costs up to a negotiated cap of 71.2 cents per gallon, under Continental’s capacity purchase agreement and a related fuel purchase agreement with ExpressJet.

Fuel prices and supplies are influenced significantly by international political and economic circumstances, such as increasing demand by developing nations, unrest in Iraq and current diplomatic tension between the U.S. and Iran concerning Iran’s nuclear energy development, as well as OPEC production curtailments, a disruption of oil imports, other conflicts or instability in the Middle East or other oil producing regions, environmental concerns, weather and other unpredictable events. Further, Hurricane Katrina and Hurricane Rita caused widespread disruptions in 2005 to oil production, refinery operations and pipeline capacity in portions of the U.S. Gulf Coast. As a result of these disruptions, the price of jet fuel increased significantly and the availability of jet fuel supplies was diminished. A significant portion of the increase in the price of jet fuel immediately following Hurricane Katrina and Hurricane Rita was attributable to an increase in the refining margin.

From time to time Continental enters into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term hedge protection (generally three to six months) against sudden and significant increases in jet fuel prices. As of March 31, 2006, Continental had hedged approximately 17% of its projected fuel requirements for the second quarter of 2006. Further increases in jet fuel prices or disruptions in fuel supplies, whether as a result of natural disasters or otherwise, could have a material adverse effect on our results of operations, financial condition or liquidity.

Continental’s High Leverage May Affect its Ability to Satisfy its Significant Financing Needs or Meet its Obligations

As is the case with its principal competitors, Continental has a high proportion of debt compared to its equity capital.

As of March 31, 2006 Continental had approximately:

•	$5.4 billion (including current maturities) of long-term debt and capital lease obligations.

•	$220 million of stockholders’ equity.

•	$2.3 billion in consolidated cash, cash equivalents and short-term investments (of which $245 million is restricted cash).

Continental’s combined long-term debt and capital lease obligations coming due in the remainder of 2006 total approximately $458 million, and Continental has significant amounts coming due in 2007 and thereafter. Continental also has significant operating lease and facility rental costs. For the year ended December 31, 2005, annual aircraft and facility rental expense under operating leases was $1.4 billion.

In addition, Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft and related spare engines. As of March 31, 2006, Continental had firm commitments for 54 new aircraft from The Boeing Company (“Boeing”), with an estimated cost of $2.6 billion, and options to purchase 30 additional Boeing aircraft. Continental is scheduled to take delivery of six new 737-800 aircraft in 2006, with delivery of the remaining 48 new Boeing aircraft occurring from 2007 through 2011.

Continental has backstop financing for the six 737-800 aircraft to be delivered in the remainder of 2006 and two 777-200ER aircraft to be delivered in 2007. By virtue of these agreements, Continental has financing available for all Boeing aircraft scheduled to be delivered through 2007. However, Continental does not have backstop financing or any other financing currently in place for the remainder of the aircraft. Further financing will be needed to satisfy Continental’s capital commitments for its firm aircraft and other related capital expenditures. Continental can provide no assurance that sufficient financing will be available for the aircraft on order or other related capital expenditures, or for its capital expenditures in general.

At March 31, 2006, Continental’s senior unsecured debt ratings were Caa2 by Moody’s and CCC+ by Standard & Poor’s. Reductions in Continental’s credit ratings may increase the cost and reduce the availability of financing to Continental in the future. Continental does not have any debt obligations that would be accelerated as a result of a credit rating downgrade. However, Continental would have to post additional collateral of approximately $70 million under its bank-issued credit card processing agreement if its senior unsecured debt rating falls below Caa3 as rated by Moody’s or CCC− as rated by Standard & Poor’s. Continental would also be required to post additional collateral of up to $27 million under its workers’ compensation program if Continental’s senior unsecured debt rating falls below Caa2 as rated by Moody’s or CCC+ as rated by Standard & Poor’s.

Continental’s bank-issued credit card processing agreement also contains financial covenants which require, among other things, that Continental maintain a minimum EBITDAR (generally, earnings before interest, taxes, depreciation, amortization, aircraft rentals and income from affiliates, adjusted for certain special items) to fixed charges (interest and aircraft rentals) ratio of 0.9 to 1.0 through June 30, 2006 and 1.1 to 1.0 thereafter. The liquidity covenant requires Continental to maintain a minimum level of $1.0 billion of unrestricted cash and short-term investments and a minimum ratio of unrestricted cash and short-term investments to current liabilities at each month end of 0.27 to 1.0 through June 30, 2006 and 0.29 to 1.0 thereafter. Although Continental is currently in compliance with all of the covenants, failure to maintain compliance would result in Continental’s being required to post up to an additional $415 million of cash collateral, which would adversely affect its liquidity. Depending on Continental’s unrestricted cash and short-term investments balance at the time, the posting of a significant amount of cash collateral could cause Continental’s unrestricted cash and short-term investments balance to fall below the $1.0 billion minimum balance requirement under its $350 million secured loan facility, resulting in a default under such facility.

Continental has noncontributory defined benefit pension plans in which substantially all of its U.S. employees participate, other than employees of its subsidiaries Chelsea Food Services and CMI employees. Continental contributed $6 million to its defined benefit pension plans during the first quarter of 2006 and an additional $91 million on April 11, 2006. Including these contributions, based on current assumptions and applicable law, Continental will be required to contribute in excess of $1.5 billion to its defined benefit pension plans over the next ten years, including a total of $258 million in 2006, to meet its minimum funding obligations.

Continental’s Labor Costs May Not be Competitive and Could Threaten Its Future Liquidity

Labor costs constitute a significant percentage of Continental’s total operating costs. Labor costs (including employee incentives) constituted 23.6% and 22.9% of Continental’s total operating expenses for the year ended December 31, 2005 and the first quarter of 2006, respectively. All of the major hub-and-spoke carriers with whom Continental competes have achieved significant labor cost reductions, whether in or out of bankruptcy. Even given the effect of pay and benefit cost reductions Continental implemented beginning in April 2005, Continental believes that its wages, salaries and benefits cost per available seat mile, measured on a stage length adjusted basis (“labor CASM”), will continue to be higher than that of many of its competitors. Although Continental enjoys generally good relations with its employees, Continental can provide no assurance that it will not experience labor disruptions in the future. Any disruptions which result in a prolonged significant reduction in flights would have a material adverse impact on Continental’s results of operations or financial condition.

A Significant Failure or Disruption of the Computer Systems on Which Continental Relies Could Adversely Affect Its Business

Continental depends heavily on computer systems and technology to operate its business, such as flight operations systems, communications systems, airport systems and reservations systems (including continental.com and third party global distribution systems). These systems could suffer substantial or repeated disruptions due to events beyond Continental’s control, including natural disasters, power failures, terrorist attacks, equipment or software failures and computer viruses and hackers. Any such disruptions could materially impair Continental’s flight and airport operations and its ability to market its services, and could result in increased costs, lost revenue and the loss or compromise of important data. Although Continental has taken measures in an effort to reduce the adverse effects of certain potential failures or disruptions, if these steps are not adequate to prevent or remedy the risks, Continental’s business may be materially adversely affected.

Risk Factors Relating to the Airline Industry

Additional Terrorist Attacks or International Hostilities May Further Adversely Affect Continental’s Financial Condition, Results of Operations and Liquidity

As described in greater detail in Continental’s filings with the Securities and Exchange Commission (the “Commission”), the terrorist attacks of September 11, 2001 involving commercial aircraft severely and adversely affected Continental’s financial condition, results of operations and liquidity, and the airline industry generally. Additional terrorist attacks, even if not made directly on the airline industry, or the fear of such attacks (including elevated national threat warnings or selective cancellation or redirection of flights due to terror threats), could negatively affect Continental and the airline industry. The potential negative effects include increased security, insurance and other costs for Continental, higher ticket refunds and decreased ticket sales. The war in Iraq further decreased demand for air travel during the first half of 2003, especially in transatlantic markets, and additional international hostilities could potentially have a material adverse impact on Continental’s financial condition, results of operations or liquidity. Continental’s financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or other international hostilities involving the United States.

The Airline Industry is Highly Competitive and Susceptible to Price Discounting and Fluctuations in Passenger Demand

The U.S. airline industry is increasingly characterized by substantial price competition, especially in domestic markets. Carriers use discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental’s competitors have substantially greater financial resources, including hedges against fuel price increases, or lower cost structures than Continental has, or both. In recent years, the domestic market share held by low cost carriers has increased significantly and is expected to continue to increase, which is dramatically changing the airline industry. The increased market presence of low cost carriers has increased competition and impacted the ability of the network carriers to maintain sufficient pricing structures in domestic markets, which negatively affects profitability. This has contributed to the dramatic losses for Continental and the airline industry generally. For example, a low-cost carrier began to directly compete with Continental on flights between Liberty International and destinations in Florida in 2005. Continental is responding vigorously to this challenge, but has experienced decreased yields on affected flights. Continental cannot predict whether or for how long these trends will continue.

In addition to price competition, airlines also compete for market share by increasing the size of their route system and the number of markets they serve. Several of Continental’s domestic competitors have announced aggressive plans to expand into international markets, including some destinations that Continental currently serves. The increased competition in these international markets, particularly to the extent Continental’s competitors engage in price discounting, may have a material adverse effect on Continental’s results of operations, financial condition or liquidity.

Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand is influenced by, among other things, the state of the global economy and domestic and international events such as terrorism, hostilities involving the United States or concerns about exposure to contagious diseases (such as SARS or avian flu). The September 11, 2001 terrorist attacks, the weak economy prior to 2004, turbulent international events (including the war in Iraq and the SARS outbreak), high fuel prices and extensive price discounting by carriers have resulted in dramatic losses for Continental and the airline industry generally. To the extent that future events of this nature negatively impact passenger travel behavior or fare levels, such events may have a material adverse effect on Continental’s results of operations, financial condition or liquidity.

Delta Air Lines, Inc. (“Delta”), Northwest Airlines, Inc. (“Northwest Airlines”) and several small competitors have filed for bankruptcy protection, and other carriers could file for bankruptcy or threaten to do so to reduce their costs. US Airways Group, Inc. and, more recently, United Air Lines, Inc., have emerged from bankruptcy. Carriers operating under bankruptcy protection may be in a position to operate in a manner adverse to Continental, and could emerge from bankruptcy as more vigorous competitors with substantially lower costs than Continental’s.

Since its deregulation in 1978, the U.S. airline industry has undergone substantial consolidation, and may experience additional consolidation in the future. Continental routinely monitors changes in the competitive landscape and engages in analysis and discussions regarding its strategic position, including alliances, asset acquisitions and business combination transactions. Continental has had, and expects to continue to have, discussions with third parties regarding strategic alternatives. The impact of any consolidation within the U.S. airline industry cannot be predicted at this time.

Additional Security Requirements May Increase Continental’s Costs and Decrease Its Traffic

Since September 11, 2001, the Department of Homeland Security (“DHS”) and Transportation Security Administration have implemented numerous security measures that affect airline operations and costs, and are likely to implement additional measures in the future. Most recently, DHS has begun to implement the US-VISIT program (a program of fingerprinting and photographing foreign visa holders), announced that it will implement greater use of passenger data for evaluating security measures to be taken with respect to individual passengers, expanded the use of federal air marshals on Continental’s flights (thus displacing additional revenue passengers and causing increased customer complaints from displaced passengers), begun investigating a requirement to install aircraft security systems (such as active devices on commercial aircraft as countermeasures against portable surface to air missiles) and expanded cargo and baggage screening. DHS has also required certain flights to be cancelled on short notice for security reasons, and has required certain airports to remain at higher security levels than other locations.

In addition, foreign governments also have begun to institute additional security measures at foreign airports that Continental serves, out of their own security concerns or in response to security measures imposed by the U.S.

A large part of the costs of these security measures is borne by the airlines and their passengers, and Continental believes that these and other security measures have the effect of decreasing the demand for air travel and the attractiveness of air transportation as compared to other modes of transportation in general. Security measures imposed by the U.S. and foreign governments after September 11, 2001 have increased Continental’s costs and therefore adversely affected Continental’s financial results, and additional measures taken in the future may result in similar adverse effects.

Expanded Government Regulation Could Further Increase Continental’s Operating Costs and Restrict Its Ability to Conduct Its Business

As evidenced by the security measures discussed above, airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenue. The Federal Aviation Administration (the “FAA”) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Continental expects to continue incurring expenses to comply with the FAA’s regulations.

Many aspects of airlines’ operations also are subject to increasingly stringent federal, state and local laws protecting the environment. Future regulatory developments in the U.S. and abroad could adversely affect operations and increase operating costs in the airline industry. For example, potential future actions that may be taken by the U.S. government, foreign governments, or the International Civil Aviation Organization to limit the emission of greenhouse gases by the aviation sector are unknown at this time, but the impact to Continental and its industry is likely to be adverse and could be significant.

Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. Continental cannot provide assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect it.

Continental’s Results of Operations Fluctuate due to Seasonality and Other Factors Associated with the Airline Industry

Due to greater demand for air travel during the summer months, revenue in the airline industry in the second and third quarters of the year is generally stronger than revenue in the first and fourth quarters of the year for most U.S. air carriers. Continental’s results of operations generally reflect this seasonality, but also have been impacted by numerous other factors that are not necessarily seasonal, including excise and similar taxes, weather, air traffic control delays and general economic conditions, as well as the other factors discussed above. For example, in the third quarter of 2005, Hurricanes Katrina and Rita disrupted Continental’s operations and resulted in unprecedented high prices and diminished supplies of jet fuel. As a result, Continental’s operating results for a quarterly period are not necessarily indicative of operating results for an entire year, and historical operating results are not necessarily indicative of future operating results.

Risk Factors Relating to the Certificates and the Offering

Appraisal and Realizable Value of Collateral

Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting firm (“SH&E”), has prepared an appraisal of the spare parts of the types included in the Collateral owned by Continental as of December 25, 2005. A report, dated February 16, 2006, summarizing such appraisal is annexed to this Prospectus Supplement as Appendix II. The appraisal is subject to a number of assumptions and limitations and was prepared based on certain specified methodologies. In preparing its appraisal, SH&E conducted only a limited physical inspection of certain locations at which Continental maintains the spare parts. An appraisal that is subject to other assumptions and limitations and based on other methodologies may result in valuations that are materially different from those contained in SH&E’s appraisal. See “Description of the Appraisal”.

Continental is required to provide to the Policy Provider, the Mortgagee and the Rating Agencies a semiannual appraisal of the Collateral. If any such subsequent appraisal indicates that the ratio of the outstanding principal amount of the Series G Equipment Note to the Collateral value is greater than 45.0%, that the ratio of the sum of the outstanding principal amount of the Series G Equipment Note and of the Series B Equipment Note to the Collateral

value is greater than 75.0% or that the ratio of Rotables included in the Collateral to the outstanding principal amount of the Series G Equipment Note is less than 150.0%, Continental is required to provide additional collateral or to redeem some or all of the Equipment Notes so that the loan to collateral values are not greater than the applicable maximum percentage and the Rotables to loan value is not less than the applicable minimum percentage. See “Description of the Equipment Notes—Collateral”.

An appraisal is only an estimate of value. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Collateral may be less than its appraised value. The value of the Collateral if remedies are exercised under the Indenture will depend on market and economic conditions, the supply of similar spare parts, the availability of buyers, the condition of the Collateral and other factors. In addition, since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to Equipment Notes and the Collateral would equal the appraised value of the Collateral or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.

As discussed under “Risk Factors Relating to the Airline Industry—The Airline Industry is Highly Competitive and Susceptible to Price Discounting and Fluctuations in Passenger Demand”, in recent years the airline industry has suffered substantial losses and several major U.S. air carriers have filed for bankruptcy protection. In response to adverse market conditions, many air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy. Any such reduction of aircraft of the same models as the models of aircraft on which the spare parts included in the Collateral may be installed or used could adversely affect the value of the Collateral.

Control over Collateral; Sale of Equipment Notes

If an Indenture Default is continuing, subject to certain conditions, the Mortgagee will be directed by the “Controlling Party” in exercising remedies under the Indenture, including accelerating the Equipment Notes or foreclosing the lien on the Collateral. See “Description of the Certificates — Indenture Defaults and Certain Rights Upon an Indenture Default”.

The Controlling Party will be:

•	The Policy Provider (except as provided below).

•	If a Policy Provider Default is continuing or if the Policy has been surrendered for cancellation (thereby releasing the Policy Provider from its obligations under the Policy) and the Policy Provider Amounts (other than certain specified amounts) have been paid in full, the Class G Trustee.

•	Upon payment of Final Distributions to Class G Certificateholders and (unless a Policy Provider Default is continuing) of the Policy Provider Amounts (other than certain specified amounts) to the Policy Provider, the Class B Trustee.

•	Under certain circumstances, the Primary Liquidity Provider.

During the continuation of any Indenture Default, the Controlling Party may direct the sale of the Equipment Notes, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Sale of Pledged Spare Parts or Equipment Notes”. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party directs the sale of any Equipment Notes for less than their outstanding principal amount, the Class B Certificateholders (and, if payments required to be made under the Policy are not made, perhaps the Class G Certificateholders) will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Trustee or, in the case of the Class B Certificateholders, the Policy Provider.

Influence of the Policy Provider

Amendments, modifications and waivers of the Indenture and the other Operative Agreements require the consent of the holders of a majority of the outstanding principal amount of the Equipment Notes, subject to certain limited exceptions. See “Description of the Equipment Notes—Modification of Indenture and Other Operative Agreements”. The Series G Equipment Note will constitute a majority of the outstanding principal amount of the Equipment Notes through the Final Expected Distribution Date, unless prepaid earlier at the option of Continental. See “Description of the Certificates—Pool Factors”. So long as the Final Distributions on the Class G Certificates have not been made or any Policy Provider Obligations or Policy Expenses remain outstanding and no Policy Provider Default has occurred and is continuing, the Policy Provider will direct the vote of the Series G Equipment Note. See “Description of the Intercreditor Agreement—Voting of Equipment Notes”. Accordingly, it is expected that the Policy Provider will have control over any such amendments, modifications and waivers. In addition, after the occurrence and during the continuance of an Indenture Default, the Mortgagee will be directed in taking, or refraining from taking, any action under the Indenture by the Controlling Party. The Policy Provider will be the Controlling Party, subject to certain exceptions. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Ratings of the Certificates

It is a condition to the issuance of the Certificates that the Class G Certificates be rated not lower than Aaa by Moody’s and AAA by Standard & Poor’s and the Class B Certificates be rated not lower than B1 by Moody’s and B+ by Standard & Poor’s. A rating is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may not remain unchanged for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future (including the downgrading of Continental, any Liquidity Provider or the Policy Provider) so warrant.

The Rating Agencies base (i) the rating of the Class G Certificates solely on the rating of the Policy Provider and the availability of the Policy and (ii) the rating of the Class B Certificates primarily on the default risk of the Series B Equipment Note, the value provided by the Collateral securing the Equipment Notes and the subordination provisions applicable to the Certificates. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any Premium or Break Amount) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the Final Maturity Date. The ratings do not address the possibility of certain defaults, optional redemptions or other circumstances, which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date. Standard & Poor’s has indicated that its rating on the Class G Certificates would be withdrawn if the Policy Provider were released from its obligations under the Policy by the Class B Certificateholders in connection with their purchase of the Class G Certificates.

Maximum Interest Rate on Class G Certificates if Continental Defaults

If there is a Payment Default under the Indenture and such Payment Default is continuing on a Regular Distribution Date, the interest rate on the Series G Equipment Note for the interest period commencing on such Regular Distribution Date will be subject to a maximum equal to the Capped Interest Rate. The amounts available for any such interest period under the Liquidity Facilities and the Policy for the payment of accrued interest with respect to the Class G Certificates are limited by the same maximum rate. Accordingly, if Continental fails to make a payment under the Indenture when due, the interest rate on the Series G Equipment Note and, accordingly, the amount that the Class G Trustee may draw under the Liquidity Facilities and the Policy (or, if applicable, withdraw from the Cash Collateral Account) to make the next interest payment with respect to the Class G Certificates will be capped at such maximum rate. The Class G Certificateholders will not have a claim for interest at a rate above the Capped Interest Rate with respect to any period during which the Capped Interest Rate is in effect.

Above-Cap Liquidity Facility for the Class G Certificates

The Above-Cap Liquidity Facility provides that upon (i) a downgrading of the Above-Cap Liquidity Provider below the applicable Threshold Rating or (ii) the occurrence of certain other events relating to certain changes in law or other circumstances, unless the Above-Cap Liquidity Facility is replaced by a replacement Above-Cap Liquidity Facility, the Above-Cap Liquidity Facility shall be terminated. The Above-Cap Liquidity Provider will have the right to replace the Above-Cap Liquidity Facility by a replacement Above-Cap Liquidity Facility or to terminate the Above-Cap Liquidity Facility upon the occurrence of certain events relating to deduction or withholding for tax. If the Above-Cap Liquidity Facility is so terminated, the Above-Cap Liquidity Provider is required to deposit into the Above-Cap Collateral Account a termination payment expected to be sufficient to cover one future payment under the Above-Cap Liquidity Facility, assuming that LIBOR will not exceed 20%. See “Description of the Liquidity Facilities for the Class G Certificates—Above-Cap Liquidity Facility—Payments”. Thus, after the Above-Cap Liquidity Facility has been terminated, if LIBOR at any time exceeds 20% or if more than one payment is to be made from the Above-Cap Collateral Account, there can be no assurance that the amounts available in the Above-Cap Collateral Account would be sufficient to cover any interest shortfall on the Class G Certificates as otherwise described herein.

Certain Limitations With Respect to the Collateral

The Equipment Notes will be secured by a lien on the Pledged Spare Parts. See “Description of the Equipment Notes—Collateral”. However, the lien will not apply to a spare part for as long as it is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition, since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of Continental’s business, the quantity of spare parts included in the Collateral and their appraised value will change over time.

Continental is required to keep the Pledged Spare Parts at certain Designated Locations, subject to certain exceptions. See “Description of the Equipment Notes—Collateral—Designated Locations”. The lien of the Equipment Notes will not apply to any spare part not located at a Designated Location.

Continental is required to provide to the Policy Provider, the Trustees and the Rating Agencies a semiannual appraisal of the Collateral. If any such subsequent appraisal indicates that the ratio of the outstanding principal amount of the Series G Equipment Note to the Collateral value is greater than 45.0%, that the ratio of the sum of the outstanding principal amount of the Series G Equipment Note and of the Series B Equipment Note to the Collateral value is greater than 75.0% or that the ratio of Rotables included in the Collateral to the outstanding principal amount of the Series G Equipment Note is less than 150.0%, Continental is required to provide additional collateral or to redeem some or all of the Equipment Notes so that the loan to Collateral values are not greater than the applicable maximum percentage and the Rotables to loan value is not less than the applicable minimum percentage. In order to satisfy this requirement, Continental may grant a lien on additional Qualified Spare Parts, spare parts relating to Boeing model 787 aircraft (in the first such instance, subject to the approval of the Policy Provider), cash or certain investment securities. In addition, Continental may grant a lien on other collateral, provided that the Policy Provider agrees and each Rating Agency confirms that the use of such additional collateral will not result in a reduction of the rating of the Class G Certificates or Class B Certificates below the then current rating for such Certificates (determined in the case of the Class G Certificates without regard to the Policy) or a withdrawal or suspension of the rating of such Certificates. See “Description of the Equipment Notes—Collateral”. Section 1110 of the U.S. Bankruptcy Code, which provides special rights to holders of liens with respect to certain equipment (see “Description of the Equipment Notes—Remedies”), would apply to any such additional Qualified Spare Parts and spare parts relating to Boeing model 787 aircraft but would not apply to any such cash or investment securities. In addition, Section 1110 may not apply to such other collateral, depending on the circumstances.

Any such grant of a lien on cash, investment securities or other collateral or redemption of Equipment Notes by Continental could be subject to avoidance as a “preference” under Section 547 of the U.S. Bankruptcy Code if (1) it occurred within 90 days of a bankruptcy filing by Continental (or one year in the case of a redemption of Equipment Notes held by an “insider” of Continental within the meaning of the U.S. Bankruptcy Code) and (2) it enabled the holders of such Equipment Notes to receive more than they would receive if Continental were liquidated under Chapter 7 of the U.S. Bankruptcy Code and the grant of additional collateral or the redemption of such Equipment

Notes had not occurred, which would likely be the case if, at the time of the grant or redemption, such Equipment Notes are undersecured.

Limited Ability to Resell the Certificates

Prior to this offering, there has been no public market for the Certificates. Neither Continental nor either Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriter may assist in resales of the Certificates, but it is not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

In addition, the Class B Certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding. This additional restriction may make it more difficult for you to resell any of your Class B Certificates, even if a secondary market does develop.

Risk Factors Relating to the Policy Provider

If the Financial Condition of the Policy Provider Declines, the Rating of the Class G Certificates May Decline

The rating by each Rating Agency of the Class G Certificates is based on the existence of the Policy that insures the complete and timely payment of interest relating to the Class G Certificates on each Regular Distribution Date and the payment of outstanding principal of the Class G Certificates no later than the Final Maturity Date. Financial Guaranty Insurance Company, the Policy Provider, will issue the Policy. If the Policy Provider’s financial condition declines or if it becomes insolvent, the Subordination Agent may be unable to recover the full amount due under the Policy. In addition, such a decline or insolvency could lead a Rating Agency to downgrade the ratings of the Class G Certificates because of a concern that the Policy Provider may be unable to make payments to the holders of the Class G Certificates under the Policy. For a discussion of the financial information generally available relating to the Policy Provider, see “Description of the Policy Provider”. For certain financial statements of the Policy Provider, see Appendix III “Policy Provider Financial Statements”.

Policy Protection is Limited

Although the Subordination Agent may make drawings under the Policy for interest payments relating to the Class G Certificates on each Regular Distribution Date, the Subordination Agent may not make drawings for principal payments until the Final Maturity Date except in certain limited circumstances. This limits the protection afforded to holders of Class G Certificates by the Policy.

The Class B Certificates will not have the benefit of the Policy or any other insurance policy covering payments on the Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Certificates will be used at the time of such sale to acquire Equipment Notes issued by Continental. Continental will use most of the proceeds from the sale of the Equipment Notes to redeem its outstanding Floating Rate Secured Notes Due 2007, which bear interest at USD 3-month LIBOR plus 0.9% per annum, and Floating Rate Secured Subordinated Notes Due 2007, which bear interest at USD 3-month LIBOR plus 7.5% per annum (or, if Continental has funded such redemption prior to receipt of such proceeds, to reimburse Continental for such funding). The outstanding principal amount of the notes to be redeemed was $291.5 million as of March 31, 2006, and the aggregate redemption price will be approximately $           million, including accrued interest, LIBOR breakage costs and, in the case of the Floating Rate Secured Subordinated Notes, a premium. The notes to be redeemed are secured by the Collateral that will secure the Equipment Notes. The proceeds in excess of the amount used with respect to the redemption of the outstanding notes will be used by Continental for general corporate purposes.

THE COMPANY

Continental Airlines, Inc. (“Continental” or the “Company”) is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the world’s sixth largest airline (as measured by the number of scheduled miles flown by revenue passengers, known as revenue passenger miles, in 2005). Together with ExpressJet Airlines, Inc. (operating as Continental Express and referred to in this Prospectus Supplement as “ExpressJet”), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which Continental purchases seat capacity, and Continental’s wholly owned subsidiary, Continental Micronesia, Inc. (“CMI”), Continental operates more than 2,500 daily departures. As of March 31, 2006, Continental flew to 133 domestic and 123 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly served 23 European cities, nine South American cities, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of March 31, 2006. In addition, Continental provides service to more destinations in Mexico and Central America than any other United States airline, serving 41 cities. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. The Company’s executive offices are located at 1600 Smith Street, Houston, Texas 77002. The Company’s telephone number is (713) 324-2950.

Domestic Operations

Continental operates its domestic route system primarily through its hubs in the New York metropolitan area at Newark Liberty International Airport (“Liberty International”), in Houston, Texas at George Bush Intercontinental Airport (“Bush Intercontinental”) and in Cleveland, Ohio at Hopkins International Airport (“Hopkins International”). Continental’s hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of March 31, 2006, Continental operated 71% of the average daily departures from Liberty International, 89% of the average daily departures from Bush Intercontinental, and 66% of the average daily departures from Hopkins International (in each case including regional jets flown for Continental by ExpressJet). Each of Continental’s domestic hubs is located in a large business and population center, contributing to a high volume of “origin and destination” traffic.

International Operations

Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean, as well as Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo. Continental also provides service to numerous other destinations through codesharing arrangements with other carriers and has extensive operations in the western Pacific conducted by CMI. As measured by 2005 available seat miles, approximately 45% of Continental’s mainline operations (flights using jets with a capacity of greater than 100 seats), is dedicated to international traffic.

Liberty International is a significant international gateway. From Liberty International, Continental served 23 cities in Europe, seven cities in Canada, five cities in Mexico, seven cities in Central America, five cities in South America, 17 Caribbean destinations, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo at March 31, 2006. During 2005, Continental added service between Liberty International and Beijing, China; Bristol, England; Belfast, Northern Ireland; Berlin, Germany; Delhi, India; Hamburg, Germany; Stockholm, Sweden; Liberia, Costa Rica, Curacao, Netherlands Antilles and Ponce, Puerto Rico. In 2006, Continental will begin service between Liberty International and Barcelona, Spain; Copenhagen, Denmark and Cologne, Germany.

Bush Intercontinental is the focus of Continental’s flights to destinations in Mexico and Central America. As of March 31, 2006, Continental flew from Bush Intercontinental to 30 cities in Mexico, all seven countries in Central America, nine cities in South America, eight Caribbean destinations, three cities in Canada, three cities in Europe and Tokyo. During 2005, Continental added service between Bush Intercontinental and Buenos Aires, Argentina; Punta Cana, Dominican Republic; and Bonaire, Netherlands Antilles.

From its hub operations based on the island of Guam, as of March 31, 2006, CMI provided service to eight cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including the

Philippines, Hong Kong, Australia and Indonesia. In 2005, CMI added new service between Guam and Hiroshima, Japan and between Honolulu, Hawaii and Nagoya, Japan. CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI’s route system is linked to the United States market through Hong Kong, Tokyo and Honolulu, each of which CMI serves non-stop from Guam.

Alliances

Continental has alliance agreements, which are also referred to as codeshare agreements or cooperative marketing agreements, with other carriers. These relationships may include (a) codesharing (one carrier placing its name and flight number, or “code”, on flights operated by the other carrier), (b) reciprocal frequent flyer program participation, reciprocal airport lounge access and other joint activities (such as seamless check-in at airports) and/or (c) block space arrangements (carriers agree to share capacity and bear economic risk for blocks of seats on certain routes). Except for Continental’s relationship with ExpressJet, all of Continental’s codeshare relationships are free-sell codeshares, where the marketing carrier sells seats on the operating carrier’s flights from the operating carrier’s inventory, but takes no inventory risk. In contrast, in a block space relationship or capacity purchase agreement, such as Continental has with ExpressJet, the marketing carrier is committed to purchase a set number of seats on the operating carrier, sells seats to the public from this purchased inventory and is at economic risk for the purchased seats that it is unable to sell. Some alliance relationships may include other cooperative undertakings such as joint purchasing, joint corporate sale contracts, airport handling, facilities sharing or joint technology development.

In September 2004, Continental joined SkyTeam, a global alliance of airlines that offers greater destination coverage and the potential for increased revenue. SkyTeam members include Aeromexico, Air France, Alitalia, CSA Czech Airlines, Delta, KLM, Korean Air and Northwest. As of December 31, 2005, SkyTeam members served 344 million passengers with over 15,200 daily departures to 684 global destinations in more than 133 countries. In conjunction with joining SkyTeam, Continental entered into bilateral codeshare, frequent flyer program participation and airport lounge access agreements with each of the SkyTeam members. Continental had long-term alliances with Northwest, Delta and KLM prior to joining SkyTeam. Continental began codeshare operations with many of the other SkyTeam members in 2005, and Continental intends to implement codeshare operations with the remaining carriers by the end of 2006.

Continental also has domestic codesharing agreements with Hawaiian Airlines, Alaska Airlines, and Horizon Airlines. Additionally, Continental has codeshare agreements with Gulfstream International Airlines, Champlain Enterprises, Inc., Hyannis Air Service, Inc., Colgan Airlines, Inc., Hawaii Island Air, Inc. and American Eagle Airlines, who provide us with commuter feed traffic. Continental also has the first train-to-plane alliance in the United States with Amtrak.

In addition to its domestic alliances, Continental seeks to develop international alliance relationships that complement its own route system and permit expanded service through its hubs to major international destinations. International alliances assist in the development of its route structure by enabling Continental to offer more frequencies in a market, provide passengers connecting service from Continental’s international flights to other destinations beyond an alliance airline’s hub and expand the product line that Continental may offer in a foreign destination. In addition to its agreements with the SkyTeam member airlines, Continental also currently has international codesharing agreements with Air Europa of Spain, Emirates (the flag carrier of the United Arab Emirates), EVA Airways Corporation (an airline based in Taiwan), British European (“flybe”), Virgin Atlantic Airways, Copa Airlines of Panama (“Copa Airlines”) and French rail operator SNCF. As of March 31, 2006, Continental owned 27% of the common equity of Copa Holdings, S.A., the parent of Copa Airlines.

Regional Operations

Continental’s mainline service at each of its domestic hub cities is coordinated with ExpressJet, which operates new-generation regional jets. As of March 31, 2006, ExpressJet served 116 destinations in the U.S., 27 cities in Mexico, six cities in Canada, one Caribbean destination and one city in Guatemala. Since December 2002, ExpressJet’s fleet has been comprised entirely of regional jets. Continental believes ExpressJet’s regional jet service complements Continental’s operations by carrying traffic that connects onto Continental’s mainline jets and by allowing more frequent flights to smaller cities than could be provided economically with larger jet aircraft. The regional jets also allow ExpressJet to serve certain routes that cannot be served by turboprop aircraft. Additional commuter feed traffic is currently provided to Continental by other alliance airlines, as discussed above.

Continental purchases all of ExpressJet’s available seat miles for a negotiated price under a capacity purchase agreement with ExpressJet. The agreement covers all of ExpressJet’s existing fleet, as well as the four Embraer regional jets currently on order. Under the agreement, as amended, ExpressJet has the right through December 31, 2006 to be Continental’s sole provider of regional jet service from Continental’s hubs. Continental is responsible for all scheduling, pricing and seat inventories of ExpressJet’s flights. Therefore, Continental is entitled to all revenue associated with those flights and is responsible for all revenue-related expenses, including commissions, reservations, catering and passenger ticket processing expenses. In exchange for ExpressJet’s operation of the flights and performance of other obligations under the agreement, Continental pays ExpressJet based on scheduled block hours (the hours from gate departure to gate arrival) in accordance with a formula designed to provide ExpressJet with an operating margin of approximately 10% before taking into account performance incentive payments and variations in some costs and expenses that are generally controllable by ExpressJet, primarily wages, salaries and related costs. Continental assumes the risk of revenue volatility associated with fares and passenger traffic, price volatility for specified expense items such as fuel and the cost of all distribution and revenue-related costs.

Under the capacity purchase agreement, Continental has the right to give no less than 12 months’ notice to ExpressJet of its intent to reduce the number of Continental’s aircraft covered by the contract. In December 2005, Continental gave notice to ExpressJet that Continental would withdraw 69 of the 274 regional jet aircraft (including 2006 deliveries) from the capacity purchase agreement because the rates charged by ExpressJet for regional capacity are above the current market. Exercising its right under the capacity purchase agreement, ExpressJet Holdings, Inc. notified Continental on May 5, 2006 that ExpressJet will keep all 69 of the regional jet aircraft that Continental elected to remove from the capacity purchase agreement. As a result, Continental will continue to sublease the aircraft to ExpressJet at increased lease rates, and the aircraft will be withdrawn from the capacity purchase agreement over a six-month period beginning in December 2006 and ending in June 2007 and will no longer be flown for Continental. Under Continental’s agreement with ExpressJet, ExpressJet may (1) fly any of the withdrawn aircraft for another airline (subject to its ability to obtain facilities, such as gates, ticket counters, hold rooms and other operations-related facilities, and subject to its arrangement with Continental that prohibits ExpressJet during the term of the agreement from flying under its or another carrier’s code in or out of Continental’s hub airports), or (2) fly any of the withdrawn aircraft under ExpressJet’s own flight designator code, subject to its ability to obtain facilities and subject to ExpressJet’s arrangement with Continental respecting its hubs. Continental expects to replace some or all of the capacity currently provided by the 69 regional jets. Continental believes that there are other aircraft available to Continental to replace this capacity at a lower cost.

DESCRIPTION OF THE POLICY PROVIDER

General

The information set forth in this section, including any financial statements incorporated herein, and in the financial statements attached hereto as Appendix III has been provided by Financial Guaranty Insurance Company, a New York stock insurance corporation (“FGIC” or the “Policy Provider”), for inclusion in this Prospectus Supplement, and such information has not been independently verified by Continental, the Underwriter, the Subordination Agent or the Liquidity Providers. Accordingly, notwithstanding anything to the contrary herein, none of Continental, the Underwriter, the Subordination Agent or the Liquidity Providers assumes any responsibility for the accuracy, completeness or applicability of such information.

The Policy Provider is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The Policy Provider is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

The Policy Provider is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware corporation. At March 31, 2006, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. — 42%; affiliates of the Blackstone Group L.P. — 23%; and affiliates of the Cypress Group L.L.C. — 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the Policy Provider or any claims under any insurance policy, including the Policy, issued by the Policy Provider.

The Policy Provider is subject to the insurance laws and regulations of the State of New York, where the Policy Provider is domiciled, including New York’s comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders’ surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the Policy Provider is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

FGIC Financial Information

The following table sets forth the capitalization of the Policy Provider and subsidiaries as of March 31, 2006, December 31, 2005 and December 31, 2004, on the basis of U.S. generally accepted accounting principles (“GAAP”).

Financial Guaranty Insurance Company and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE
(Dollars in Millions)

	March 31,	December 31,	December 31,
	2006	2005	2004
	(unaudited)

Unearned Premiums	$1,227	$1,201	$1,043
Other Liabilities	895	140	121

Total Liabilities	2,122	1,341	1,164

Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	1,896	1,895	1,883
Accumulated Other
Comprehensive (Loss) Income, net of tax	(34)	(14)	15
Retained Earnings	530	471	265

Total Stockholder’s Equity	2,407	2,367	2,178

Total Liabilities and Stockholder’s Equity	$4,529	$3,708	$3,342

The audited consolidated financial statements of the Policy Provider and subsidiaries as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, and for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, and the unaudited consolidated financial statements of the Policy Provider and subsidiaries as of March 31, 2006 and for the three month periods ended March 31, 2006 and 2005, are annexed to this Prospectus Supplement as Appendix III. Any statement contained herein under the heading “Description of the Policy Provider” or in Appendix III shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this Prospectus Supplement with the approval of the Policy Provider, and shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

All financial statements of the Policy Provider (if any) included in documents filed by Continental with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

The New York State Insurance Department recognizes only statutory accounting practices (“SAP”) for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the Policy Provider prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP is contained in the notes to the Policy Provider’s audited SAP financial statements.

Copies of the Policy Provider’s most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Policy Provider’s telephone number is (212) 312-3000.

Neither the Policy Provider nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the Prospectus, the Prospectus Supplement or any information or disclosure that is provided to potential purchasers of the Class G Certificates, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Policy

Provider set forth under the heading “Description of the Policy Provider” herein or in Appendix III. In addition, the Policy Provider makes no representation regarding the Class G Certificates or the advisability of investing in the Class G Certificates.

The Credit Ratings of FGIC

The financial strength of the Policy Provider is rated AAA by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Aaa by Moody’s Investor Service, Inc. (“Moody’s”) and AAA by Fitch Ratings (“Fitch”). Each rating of the Policy Provider should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the Policy Provider. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Class G Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class G Certificates. The Policy Provider does not guarantee the market price or investment value of the Class G Certificates nor does it guarantee that the ratings on the Class G Certificates will not be revised or withdrawn.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Commission as an exhibit to Continental’s Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Certificates, the Trust Supplement for each Trust and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each such Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “—Subordination” and “—Purchase Rights of Certificateholders” below and except that the principal amount of the Equipment Notes held by each Trust and the interest rate of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

Each Pass Through Certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of two Continental Airlines 2006-1 Pass Through Trusts (the “Class G Trust” and the “Class B Trust” and, together, the “Trusts”). The Trusts will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (the “Trustee”), dated as of September 25, 1997 (the “Basic Agreement”), and two separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) relating to such Trusts between Continental and the Trustee, as trustee under each Trust. The Certificates to be issued by the Class G Trust and the Class B Trust are referred to herein, respectively, as the “Class G Certificates” and the “Class B Certificates”.

Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust (the “Trust Property”) will consist of:

•	Subject to the Intercreditor Agreement, an Equipment Note issued on a recourse basis by Continental.

•	The rights of such Trust under the Intercreditor Agreement and the Note Purchase Agreement (including all monies receivable in respect of such rights).

•	In the case of the Class G Trust, all monies receivable under the Liquidity Facilities and the Policy.

•	Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

The Certificates will be issued in fully registered form only and will be subject to the provisions described below under “—Delivery and Form”. Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01; Trust Supplements, Section 3.01) The Class B Certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for as long as they are outstanding. See “—Transfer Restrictions for Class B Certificates”.

The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Sections 2.01 and 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees or the Mortgagee or any affiliate of any thereof.

Subordination

On each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the Indenture will be distributed under the Intercreditor Agreement in the following order:

•	To the Subordination Agent, any Trustee, any Certificateholder, the Primary Liquidity Provider and the Policy Provider to the extent required to pay Administration Expenses.

•	To the Primary Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses.

•	To the Primary Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Provider) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations and, if the Policy Provider has paid to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider attributable to interest accrued on such drawings.

•	To (i) the Primary Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Provider), (ii) if applicable, unless (x) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Cash Collateral Account up to the Required Amount (less the amount of any repayments of Interest Drawings while sub-clause (x) of this clause is applicable) and (iii) if the Policy Provider has paid to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider or if the Policy Provider has honored any Policy Drawings as a result of the failure of the Primary Liquidity Provider to honor Interest Drawings in accordance with the Primary Liquidity Facility, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facility and the amount of such Policy Drawings, as applicable.

•	If applicable, unless (x) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date (less any amount then on deposit in the Above-Cap Account).

•	To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Trustee for the Class G Trust (the “Class G Trustee”) to the extent required to pay Expected Distributions on the Class G Certificates.

•	To the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above and any Excess Reimbursement Obligations) and certain fees.

•	To the Trustee for the Class B Trust (the “Class B Trustee”) to the extent required to pay Expected Distributions on the Class B Certificates.

•	To the Policy Provider to the extent required to pay any Excess Reimbursement Obligations.

•	If applicable, unless (x) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium or Break Amount paid on the Equipment Note held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Premium or Break Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

Monies drawn under a Liquidity Facility or the Policy will not be subject to the subordination provisions of the Intercreditor Agreement.

Payments and Distributions

Payments of principal, Premium (if any), Break Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the applicable Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Interest

The Equipment Note held in each Trust will accrue interest at the applicable variable rate per annum for the Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, subject, in the case of the Series G Equipment Note, to a maximum equal to the Capped Interest Rate only for any interest period commencing on any Regular Distribution Date if a Payment Default under the Indenture shall have occurred and is continuing on such Regular Distribution Date (the “Stated Interest Rates”). Accrued interest is scheduled to be paid on March 2, June 2, September 2 and December 2 of each year, commencing on September 2, 2006 (the “Regular Distribution Dates”). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes is calculated on the basis of the actual number of days elapsed over a 360-day year.

Interest payable on the Equipment Notes for each Interest Period after the initial Interest Period will be determined based on LIBOR. As promptly as practicable after the determination of LIBOR for an Interest Period under the Reference Agency Agreement, the Reference Agent will give notice of such determination of LIBOR to Continental, the Trustees, the Mortgagee, the Subordination Agent, the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Policy Provider. Certificateholders may obtain such information from the Trustees or otherwise in the statements included with each distribution of a Scheduled Payment or Special Payment.

Payments of interest with respect to the Class G Certificates will be supported by the Primary Liquidity Facility and the Above-Cap Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. The Primary Liquidity Facility, together with the Above-Cap Liquidity Facility, is expected to provide an amount sufficient to pay interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates on up to eight successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates and assuming that Continental will not cure any payment default under the Indenture). The Liquidity Facilities do not provide for drawings or payments thereunder to pay for principal of or Break Amount or Premium on the Class G Certificates, any interest on the Class G Certificates in excess of the Stated Interest Rate for the Class G Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, any amount with respect to the Class B Certificates. Therefore, only the holders of the Class G Certificates will be entitled to receive and retain the proceeds of drawings under the Primary Liquidity Facility and withdrawals from the Above-Cap Account. See “Description of the Liquidity Facilities for the Class G Certificates”. The Class B Certificates will not have the benefit of any liquidity facility.

In the case of the Class G Certificates, after use of any available funds under the Primary Liquidity Facility, the Cash Collateral Account and the Above-Cap Account, the payment of interest at the Stated Interest Rate for the Class G Certificates will be supported by the Policy provided by the Policy Provider, except in specified circumstances. See “Description of the Policy and the Policy Provider Agreement for the Class G Certificates—The Policy”.

Principal

The entire principal amount of the Equipment Notes of each Series is scheduled to be paid on June 2, 2013 (the “Final Expected Distribution Date”). The “Final Maturity Date” is June 2, 2015.

Payment of principal of the Class G Certificates on the Final Maturity Date and, in certain limited circumstances, earlier will be supported by the Policy provided by the Policy Provider. See “Description of the Policy and the Policy Provider Agreement for the Class G Certificates—The Policy”. The Class B Certificates will not have the benefit of the Policy or any other insurance policy covering payments on the Certificates.

Distributions

The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Note held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional undivided interest in such Trust and, subject to the Intercreditor Agreement, of principal or interest on the Equipment Note held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) the Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of a redemption of any Equipment Note, the date of such redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement.

Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Note held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 4.02(b)) If the redemption of an Equipment Note held in a Trust is revoked after notice of the Special Payment date for such redemption has been given to holders of Certificates issued by such Trust, the Trustee will promptly mail notice of such revocation to such Certificateholders. Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Optional Redemption”.

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 4.03(a)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 4.03(a))

The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, or Wilmington, Delaware, or which is not a day for trading by and between banks in the London interbank Eurodollar market (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day, and interest shall be added for such additional period. (Section 12.11)

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made as of such date in respect of the Certificates of such Trust other than payments made in respect of interest, Break Amount or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any date shall be computed after giving effect to any payment of principal of the Equipment Notes, any payment under the Policy (other than in respect of interest on the Class G Certificates) or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any date shall be computed after giving effect to any payment of principal of the Equipment Notes, payment under the Policy (other than in respect of interest on the Class G Certificates) or payment with respect to other Trust Property held in such Trust and the distribution thereof made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 4.02)

In the event of any optional redemption, a purchase or a default in the payment of principal or interest in respect of the Equipment Note held in a Trust, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Optional Redemption”, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the occurrence of any such event. (Trust Supplements, Section 4.02(c))

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (a), (d) and (e) below):

(a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement, indicating the amount allocable to each source, including, in case of the Class G Certificates, any portion thereof paid by the Primary Liquidity Provider, withdrawn from the Above-Cap Account or paid by the Policy Provider.

(b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Premium and Break Amount, if any.

(c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d) The Pool Balance and the Pool Factor for such Trust.

(e) The LIBOR rates and the resulting Stated Interest Rates for the current and immediately preceding Interest Periods, as determined by the Reference Agent. (Trust Supplements, Section 4.02(a))

So long as the Class G Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee, on the record date prior to each Distribution Date, the Class G Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class G Certificates on such record date. On each Distribution Date, the Class G Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Class G Certificate Owners. (Trust Supplements, Section 4.02(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b) and (c) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 4.02(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the Certificateholders. So long as the Class G Certificates are registered in the name of DTC or its nominee, such report shall be delivered by the Class G Trustee to DTC Participants to be available for forwarding by such DTC Participants to Class G Certificate Owners in the manner described above. (Trust Supplements, Section 4.02(b)) In the case of Certificates that are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Indenture Defaults and Certain Rights Upon an Indenture Default

Since the Equipment Notes issued under the Indenture will be held in the two Trusts, a continuing event of default under the Indenture (an “Indenture Default”) would affect the Equipment Note held by each such Trust.

In the event that the same institution acts as Trustee of both Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or both such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Mortgagee in the exercise of remedies thereunder. See “Description of the Equipment Notes—Remedies” for a discussion of remedies available under the Indenture. In addition, the Controlling Party may direct that all (but not less than all) of the Equipment Notes be sold to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Sale of Pledged Spare Parts or Equipment Notes”. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, the Class B Certificateholders (and, absent payments under the Policy, perhaps the Class G Certificateholders) will receive a smaller amount of principal distributions than anticipated and would not have any claim for the shortfall against Continental, any Liquidity Provider, any Trustee or, in the case of the Class B Certificateholders, the Policy Provider.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) the Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 4.03(a))

Any funds representing payments received with respect to any defaulted Equipment Note, or the proceeds from the sale of any Equipment Note, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

Each Pass Through Trust Agreement provides that the applicable Trustee will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, Premium, if any, Break Amount, if any, or interest on the Equipment Note held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term “default” as used in this paragraph only means the occurrence of an Indenture Default, except that in determining whether such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

Each Pass Through Trust Agreement contains a provision entitling the applicable Trustee, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the Mortgagee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Premium or Break Amount, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) The Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indenture, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Triggering Event, with ten days’ written notice to the Trustee and each Certificateholder of the same Class:

•	The Class B Certificateholders will have the right to purchase all of the Class G Certificates. Following any such purchase, the purchasing Class B Certificateholders will have the right to surrender the Policy for cancellation (thereby releasing the Policy Provider from its obligations under the Policy), to pay to the Policy Provider all outstanding Policy Provider Amounts (other than any amount referred to in clause (c) of the definition of Excess Reimbursement Obligations) and to pay to the Primary Liquidity Provider all outstanding Liquidity Obligations, and upon such surrender and payments the Primary Liquidity Facility will be terminated. After any such surrender and payments, the Class G Certificates will no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility.

•	Whether or not the Class B Certificateholders have purchased or elected to purchase the Class G Certificates, the Policy Provider shall have the right to purchase all of the Class G Certificates if it is the Controlling Party and no Policy Provider Default is continuing and 120 days have elapsed since the occurrence of a Triggering Event that is continuing, unless the Policy has been surrendered as described in the preceding item or the Class G Certificateholders elect to surrender the Policy for cancellation (thereby releasing the Policy Provider from its obligations thereunder), to pay to the Policy Provider all outstanding Policy Provider Amounts (other than any amount referred to in clause (c) of the definition of Excess Reimbursement Obligations) and to pay to the Primary Liquidity Provider all outstanding Liquidity Obligations. The Class G Certificateholders electing to surrender the Policy and make such payments may do so only upon the purchase of the Class G Certificates of any Class G Certificateholders that do not elect to surrender the Policy and make such payments. After any such surrender and payments, the Class G Certificates will no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility.

In each case, the purchase price of the Class G Certificates will be equal to the Pool Balance of the Class G Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable in respect of the Class G Certificates. Such purchase right may be exercised by any Certificateholder of the Class entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. If Continental or any of its Affiliates is a Certificateholder, it will not have the purchase rights described above. By their acceptance of the Class G Certificates, the Class G Certificateholders will be deemed to agree that the surrender of the Policy to the Policy Provider as contemplated in the preceding two subparagraphs will (x) constitute an acknowledgement that the Class G Certificates will no longer be entitled to the benefits of the provisions of the Intercreditor Agreement that relate to the Policy and (y) without any further action by the Class G Certificateholders, have the immediate effect of releasing the Policy Provider from its obligations under the Policy. (Trust Supplements, Section 5.01)

“Triggering Event” means (x) the occurrence of an Indenture Default resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving Continental.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date (unless, in the case of the Class G Certificates, the Subordination Agent shall have made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G Trustee).

•	Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless, in the case of the Class G Certificates, the Subordination Agent shall have made Interest Drawings, withdrawals from the Cash Collateral Account, withdrawals from the Above-Cap Account or drawings under the Policy with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Class G Trustee). (Intercreditor Agreement, Section 1.1)

Any failure to make principal distributions with respect to a Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

•	The surviving, successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

•	The surviving, successor or transferee corporation shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code.

•	The surviving successor or transferee corporation shall expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indenture and any other operative documents.

•	Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indenture, Section 4.07)

The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indenture and the other operative documents will not contain any covenants or provisions that may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement, without the consent of the holders of any of the Certificates of such Trust:

•	To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental’s obligations under such Pass Through Trust Agreement, or, in the case of the Class G Trust, the Policy or the Policy Provider Agreement.

•	To add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement.

•	To correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Policy or the Policy Provider Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Policy or the Policy Provider Agreement, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•	To comply with any requirements of the Commission, any applicable law, rule or regulation of any exchange or quotation system on which the Certificates are listed, or of any regulatory body.

•	To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement such other provisions as may be expressly permitted by the Trust Indenture Act.

•	To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 7.03)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement or, in the case of the Class G Trust, the Liquidity Facilities, the Policy or the Policy Provider Agreement. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

•	Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Note held in such Trust or distributions in respect of any Certificate related to such Trust or, in the case of the Class G Trust, with respect to payments on the Policy, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•	Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Note.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•	Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

•	Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

•	Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 7.07)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under the Note Purchase Agreement, the Indenture, any Equipment Note or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. Such Trustee shall request from the Certificateholders a direction as to:

•	Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•	Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•	As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent.

Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the Mortgagee of such consent (or direct the Subordination Agent to consent and notify the Mortgagee of such consent) to any amendment, modification, waiver or supplement under the Note Purchase Agreement, the Indenture, any relevant Equipment Note or any other related document, if an Indenture Default shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01; Trust Supplements, Section 7.06)

Termination of the Trusts

The obligations of Continental and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

Governing Law

The Pass Through Trust Agreements and the Certificates will be governed by the laws of the State of New York. (Section 12.05)

The Trustees

The Trustee for each Trust will be Wilmington Trust Company. The Trustees’ address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

Delivery and Form

Book Entry for Class G Certificates

Upon issuance, the Class G Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect DTC Participants”). Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg.

So long as such book-entry procedures are applicable, no person acquiring an interest in the Class G Certificates (“Class G Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Class G Certificates. Unless and until definitive Class G Certificates are issued under the limited circumstances described below under “—Physical Certificates”, all references to actions by Class G Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Class G Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Class G Certificates, or to DTC Participants for distribution to Class G Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•	any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class G Certificates among DTC Participants on whose behalf it acts with respect to the Class G Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Class G Certificates. DTC Participants and Indirect DTC Participants with which Class G Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Class G Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class G Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Class G

Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Class G Trustee through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Class G Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Class G Certificates will be forwarded by the Class G Trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Class G Certificates in an amount proportionate to the principal amount of that DTC Participant’s holdings of beneficial interests in the Class G Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Class G Certificate Owners for whom they act. Accordingly, although Class G Certificate Owners will not possess physical Class G Certificates, DTC’s rules provide a mechanism by which Class G Certificate Owners will receive payments on the Class G Certificates and will be able to transfer their interests.

Unless and until physical Class G Certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only physical Class G Certificateholder will be Cede, as nominee of DTC. Class G Certificate Owners will not be recognized by the Class G Trustee as registered owners of Class G Certificates under the applicable Pass Through Trust Agreement. Class G Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Class G Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Class G Certificates are credited. In the event any action requires approval by Class G Certificateholders of a certain percentage of the beneficial interests in the Class G Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the SEC.

A Class G Certificate Owner’s ability to pledge its Class G Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Class G Certificates, may be limited due to the lack of a physical Class G Certificate to evidence ownership of the Class G Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither Continental nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class G Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Class G Certificates are registered in the name of DTC or its nominee, Continental will make all payments to the Mortgagee under the Indenture in immediately available funds. The Class G Trustee will pass through to DTC in immediately available funds all payments received from Continental, including the final distribution of principal with respect to the Class G Certificates.

Any Class G Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Class G Certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the Class G Certificates.

Physical Certificates

The Class B Certificates will be issued only as physical Certificates in paper form. Physical Class G Certificates will be issued in paper form to Class G Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	Continental advises the Class G Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class G Certificates and Continental is unable to locate a qualified successor;

•	Continental elects to terminate the book-entry system through DTC; or

•	after the occurrence of a PTC Event of Default, Class G Certificate Owners owning at least a majority in interest in the Class G Trust advise the Class G Trustee, Continental and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Class G Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the Class G Trustee will notify all Class G Certificate Owners through DTC Participants of the availability of physical Class G Certificates. Upon surrender by DTC of the global Class G Certificates and receipt of instructions for re-registration, the Class G Trustee will reissue the Class G Certificates as physical Class G Certificates to Class G Certificate Owners.

In the case of all physical Certificates that are issued, the applicable Trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to such Certificates directly to holders in whose names the physical Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement, subject in the case of the Class B Certificates to certain transfer restrictions. See “—Transfer Restrictions for Class B Certificates”. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

Transfer Restrictions for Class B Certificates

The Class B Certificates will be subject to transfer restrictions. They may be sold or otherwise transferred only to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding.

Each purchaser of Class B Certificates (other than the Underwriter), by such purchase, will be deemed to:

1. Represent that it is purchasing the Class B Certificates for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

2. Agree that any sale or other transfer by it of any Class B Certificate will only be made to a QIB.

3. Agree that it will deliver to each person to whom it transfers Class B Certificates notice of these restrictions on transfer of the Class B Certificates.

4. Agree that no registration of the transfer of a Class B Certificate will be made unless the transferee completes and submits to the Class B Trustee the form included on the reverse of the Class B Certificate in which it states that it is purchasing the Class B Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

5. Understand that the Class B Certificates will bear a legend substantially to the following effect:

“THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE PASS THROUGH TRUSTEE. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

6. Acknowledge that Continental, the Class B Trustee, the Underwriter, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Class B Certificates is no longer accurate, it shall promptly notify Continental, the Class B Trustee and the Underwriter. If it is acquiring any Class B Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

7. Acknowledge that the foregoing restrictions apply to holders of beneficial interests in the Class B Certificates as well as to registered holders of Class B Certificates.

8. Acknowledge that the Class B Trustee will not be required to accept for registration of transfer any Class B Certificate unless evidence satisfactory to Continental and the Class B Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

DESCRIPTION OF THE LIQUIDITY FACILITIES FOR THE CLASS G CERTIFICATES

The following summary describes the material terms of the Liquidity Facilities for the Class G Certificates and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The term “Liquidity Facilities” refers to the Primary Liquidity Facility and the Above-Cap Liquidity Facility.

Primary Liquidity Facility

General

Morgan Stanley Bank (the “Primary Liquidity Provider”) will enter into a revolving credit agreement (the “Primary Liquidity Facility”) with the Subordination Agent with respect to the Class G Trust. There will be no primary liquidity facility with respect to the Class B Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class G Certificates, the Primary Liquidity Provider will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment.

The maximum amount of Interest Drawings available under the Primary Liquidity Facility, together with the amounts in the Above-Cap Account (if any), are expected to provide an amount sufficient to pay interest on the Class G Certificates on up to eight consecutive quarterly Regular Distribution Dates at the Stated Interest Rate for the Class G Certificates (calculated without regard to expected future payments of principal and assuming that Continental will not cure any Payment Default). If interest payment defaults occur which exceed the amount covered by and available under the Primary Liquidity Facility and funds available in the Above-Cap Account, the Class G Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Primary Liquidity Provider may be replaced by one or more other entities under certain circumstances.

Drawings

The aggregate amount available under the Primary Liquidity Facility at September 2, 2006, the first Regular Distribution Date after the Issuance Date, will be $          . Except as otherwise provided below, the Primary Liquidity Facility will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default); provided, however, that the maximum amount available to be drawn under the Primary Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on the Class G Certificates will not exceed the then Maximum Available Commitment.

The “Maximum Available Commitment” at any time is an amount equal to the then Required Amount less the aggregate amount of each Interest Drawing outstanding under the Primary Liquidity Facility at such time, provided that following a Non-Extension Drawing, a Downgrade Drawing or a Final Drawing, the Maximum Available Commitment shall be zero.

The “Required Amount” will be equal, on any day, to the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Capped Interest Rate that would be payable on the Class G Certificates on each of the eight consecutive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding seven quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class G Certificates on such day and without regard to expected future payments of principal on the Class G Certificates. In the event of any Policy Provider Election, the Pool Balance for purposes of the definition of Required Amount shall be deemed to be reduced to zero.

“Capped Interest Rate” means, at any time, Capped LIBOR at such time plus          % per annum.

“Capped LIBOR” means, at any time, 10.0% per annum.

The Primary Liquidity Facility does not provide for drawings thereunder to pay for principal of or Premium, if any, on, or Break Amount, if any, with respect to, the Class G Certificates or to pay any amount with respect to the Class B Certificates. The Primary Liquidity Facility does not provide for drawings thereunder to pay any interest on the Class G Certificates in excess of an amount equal to eight full quarterly installments of interest calculated at the Capped Interest Rate. (Primary Liquidity Facility, Section 2.02; Intercreditor Agreement, Section 3.5)

Each payment by the Primary Liquidity Provider reduces by the same amount the Maximum Available Commitment, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the Primary Liquidity Provider in full or in part for the amount of such Interest Drawing plus interest thereon, the Maximum Available Commitment under the Primary Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount. However, the Primary Liquidity Facility will not be so reinstated at any time if (i) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and be continuing or (ii) a Final Drawing shall have occurred. Any amounts paid by the Policy Provider to the Primary Liquidity Provider as described in “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party” or “Description of the Policy and the Policy Provider Agreement for the Class G Certificates—The Policy—Primary Liquidity Provider Drawing” will not reinstate the Primary Liquidity Facility but any reimbursement of such amounts received by the Policy Provider under the distribution provisions of the Intercreditor Agreement will reinstate the Primary Liquidity Facility to the extent of such reimbursement unless (i) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and be continuing or (ii) a Final Drawing shall have occurred. With respect to any other drawings under the Primary Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount will be automatically reduced from time to time to an amount equal to the next eight successive quarterly interest payments due on the Class G Certificates (without regard to expected future payments of principal) at the Capped Interest Rate. (Primary Liquidity Facility, Section 2.04(a); Intercreditor Agreement, Section 3.5(j)). Upon the occurrence of the Liquidity Provider Reimbursement Date, no further drawings under the Primary Liquidity Facility will be permitted.

“Non-Performing Equipment Note” means an Equipment Note, with respect to which a Payment Default has occurred and is continuing thereunder (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor any Payment Default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such Payment Default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period. “Performing Equipment Note” means any Equipment Note that is not a Non-Performing Equipment Note.

If at any time the short-term unsecured debt rating or short-term issuer credit rating, as the case may be, of the Primary Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating and the Primary Liquidity Facility is not replaced with a Replacement Facility within ten days after notice of such downgrading and as otherwise provided in the Intercreditor Agreement, the Primary Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the “Downgrade Drawing”). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Primary Liquidity Facility would be used. (Primary Liquidity Facility, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Primary Liquidity Provider.

A “Replacement Facility” will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class G Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Primary Liquidity Provider but without regard to the Policy), which shall have been consented to by the

Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Class G Certificates (at the Capped Interest Rate and without regard to expected future principal payments) on the eight Regular Distribution Dates following the date of replacement of the Primary Liquidity Facility and issued by a person (or persons) having unsecured short-term debt rating or issuer credit rating, as the case may be, issued by both Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the Primary Liquidity Provider being replaced.

“Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and the short-term issuer credit rating of A-1 by Standard & Poor’s.

The Primary Liquidity Facility provides that the Primary Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	364 days after the initial issuance date of the Certificates (the “Issuance Date”) (counting from, and including, the Issuance Date).

•	The date on which the Subordination Agent delivers to the Primary Liquidity Provider a certification that all of the Class G Certificates have been paid in full or are no longer entitled to the benefits of the Primary Liquidity Facility.

•	The date on which the Subordination Agent delivers to the Primary Liquidity Provider a certification that a Replacement Facility has been substituted for the Primary Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Primary Liquidity Provider (see “—Liquidity Events of Default and Termination”).

•	The date on which no amount is or may (by reason of reinstatement) become available for drawing under the Primary Liquidity Facility.

•	The occurrence of the Liquidity Provider Reimbursement Date.

•	The occurrence of a termination of the Primary Liquidity Facility as described in the first or second bullet point under “Description of the Certificates—Purchase Rights of Certificateholders”.

The Primary Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the Primary Liquidity Provider and the Subordination Agent.

The Intercreditor Agreement will provide for the replacement of the Primary Liquidity Facility if such Primary Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Class G Certificates and is not extended at least 25 days prior to its then scheduled expiration date. If the Primary Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Primary Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Primary Liquidity Facility would be used. (Primary Liquidity Facility, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the Primary Liquidity Facility (including, without limitation, any Replacement Facility described in the following sentence). In addition, if the Primary Liquidity Provider shall determine not to extend the Primary Liquidity Facility, the Primary Liquidity Provider may, at its option, arrange for a Replacement Facility to replace the Primary Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of the Primary Liquidity Facility and (ii) at any time after such scheduled expiration date. The Primary Liquidity Provider may also arrange for a Replacement Facility to replace any of its Primary Liquidity Facility at any time after a Downgrade Drawing. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing, the funds on deposit in the Cash Collateral Account will be returned to the Primary Liquidity Provider being replaced. (Intercreditor Agreement, Sections 3.5(c) and (e))

Upon receipt by the Subordination Agent of a Termination Notice from the Primary Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under the Primary Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Primary Liquidity Facility would be used. (Primary Liquidity Facility, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Drawings under the Primary Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by the Primary Liquidity Facility. Upon receipt of such a certificate, the Primary Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Primary Liquidity Provider of the amount specified in any drawing under the Primary Liquidity Facility, the Primary Liquidity Provider will be fully discharged of its obligations under the Primary Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Primary Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under the Primary Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing under the Primary Liquidity Facility will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the Primary Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at Liquidity Facility LIBOR for the applicable interest period plus 2.00% per annum. In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an interest period for such Drawing.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Primary Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

“Liquidity Facility LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association—LIBOR) of the Telerate Service (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the Primary Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

Downgrade Drawings and Non-Extension Drawings

The amount drawn under the Primary Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the Primary Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account to pay interest on the Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing, other than any portion thereof applied to the payment of interest on the Class G Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to Liquidity Facility LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of such drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default and Termination”, at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or, as described in the first paragraph under “—Interest Drawings and Final Drawings”, the Base Rate) plus 2.00% per annum.

Any Non-Extension Drawing, other than any portion thereof applied to the payment of interest on the Class G Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account plus a specified margin on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default and Termination”, at a rate equal to Liquidity Facility LIBOR for the applicable interest period (or, as described in the first paragraph under “—Interest Drawings and Final Drawings”, the Base Rate) plus 2.00% per annum.

Liquidity Events of Default and Termination

Events of default under the Primary Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	The acceleration of all of the Equipment Notes.

•	Certain bankruptcy or similar events involving Continental. (Primary Liquidity Facility, Section 1.01)

If (i) any Liquidity Event of Default has occurred and is continuing and (ii) any Equipment Note is a Non-Performing Equipment Note, the Primary Liquidity Provider may, in its discretion, deliver a notice of termination of the Primary Liquidity Facility (a “Termination Notice”) to the Subordination Agent. The Termination Notice will have the following consequences:

•	The Primary Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the Primary Liquidity Provider will promptly make, a Final Drawing in an amount equal to the then Maximum Available Commitment.

•	Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing.

•	All amounts owing to the Primary Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Primary Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, the Primary Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indenture. (Intercreditor Agreement, Section 2.6(c))

Upon the occurrence of the Liquidity Provider Reimbursement Date, the Primary Liquidity Facility will automatically expire, any drawing remaining unreimbursed as of such date will be automatically converted into a Final Drawing and all amounts owing to the Primary Liquidity Provider automatically will be accelerated. On and after such date, no drawings under the Primary Liquidity Facility will be permitted.

Primary Liquidity Provider

The initial Primary Liquidity Provider will be Morgan Stanley Bank. Morgan Stanley Bank is a Utah industrial bank with its principal offices in West Valley City, Utah, and an indirect, wholly owned subsidiary of Morgan Stanley, a Delaware corporation (“Morgan Stanley”). The obligations of Morgan Stanley Bank are not guaranteed by Morgan Stanley. As a state chartered nonmember of the Federal Reserve System, Morgan Stanley Bank is subject to regulation and supervision by the Federal Deposit Insurance Corporation and the Utah Department of Financial Institutions.

Morgan Stanley Bank has a short-term unsecured debt rating of P-1 from Moody’s, a short-term issuer credit rating of A-1 from Standard & Poor’s and a short-term credit rating of F1+ from Fitch.

Above-Cap Liquidity Facility

General

The Subordination Agent and the Above-Cap Liquidity Provider will enter into an irrevocable interest rate cap agreement with respect to the Class G Trust (the “Above-Cap Liquidity Facility”). There will be no above-cap liquidity facility with respect to the Class B Trust.

Payments

Under the Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider will make payments on any Regular Distribution Date if (i) after giving effect to the provisions of the Intercreditor Agreement (but without regard to drawings under the Primary Liquidity Facility or withdrawals from the Cash Collateral Account or Above-Cap Account), the Subordination Agent does not have sufficient funds for the payment of interest on the Class G Certificates, (ii) LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, LIBOR for the Interest Period including such Distribution Date) exceeds Capped LIBOR and (iii) the Stated Interest Rate for the Class G Certificates for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, the Stated Interest Rate for the Class G Certificates for the Interest Period including such Distribution Date) exceeds the Capped Interest Rate, in an amount (an “Above-Cap Payment”) equal to (regardless of whether any portion of such amount has been or is being funded by the Primary Liquidity Provider as an Interest Drawing) the excess of (1) the product of (x) the difference between LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an interest Period, LIBOR for the Interest Period including such Distribution Date) and Capped LIBOR, multiplied by (y) the Pool Balance of the Class G Certificates, multiplied by (z) actual days elapsed in the applicable Interest Period divided by 360 over (2) the amount, if any, on deposit in the Above-Cap Account.

An Above-Cap Payment under the Above-Cap Liquidity Facility will be made to the Subordination Agent which will immediately deposit such Above-Cap Payment in the Above-Cap Account to be available for withdrawals as described in “—Above-Cap Account” below.

The Above-Cap Liquidity Facility will be available to make payments only as long as the Primary Liquidity Facility is available to be drawn or there are amounts in the Cash Collateral Account.

The Above-Cap Liquidity Facility does not provide for payments thereunder to pay, directly or indirectly, principal of or Premium, if any, on, or Break-Amount, if any, with respect to, the Class G Certificates or to pay any amount with respect to the Class B Certificates. (Intercreditor Agreement, Section 3.5) The Subordination Agent will have no obligation to reimburse the Above-Cap Liquidity Provider for any Above-Cap Payment.

Early Termination

If at any time (i) the short-term unsecured debt rating or short-term issuer credit rating, as the case may be, of the Above-Cap Liquidity Provider or, in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider Guarantor then issued by either Rating Agency is lower than the Threshold Rating, (ii) in the case of the initial Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider Guarantor’s guarantee ceases to be in full force and effect (or becomes invalid or unenforceable or the Above-Cap Liquidity Provider Guarantor denies its liability thereunder) or (iii) certain other events occur relating to certain changes in law or other circumstances, then the Above-Cap Liquidity Facility may be replaced by a replacement Above-Cap Liquidity Facility to be provided by one or more financial institutions having such short-term unsecured debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. If the Above-Cap Liquidity Facility is not replaced within ten days (or, in the case of clause (iii) above, 20 days) after such downgrading, the Above-Cap Liquidity Provider will pay to the Subordination Agent for deposit into an account (the “Above-Cap Collateral Account”) for the benefit of the Class G Certificates an amount in cash (the “Above-Cap Collateral Amount”) equal to the product of:

•	0.256, multiplied by

•	10% per annum, multiplied by

•	the Pool Balance of the Class G Certificates,

plus all other unpaid amounts then due under the Above-Cap Liquidity Facility. Upon such payment, the Above-Cap Liquidity Facility shall terminate. The Above-Cap Liquidity Provider will have the right to replace the Above-Cap Liquidity Facility by a replacement Above-Cap Liquidity Facility or to terminate the Above-Cap Liquidity Facility by paying the Above-Cap Collateral Amount upon the occurrence of certain events relating to deduction or withholding for tax.

The Above-Cap Collateral Amount will be used for the same purposes and under the same circumstances, and subject to the same conditions, as Above-Cap Payments under the Above-Cap Liquidity Facility (were the Above-Cap Liquidity Facility still in effect) would be used. Cash deposited into the Above-Cap Collateral Account will be invested in certain specified eligible investments.

The Above-Cap Liquidity Facility provides that the Above-Cap Liquidity Provider’s obligations thereunder will expire on the earlier of the first Business Day after (i) the Final Maturity Date and (ii) the date on which the Pool Balance of the Class G Certificates equals zero.

Above-Cap Account

The Subordination Agent will maintain an account (the “Above-Cap Account”) for the Class G Trust into which Above-Cap Payments made by the Above-Cap Liquidity Provider will be deposited.

If, on any Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement and after giving effect to any Interest Drawing under the Primary Liquidity Facility or withdrawals from the Cash Collateral Account, there are insufficient funds available to the Subordination Agent to pay interest on the Class G Certificates (regardless of whether LIBOR is lower or higher than Capped LIBOR), the Subordination Agent shall make a withdrawal from the Above-Cap Account to fund such shortfall to the extent funds are available in the Above-Cap Account (after giving effect to any Above-Cap Payment or equivalent transfer from the Above-Cap Collateral Account).

Amounts deposited into the Above-Cap Account are not available to pay principal of or Premium, if any, on or Break Amount, if any, with respect to, the Class G Certificates or to pay any amount with respect to the Class B Certificates. On the first Business Day after the earlier of (i) the Final Maturity Date and (ii) the date of payment of Final Distributions with respect to the Class G Certificates, the Subordination Agent will pay to the Above-Cap Liquidity Provider an amount equal to the sum of the amounts remaining in the Above-Cap Account and the Above-Cap Collateral Account, if any.

Amounts in the Above-Cap Account (if any), together with the maximum amount of Interest Drawings available under the Primary Liquidity Facility, are expected to provide an amount sufficient to pay interest (calculated at the Stated Interest Rate for the Class G Certificates) on the Class G Certificates on up to eight consecutive Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates and assuming that Continental will not cure any Payment Default).

Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Class G Certificates will be entitled to receive and retain the proceeds of withdrawals from the Above-Cap Account.

Initial Above-Cap Liquidity Provider

The initial Above-Cap Liquidity Provider will be Morgan Stanley Capital Services Inc. (the “Above-Cap Liquidity Provider” and, together with the Primary Liquidity Provider, the “Liquidity Providers”). The obligations of Morgan Stanley Capital Services Inc. will be guaranteed by Morgan Stanley, its parent company (the “Above-Cap Liquidity Provider Guarantor”). Morgan Stanley has a short-term unsecured debt rating of P-1 from Moody’s and a short-term issuer credit rating of A-1 from Standard & Poor’s.

DESCRIPTION OF THE POLICY AND THE POLICY PROVIDER AGREEMENT FOR THE CLASS G CERTIFICATES

The following summary describes the material terms of the Policy for the Class G Certificates and certain provisions of the Policy Provider Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Policy and the Policy Provider Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

The Policy

The Policy Provider will issue a financial guarantee insurance policy (the “Policy”) in favor of the Subordination Agent for the benefit of the Class G Trustee, the holders of the Class G Certificates and the Primary Liquidity Provider. The Policy does not cover any amounts payable on the Class B Certificates. Drawings under the Policy may be made under the following six circumstances:

Interest Drawings

If on any Regular Distribution Date (other than the Final Maturity Date) after giving effect to the application of available funds in accordance with the subordination provisions of the Intercreditor Agreement and to the application of any drawing paid under the Primary Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date, any withdrawal of funds from the Cash Collateral Account in respect of such interest and any withdrawal from the Above-Cap Account in respect of such interest (collectively, “Prior Funds”), the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued and unpaid interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default), the Subordination Agent is to request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay such accrued interest.

Proceeds Deficiency Drawing

If on any Special Distribution Date (other than the Election Distribution Date or the Provider Distribution Date) established by the Subordination Agent by reason of its receipt of a Special Payment constituting the proceeds from the sale of the Series G Equipment Note (as to which there has been a payment default or which has been accelerated) or of the Pledged Spare Parts comprising all of the Pledged Spare Parts subject to the lien of the Indenture at the time of such sale, as the case may be, after giving effect to the application of such proceeds in accordance with the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the then outstanding Pool Balance of the Class G Certificates, together with accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date (calculated assuming that Continental will not cure any Payment Default) (collectively, the “Relevant Outstanding Amount”), the Subordination Agent is to request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the Relevant Outstanding Amount.

No Proceeds Drawing

If a Payment Default exists with respect to the Series G Equipment Note (without giving effect to any acceleration or any payments by any Liquidity Provider or the Policy Provider) for a period of eight consecutive Interest Periods (such period, the “Default Period”) (regardless of whether the Subordination Agent has received a Special Payment constituting proceeds from the sale of the Series G Equipment Note or any Collateral during such Default Period) and continues to exist on the Regular Distribution Date on which such eighth Interest Period ends, on the 25th day following such Regular Distribution Date (or if such 25th day is not a Business Day, the next Business Day), unless a Policy Provider Election has been made (or deemed to have been made), the Subordination Agent is to request a Policy Drawing in an amount equal to the then outstanding principal amount of the Series G Equipment Note (less the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal) plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default) from the immediately preceding Regular Distribution Date to that Special Distribution Date. Unless a Policy Provider Election has been made (or deemed to have been made), the Subordination Agent is to give prompt notice to the Class G Trustee and the Policy Provider setting forth the non-receipt of any such Special Payment, which notice is to be given not less than 25 days prior to such Special Distribution Date. After the payment by the Policy Provider in full of such amount of principal and accrued interest for such Policy Drawing, the Subordination Agent will have no right to request any further Policy Drawing in respect of any subsequent sale or other disposition of such Equipment Notes except for Preference Amounts.

Notwithstanding the foregoing, the Policy Provider has the right, so long as no Policy Provider Default shall have occurred and be continuing, to make a “Policy Provider Election” instead, which Policy Provider Election shall be deemed to have been given on the day that is ten days prior to the end of any such 24-month period (unless the Policy Provider shall have affirmatively elected by notice to the Subordination Agent to not make such Policy Provider Election on or prior to such day or a Policy Provider Default shall have occurred and be continuing as of such day), in which case:

•	On the Special Distribution Date established pursuant to the preceding paragraph, the Policy Provider shall pay an amount equal to any shortfall in the scheduled interest payable but not paid on the Series G Equipment Note (determined after the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture and calculated assuming that Continental will not cure any Payment Default) during such 24-month period (reduced by the amount of funds received from the Policy Provider in connection with any prior Policy Drawing as described under “—Proceeds Deficiency Drawings” and from the Primary Liquidity Facility, the Cash Collateral Account, the Above-Cap Account or the Policy Provider to the extent of any Policy Drawings as described under “—Interest Drawings” made as a result of a failure of the Primary Liquidity Provider to honor Interest Drawings under the Primary Liquidity Facility or a failure of the Above-Cap Liquidity Provider or the Above-Cap Liquidity Provider Guarantor to make an Above-Cap Payment under the Above-Cap Liquidity Facility).

•	On each Regular Distribution Date that occurs after such Special Distribution Date, the Policy Provider shall permit drawings under the Policy for an amount equal to the scheduled principal and interest that were to become due on such Equipment Note on the related payment date (taking into account any adjustments made on account of redemptions, but without regard to any acceleration thereof, any failure to consummate any optional redemption or any funds available under the Primary Liquidity Facility, the Cash Collateral Account or the Above-Cap Account and calculated assuming that Continental will not cure any Payment Default) until the establishment of an Election Distribution Date or a Provider Distribution Date, except that the Policy Provider shall not be required to pay (i) any amount in respect of principal described in this subparagraph on any such Regular Distribution Date if (x) it has theretofore honored Policy Drawings as described under “—Proceeds Deficiency Drawings” or “—No Proceeds Drawing” or (y) in connection with the exercise of remedies under the Indenture there has previously been a reduction in the outstanding principal balance of the Series G Equipment Note as a result of the application of proceeds from the sale of Collateral, to the extent that, after giving effect to the distribution of any such amount or proceeds or both in accordance with the provisions of the Intercreditor Agreement, the Pool Balance of the Class G Certificates as of such Regular Distribution Date would be less than the Pool Balance of the Class G Certificates as of such Regular Distribution Date were all payments on the Series G Equipment Note to have been made by Continental when due (without regard to Acceleration, any failure to consummate any optional redemption but taking into account any adjustments previously made for redemptions) nor (ii) for the avoidance of doubt, any amount in respect of interest under this subparagraph on any such Regular Distribution Date other than accrued and unpaid interest (at the applicable Stated Interest Rate calculated assuming that Continental will not cure any Payment Default) on the Pool Balance of the Class G Certificates as of such Regular Distribution Date (calculated without giving effect to any Policy Drawing in respect of principal under this subparagraph on such Regular Distribution Date).

•	On an Election Distribution Date or a Special Distribution Date (other than a Regular Distribution Date) elected by the Policy Provider upon 20 days’ notice (the “Provider Distribution Date”), the Subordination Agent shall be required to request a Policy Drawing for an amount (as determined after giving effect to the application of available funds in accordance with the subordination provisions of the Intercreditor

Agreement) equal to the then outstanding Pool Balance of the Class G Certificates and accrued and unpaid interest thereon at the applicable Stated Interest Rate (calculated assuming that Continental will not cure any Payment Default) from the immediately preceding Regular Distribution Date to such Election Distribution Date or Provider Distribution Date, without derogation of the Policy Provider’s continuing obligations for all previous requests for Policy Drawings that remain unpaid in respect of the Series G Equipment Note.

The Intercreditor Agreement instructs the Subordination Agent to make each such drawing under the Policy.

Final Policy Drawing

If on the Final Maturity Date after giving effect to the application of available funds in accordance with the subordination provisions of the Intercreditor Agreement and to the application of any Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment in full of the Final Distributions (calculated as of such date and calculated assuming that Continental will not cure any Payment Default but excluding any accrued and unpaid Premium or Break Amount) on the Class G Certificates, the Subordination Agent is to request a Policy Drawing under the Policy in an amount sufficient to enable the Subordination Agent to pay the Final Distributions (calculated as of such date and calculated assuming that Continental will not cure any Payment Default but excluding any accrued and unpaid Premium or Break Amount) on the Class G Certificates.

Avoidance Drawing

If, at any time, the Subordination Agent has actual knowledge of the issuance of any Order, the Subordination Agent is to give prompt notice to the Class G Trustee, the Primary Liquidity Provider and the Policy Provider of such Order and, prior to the expiration of the Policy, to request a Policy Drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order. To the extent that any portion of such Preference Amount is to be paid to the Subordination Agent (and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy), the Subordination Agent shall establish as a Special Distribution Date the date that is the earlier of three Business Days after the date of the expiration of the Policy and the Business Day that immediately follows the 25th day after that notice for distribution of such portion of the proceeds of such Policy Drawing. With respect to that Special Distribution Date, the Subordination Agent is to request a Policy Drawing for the relevant Preference Amount and to deliver to the Policy Provider a copy of the documentation required by the Policy with respect to such Order.

Primary Liquidity Provider Drawing

On or after the Business Day which is the earliest to occur of (1) the date on which an Interest Drawing shall have been made under the Primary Liquidity Facility and remains unreimbursed for 24 months, (2) the date on which any Downgrade Drawing, Non-Extension Drawing or Final Drawing that was deposited into the Cash Collateral Account shall have been applied to pay any scheduled payment of interest on the Certificates and remains unreplenished to the Cash Collateral Account or unreimbursed to the Primary Liquidity Provider, as the case may be, for 24 months and (3) the date on which all of the Equipment Notes have been accelerated and remain unpaid for 24 months (in each case, disregarding any reimbursements from payments by the Policy Provider and from any Special Payment constituting proceeds from the sale of Equipment Notes or any Collateral during such 24-month period) (such Business Day, the “Liquidity Provider Reimbursement Date”), the Policy Provider (upon 20 days’ prior notice from the Subordination Agent on behalf of the Primary Liquidity Provider) will be required to honor drawings under the Policy by the Subordination Agent on behalf of the Primary Liquidity Provider for all outstanding drawings under the Primary Liquidity Facility, together with interest thereon.

General

All requests by the Subordination Agent for a Policy Drawing are to be made by it no later than 12:00 p.m. (New York City time) on the applicable Distribution Date and in the form required by the Policy and delivered to the Policy Provider in accordance with the Policy. All proceeds of any Policy Drawing are to be deposited by the

Subordination Agent in a separate policy account and from there paid to the Class G Trustee for distribution to the holders of Class G Certificates without regard to the subordination provisions of the Intercreditor Agreement. In the case of any Preference Amounts, however, all or part of the Policy Drawing will be paid directly to the bankruptcy receiver, conservator, debtor-in-possession or trustee to the extent such amounts have not been paid by the holders of Class G Certificates. If any request for a Policy Drawing is rejected as not meeting the requirements of the Policy, the Subordination Agent is to resubmit such request so as to meet such requirements.

The Policy provides that if such a request for a Policy Drawing (other than a Policy Drawing as provided in “—The Policy—Avoidance Drawing”) is properly submitted or resubmitted it will pay to the Subordination Agent for deposit in a separate policy account the applicable payment under the Policy no later than 3:00 p.m. on the later of the relevant Distribution Date and the Business Day on which the request is received by the Policy Provider (if the request is received by 12:00 p.m. on such date) or the next Business Day (if the request is received after that time or on a day that is not a Business Day).

Once any payment under the Policy is paid to the Subordination Agent, the Policy Provider will have no further obligation in respect of such payment. The Policy Provider shall not be required to make any payment except at the times and in the amounts and under the circumstances expressly set forth in the Policy.

The Policy does not cover (i) shortfalls, if any, attributable to the liability of the Class G Trust, the Class G Trustee or the Subordination Agent for withholding taxes, if any (including interest and penalties in respect of that liability), (ii) interest in excess of the Stated Interest Rate for the Class G Certificates (calculated assuming that Continental will not cure any Payment Default), (iii) interest on interest, (iv) default interest, (v) any Premium or other acceleration payment payable in respect of the Class G Certificates, (vi) any Break Amount, (vii) any failure of the Subordination Agent or the Class G Trustee to make any payment due to the holders of the Class G Certificates from funds received or (viii) any amount with respect to the Class B Certificates.

The Policy Provider’s obligation under the Policy will be discharged to the extent that funds are received by the Subordination Agent for distribution to the Class G Trustee and the holders of Class G Certificates, whether or not the funds are properly distributed by the Subordination Agent or the Class G Trustee.

The Policy is noncancellable, except that the Policy may be surrendered for cancellation as described in “Description of the Certificates—Purchase Rights of Certificateholders”. The Policy expires and terminates without any action on the part of the Policy Provider or any other person on the later of (i) the day that is one year and one day following the date on which Final Distributions are made on the Class G Certificates (the “Termination Date”) or (ii) if applicable, the date on which drawings under the Policy referred to in “—Primary Liquidity Provider Drawing” are paid in full, unless an Insolvency Proceeding has commenced and has not been concluded or dismissed on the Termination Date, in which case on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding and (ii) the date on which the Policy Provider has made all payments required to be made under the terms of such Policy in respect of Preference Amounts. No portion of the premium under the Policy is refundable for any reason including payment or provision being made for payment.

The Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York.

Definitions

“Order” means the order referred to in the definition of the term “Preference Amount”.

“Election Distribution Date” means any Special Distribution Date specified by the Subordination Agent upon 20 days’ notice, by reason of the occurrence of a Policy Provider Default occurring after a Policy Provider Election.

“Insolvency Proceeding” means the commencement, after the Issuance Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Continental or any Liquidity Provider and the commencement, after the Issuance Date, of any proceedings by Continental or any Liquidity Provider for the winding up or liquidation of its affairs or the consent, after the Issuance Date, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Continental or any Liquidity Provider.

“Preference Amount” means any payment of principal of, or interest at the applicable Stated Interest Rate on, the Series G Equipment Note made to the Class G Trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of, or interest at the applicable Stated Interest Rate on, the Class G Certificates or any payment of the proceeds of any drawing under the Primary Liquidity Facility or the Above-Cap Account made to a holder which has become recoverable or been recovered from the Class G Trustee, the Subordination Agent or the holders of the Class G Certificates (as the case may be) as a result of such payment being determined or deemed a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinded or requested to be returned in accordance with a final, nonappealable order of a court of competent jurisdiction exercising jurisdiction in an insolvency proceeding.

The Policy Provider Agreement

The Subordination Agent, Continental and the Policy Provider will enter into an insurance and indemnity agreement (the “Policy Provider Agreement”) to be dated as of the Issuance Date pursuant to which Continental agrees to reimburse the Policy Provider for amounts paid pursuant to claims made under the Policy. Pursuant to the Policy Provider Agreement, Continental agrees to pay the Policy Provider a premium based on the Pool Balance of the Class G Certificates and a fee in connection with any prepayment of the Class G Certificates (including by reason of an acceleration of the underlying Equipment Notes, but excluding a prepayment associated with an Event of Loss or to comply with the Collateral Ratio requirements) and to reimburse the Policy Provider for certain expenses.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes the material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Providers, the Policy Provider and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

Intercreditor Rights

Controlling Party

The Mortgagee will be directed in taking, or refraining from taking, any action under the Indenture or with respect to the Equipment Notes issued under the Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom such Equipment Notes are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of the Equipment Notes, except that so long as the Final Distributions on the Class G Certificates have not been made or any Policy Provider Amounts (other than any Excess Reimbursement Obligations) remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G Trustee with respect to the Series G Equipment Note (subject to the proviso contained in “—Voting of Equipment Notes”).

After the occurrence and during the continuance of an Indenture Default, the Mortgagee will be directed in taking, or refraining from taking, any action under the Indenture or with respect to the Equipment Notes issued thereunder, including acceleration of such Equipment Notes or foreclosing the lien on the Collateral, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” will be:

•	Except as provided below, the Policy Provider.

•	If a Policy Provider Default is continuing or if the Policy has been surrendered for cancellation (thereby releasing the Policy Provider from its obligations under the Policy) (as described in “Description of the Certificates—Purchase Rights of Certificateholders”) and the Policy Provider Amounts (other than any amount referred to in clause (c) of the definition of Excess Reimbursement Obligations) have been paid in full, the Class G Trustee.

•	Upon payment of Final Distributions to the holders of Class G Certificates and (unless a Policy Provider Default is continuing) of the Policy Provider Amounts (other than Excess Reimbursement Obligations) to the Policy Provider, the Class B Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Primary Liquidity Provider, as discussed in the next paragraph.

At any time after the Liquidity Provider Reimbursement Date, if a Policy Provider Default attributable to a failure to make a drawing to pay the Primary Liquidity Provider, as described under “Description of the Policy and the Policy Provider Agreement for the Class G Certificates—The Policy—Primary Liquidity Provider Drawing”, is continuing, the Primary Liquidity Provider (so long as the Primary Liquidity Provider has not defaulted in its obligation to make any advance under the Primary Liquidity Facility) shall have the right to become the Controlling Party, provided that if the Policy Provider pays to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider under the Primary Liquidity Facility including all interest accrued thereon to such date, the person determined in accordance with the immediately preceding paragraph shall be the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies”.

“Policy Provider Default” shall mean the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider’s property).

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Note held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Sale of Pledged Spare Parts or Equipment Notes

Upon the occurrence and during the continuation of any Indenture Default, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell some or all of the Pledged Spare Parts or all (but not less than all) of the Equipment Notes issued under the Indenture. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Pledged Spare Parts or Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price.

“Minimum Sale Price” means (a) in the case of any Pledged Spare Parts proposed to be sold, 75% of the then current aggregate Fair Market Value of such Pledged Spare Parts and (b) in the case of the Equipment Notes the lesser of (i) 75% of the current Fair Market Value of all Pledged Spare Parts then subject to the Lien of the Indenture and (ii) the aggregate outstanding principal amount of the Equipment Notes, plus accrued and unpaid interest thereon.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•	To the Subordination Agent, any Trustee, any Certificateholder, the Primary Liquidity Provider and the Policy Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder, the Primary Liquidity Provider or the Policy Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or the Collateral under (and as defined in) the Indenture (collectively, the “Administration Expenses”).

•	To the Primary Liquidity Provider to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay Policy Expenses.

•	To the Primary Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Provider) and to the Policy Provider to the extent required to pay interest accrued on certain Policy Provider Obligations and, if the Policy Provider has paid to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of the payment made to the Primary Liquidity Provider attributable to interest accrued on the drawings.

•	To (i) the Primary Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Primary Liquidity Provider), (ii) if applicable, unless (x) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Cash Collateral Account up to the Required Amount (less the amount of any repayments of Interest Drawings while sub-clause (x) of this clause is applicable) and (iii) if the Policy Provider has paid to the Primary Liquidity Provider all outstanding drawings and interest thereon owing to the Primary Liquidity Provider or if the Policy Provider has honored any Policy Drawings as a result of the failure of the Primary Liquidity Provider to honor Interest Drawings in accordance with the Primary Liquidity Facility, to the Policy Provider to the extent required to reimburse the Policy Provider for the amount of such payment made to the Primary Liquidity Provider in respect of principal of drawings under the Primary Liquidity Facility and the amount of such Policy Drawings, as applicable.

•	If applicable, unless (x) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date (less any amount then on deposit in Above-Cap Account).

•	To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Class G Trustee to the extent required to pay Expected Distributions on the Class G Certificates.

•	To the Policy Provider to the extent required to pay Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above and any Excess Reimbursement Obligations) and certain fees.

•	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

•	To the Policy Provider to the extent required to pay any Excess Reimbursement Obligations.

•	If applicable, unless (x) any Equipment Note is a Non-Performing Equipment Note and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred, to replenish the Above-Cap Collateral Account up to an amount equal to the Above-Cap Collateral Amount as recalculated as of such date.

“Liquidity Obligations” means the obligations to reimburse or to pay the Primary Liquidity Provider all principal, interest, fees and other amounts owing to it under the Primary Liquidity Facility or certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Primary Liquidity Facility.

“Policy Provider Obligations” means all reimbursement and other amounts, including fees and indemnities (to the extent not included in Policy Expenses), due to the Policy Provider under the Policy Provider Agreement (except certain specified fees and other amounts payable to the Policy Provider).

“Policy Expenses” means all amounts (including amounts in respect of premiums, fees, expenses or indemnities) due to the Policy Provider under the Policy Provider Agreement or certain other agreements other than (i) the amount of any Excess Reimbursement Obligations, (ii) any Policy Drawing, (iii) any interest accrued on any Policy Provider Obligation, (iv) certain specified fees and other amounts payable to the Policy Provider, (v) any amounts that the Policy Provider is entitled to receive by virtue of its subrogation rights under the Intercreditor Agreement and (vi) reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facility paid by the Policy Provider to the Primary Liquidity Provider, provided that if, at the time of determination, a Policy Provider Default exists, Policy Expenses will not include any indemnity payments owed to the Policy Provider.

“Policy Drawing” means any payment of a claim under the Policy.

“Excess Reimbursement Obligations” means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the Series G Equipment Note in excess of 24 months of interest at the interest rate applicable to such Equipment Note, (b) any interest on the Liquidity Obligations in respect of the Primary Liquidity Facility paid by the Policy Provider to the Primary Liquidity Provider from and after the end of the 24-month period referred to under the caption “Description of the Policy and the Policy Provider Agreement for the Class G Certificates—The Policy—No Proceeds Drawing” and (c) interest on Policy Drawings as set forth in the Policy Provider Agreement (other than such interest that constitutes a Policy Provider Obligation).

“Policy Provider Amounts” means all Policy Provider Obligations, Policy Expenses, certain fees due and payable to the Policy Provider (without duplication of any Policy Provider Obligations or Policy Expenses) and Excess Reimbursement Obligations.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the sum of (1) accrued and unpaid interest on the outstanding Pool Balance of such Certificates and (2) the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, as of the Issuance Date) and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Performing Equipment Note held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Non-Performing Equipment Note held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Note formerly held in such Trust that has been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of any Equipment Note or Collateral, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: “(1) accrued, due and unpaid interest on the outstanding Pool Balance of such Certificates together with (without duplication) accrued and unpaid interest on a portion of the outstanding Pool Balance of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)”. For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Premium or Break Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Premium or Break Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the Indenture or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) (except that, so long as the Final Distributions on the Class G Certificates have not been made or any Policy Provider Amounts (other than Excess Reimbursement Obligations) remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall request directions from the Policy Provider rather than the Class G Trustee with respect to the Series G Equipment Note) and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Primary Liquidity Provider, the Policy Provider and each affected Certificateholder, among other things (a) reduce the amount of principal or interest payable by Continental, or change the time of payment or method of calculation of any amount, under any Equipment Note, (b) permit the creation of any security interest on the Collateral or any part thereof, except as provided therein, or deprive any holder of an Equipment Note of the benefit of the lien of the Indenture on the Collateral or (c) modify the percentage of holders of Equipment Notes issued under the Indenture required to take or approve any action under the Indenture. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence and during the continuation of an Indenture Default, the Subordination Agent shall instruct the Class G Trustee to, and the Class G Trustee shall, request that DTC post on its internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Class G Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of Continental to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to each Trustee, the Liquidity Providers, the Policy Provider, the Rating Agencies and Continental a statement setting forth the following information:

•	After a bankruptcy of Continental, whether the Pledged Spare Parts are (i) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (ii) subject to an election by Continental under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•	To the best of Subordination Agent’s knowledge, after requesting such information from Continental, the location of the Pledged Spare Parts.

•	The current Pool Balance of each Class of Certificates and the outstanding principal amount of all Equipment Notes.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and source of payment (by party, if applicable).

•	If the Subordination Agent has made a Final Drawing under the Primary Liquidity Facility.

•	The amounts currently owed to each Liquidity Provider.

•	The amounts drawn under each Liquidity Facility.

•	The amounts owed to the Policy Provider.

•	After a bankruptcy of Continental, any operational reports filed by Continental with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE APPRAISAL

SH&E, an independent aviation appraisal and consulting firm, has prepared an appraisal of the spare parts of the types included in the Collateral owned by Continental as of December 25, 2005. A report, dated February 16, 2006, summarizing such appraisal is annexed to this Prospectus Supplement as Appendix II. The appraisal is subject to a number of assumptions and limitations and was prepared based on certain specified methodologies. In preparing its appraisal, SH&E conducted only a limited physical inspection of certain locations at which Continental maintains the spare parts. An appraisal that is subject to other assumptions and limitations and based on other methodologies may result in valuations that are materially different from those contained in SH&E’s appraisal.

The spare parts included in the Collateral fall into two categories, “rotables” and “expendables”. “Rotables” are parts that wear over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which they relate. For example, thrust reversers, auxiliary power units and landing gear are Rotables. Expendables consist of parts that can be restored to a serviceable condition but have a life less than the related flight equipment and parts that generally are used once and thereby consumed or thereafter discarded. For example, engine cowlings, engine blades and duct assemblies are repairable expendable parts and bolts, screws, tubes and hoses are consumable expendable parts. Spare engines are not included in the Collateral. Set forth below is certain information about the spare parts of the types included in the Collateral and the appraised value of such spare parts set forth in SH&E’s appraisal referred to above:

	Spare Parts Quantity(1)
Aircraft Model	Expendables	Rotables	Total	Appraised Value
				(In millions)

737-300/500	—	2,538	2,538	$31.07
737-700/800/900	331,796	5,841	337,637	160.04
757-200	190,992	2,651	193,643	72.11
757-300	19,368	136	19,504	4.26
767-200	26,113	213	26,326	6.37
767-400	59,739	1,460	61,199	50.75
777-200	113,167	2,250	115,417	86.65
Interchangeable	—	3,529	3,529	21.60

Total	741,175	18,618	759,793	$432.84

(1)	This quantity of spare parts used in preparing the appraised value was determined as of December 25, 2005. Since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of Continental’s business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Continental is required to provide to the Policy Provider, the Mortgagee and the Rating Agencies a semiannual appraisal of the Collateral. See “Description of the Equipment Notes—Collateral”.

An appraisal is only an estimate of value. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Collateral may be less than its appraised value. The value of the Collateral if remedies are exercised under the Indenture will depend on market and economic conditions, the supply of similar spare parts, the availability of buyers, the condition of the Collateral and other factors. In addition, since spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to Equipment Notes and the Collateral would equal the appraised value of the Collateral or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indenture, the Collateral Maintenance Agreement and the Note Purchase Agreement, forms of each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

General

The Equipment Notes will be issued in two series: the “Series G Equipment Note” and the “Series B Equipment Note” (each, a “Series” of Equipment Notes and, collectively, the “Equipment Notes”). The Equipment Notes will be full recourse obligations of Continental.

On the Issuance Date, the Trustees will use the proceeds from the sale of the Certificates to purchase the Equipment Notes pursuant to the Note Purchase Agreement, among Continental, Wilmington Trust Company, as mortgagee (the “Mortgagee”), the Trustees and the Subordination Agent (the “Note Purchase Agreement”). The Equipment Notes will be issued pursuant to the Trust Indenture and Mortgage between Continental and the Mortgagee (the “Indenture”), which provides for a lien on the Pledged Spare Parts and the other Collateral to secure Continental’s obligations with respect to the Equipment Notes.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the Final Expected Distribution Date. Interest will be payable on the unpaid principal amount of each of the Series G Equipment Note and the Series B Equipment Note at the rate applicable to such Equipment Note on March 2, June 2, September 2 and December 2 of each year, commencing on September 2, 2006. Interest is calculated on the basis of the actual number of days elapsed over a 360-day year.

The entire principal amount of the Series G Equipment Note and the Series B Equipment Note is scheduled to be paid on the Final Expected Distribution Date.

Subject to the provisions of the Intercreditor Agreement, principal paid on the redemption of the Equipment Note held in each Trust will be passed through to the Certificateholders of such Trust when paid. See “—Optional Redemption”.

If any date scheduled for a payment of principal, Premium (if any), Break Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, and interest shall be added for such additional period.

Determination of LIBOR

LIBOR (“LIBOR”) for the period commencing on and including the Issuance Date and ending on but excluding the first Regular Distribution Date (the “Initial Interest Period” and an “Interest Period”) will be determined on the second Business Day preceding the Issuance Date as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page “3750” on the Telerate Monitor.

For the purpose of calculating LIBOR for each subsequent period from and including a Regular Distribution Date to but excluding the next succeeding Regular Distribution Date (each, also an “Interest Period”), Continental will enter into a Reference Agency Agreement (the “Reference Agency Agreement”) with Wilmington Trust Company, as reference agent (the “Reference Agent”) and the Subordination Agent. The Reference Agent will determine LIBOR for each Interest Period following the Initial Interest Period, on a date (the “Reference Date”) that is two London banking days (meaning days on which commercial banks are open for general business in London, England) before the Regular Distribution Date on which such Interest Period commences.

On each Reference Date, the Reference Agent will determine LIBOR as the rate for deposits in U.S. dollars for a period of three months that appears on the display designated as page “3750” on the Telerate Monitor (or such other page or service as may replace it) as of 11:00 a.m. (London time).

If the rate determined as described in the foregoing paragraph does not appear on the Telerate Page 3750, the Reference Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by certain reference banks as described in the Reference Agency Agreement at approximately 11:00 a.m., London time, on the Reference Date for such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the London interbank market at the relevant time. The Reference Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the interest rate for the next Interest Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Reference Agent in good faith and in a commercially reasonable manner, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. Dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in the New York market at the relevant time, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, LIBOR shall be the floating rate of interest in effect for the last preceding Interest Period.

The Reference Agent’s determination of LIBOR (in the absence of negligence, willful default, bad faith or manifest error) will be conclusive and binding upon all parties.

As promptly as is practicable after the determination thereof, the Reference Agent will give notice of its determination of LIBOR for the relevant Interest Period to Continental, the Trustees, the Mortgagee, the Subordination Agent, the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Policy Provider. Certificateholders may obtain such information from the Trustees or otherwise in the statements included with each distribution of a Scheduled Payment or Special Payment.

Continental reserves the right to terminate the appointment of the Reference Agent at any time on 30 days’ notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the Certificates. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

Break Amount

“Break Amount” means, as of any date of payment, redemption or acceleration for any Equipment Note (the “Applicable Date”), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below.

The Break Amount as of any Applicable Date will be calculated as follows:

Break Amount = Z − Y

Where:

X	=	with respect to any applicable Interest Period, the sum of (i) the amount of the outstanding principal amount of such Equipment Note as of the first day of the then applicable Interest Period and (ii) interest payable thereon during such entire Interest Period at then effective LIBOR.

Y	=	X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

Z	=	X, discounted to present value from the last day of the then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date, as the discount rate.

No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

Optional Redemption

The Equipment Notes may be redeemed at any time, in whole or (so long as no Payment Default has occurred and is continuing) in part by the Company at its sole option, except that no Equipment Notes may be redeemed by the Company prior to the third anniversary of the Issuance Date (other than in connection with a redemption to satisfy the maximum Collateral Ratio requirements or the minimum Rotable Ratio requirement or to the extent required as a result of certain reductions in Continental’s aircraft fleet). The redemption price for any such optional redemption will equal the sum of 100% of the principal amount of the redeemed portion of the Equipment Notes as of the date of redemption, plus accrued and unpaid interest thereon and Break Amount, if any, with respect thereto.

In addition, if a Series B Equipment Note is redeemed on or after the third anniversary and before the fifth anniversary of the Issuance Date (except in connection with a redemption to satisfy the maximum Collateral Ratio requirements or the minimum Rotable Ratio requirement or to the extent required as a result of certain reductions in Continental’s aircraft fleet), such redemption price will include a premium (the “Premium”) equal to the following percentage of the principal amount of such Equipment Note to be redeemed:

If redeemed during the
year prior to the
anniversary of the
Issuance Date indicated	Series B
below	Premium

4th	%
5th	%

In the case of an optional redemption of Equipment Notes prior to the fifth anniversary of the Issuance Date required as a result of certain reductions in Continental’s aircraft fleet (see “—Collateral—Fleet Reduction” below), the redemption price will include a premium (also a “Premium”) equal to the following percentage of the principal amount redeemed:

If redeemed during the
year prior to the
anniversary of the
Issuance Date indicated	Series G	Series B
below	Premium	Premium

	%	%

Notwithstanding the foregoing, so long as the Series G Equipment Note and the Policy Provider Obligations have not been paid in full, unless the Controlling Party shall otherwise agree, no redemption of the Series B Equipment Note may be made unless:

•	the maximum Senior Collateral Ratio requirement is then satisfied (after giving effect to any concurrent redemption of the Series G Equipment Note); or

•	the Series G Equipment Note is simultaneously redeemed in full. (Indenture, Section 2.11)

If Continental gives notice of redemption, it may revoke such redemption by notice to the Mortgagee at least three Business Days prior to the scheduled redemption date.

Collateral

The Equipment Notes will be secured by a lien on spare parts (including appliances) first placed in service after October 22, 1994, and owned by Continental that are

•	appropriate for installation on or use in one or more of the following aircraft models: Boeing model 737-700, 737-800, 737-900, 757-200, 757-300, 767-200, 767-400 or 777-200 aircraft, any engine utilized on any such aircraft or any other spare part included in the Collateral, and not appropriate for installation on or use in any other model of aircraft currently operated by Continental or engine utilized on any such other model of aircraft;

•	Rotables appropriate for installation on or use in a Boeing model 737-300 or 737-500 aircraft (or both), any engine utilized on any such aircraft or any other spare part included in the Collateral; or

•	Rotables appropriate for installation on or use in more than one of the models of aircraft referred to above or engine utilized on any such aircraft (collectively, the “Qualified Spare Parts”);

together with certain records relating to such spare parts, certain rights of Continental with respect to such spare parts and certain proceeds of the foregoing (collectively, the “Collateral”). The lien will not apply for as long as a spare part is installed on or being used in any aircraft, engine or other spare part so installed or being used. In addition, the lien will not apply if a spare part is not located at a Designated Location. (Indenture, Granting Clause) Spare engines are not included in the Collateral.

Continental will grant a security interest in the Collateral pursuant to the Indenture. In addition, on the Issuance Date, Continental will enter into a Collateral Maintenance Agreement (the “Collateral Maintenance Agreement” and, together with the Note Purchase Agreement, the Indenture and the Equipment Notes, the “Operative Agreements”) with the Policy Provider and the Mortgagee, providing for appraisal reports and certain other requirements with respect to the Collateral. The following summarizes certain provisions of the Indenture and Collateral Maintenance Agreement relating to the spare parts included in the Collateral (the “Pledged Spare Parts”).

Appraisals and Maintenance of Ratios

Continental is required to furnish to the Policy Provider, the Trustees and the Rating Agencies by the tenth Business Day of April and the tenth Business Day of October in each year, commencing in October 2006, so long as the Equipment Notes of any Series are outstanding, a certificate of an independent appraiser. Such certificates are required to state such appraiser’s opinion of the fair market value of the Collateral and Rotables included in the Collateral, determined on the basis of a hypothetical sale negotiated in an arm’s length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions (the “Fair Market Value”). This appraisal will not apply to any cash or permitted investment securities (the “Cash Collateral”) then held as collateral for the Equipment Notes, and any such securities will be valued by the Trustees in accordance with customary financial market practices. Such valuations will then be used to calculate the following:

•	the “Senior Collateral Ratio” applicable to the Series G Equipment Note, which shall mean a percentage determined by dividing (i) the aggregate outstanding principal amount of the Series G Equipment Note minus the sum of the Cash Collateral, if any, held by the Mortgagee by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral) as set forth in such independent appraiser’s certificate;

•	the “Subordinated Collateral Ratio” applicable to the Series B Equipment Note, which shall mean a percentage determined by dividing (i) the aggregate outstanding principal amount of the Series G Equipment Note and of the Series B Equipment Note minus the sum of the Cash Collateral, if any, held by the Mortgagee by (ii) the Fair Market Value of all Collateral (excluding any Cash Collateral) as set forth in such independent appraiser’s certificate; and

•	the “Rotable Ratio” applicable to the Series G Equipment Note, which shall mean a percentage determined by dividing (i) the Fair Market Value of the Rotables as set forth in such independent appraiser’s certificate by (ii) the aggregate outstanding principal amount of the Series G Equipment Note minus the sum of the Cash Collateral, if any, held by the Mortgagee.

The calculation of the Senior Collateral Ratio, the Subordinated Collateral Ratio (together, the “Collateral Ratios”) and the Rotable Ratio will be set forth in a certificate provided by Continental. (Collateral Maintenance Agreement, Article 2)

If the Senior Collateral Ratio as so determined is greater than 45.0% or the Subordinated Collateral Ratio as so determined is greater than 75.0%, Continental will be required, within 90 days after the date of Continental’s certificate calculating such Collateral Ratios, to:

•	subject to the lien of the Indenture additional Qualified Spare Parts;

•	subject to the lien of the Indenture spare parts (including appliances) first placed in service after October 22, 1994, and owned by Continental appropriate for installation on or use in any Boeing model 787 aircraft, any engine utilized on any such aircraft or any other spare part included in the Collateral (“787 Spare Parts”) (in the first instance of adding 787 Spare Parts, subject to the approval of the Policy Provider);

•	grant a security interest in other property to secure the Equipment Notes for the benefit of the Mortgagee (which thereafter will be included as “Collateral” for purposes of the Equipment Notes), but only if the Policy Provider agrees and Continental shall have received written confirmation from each nationally recognized rating agency then rating the Class G Certificates or the Class B Certificates at Continental’s request (a “Rating Agency”) that the use of such additional collateral and the related agreements to reduce the Collateral Ratios will not result in a reduction of the rating for the Class G Certificates or the Class B Certificates below the then current rating for such Certificates (such rating in the case of the Class G Certificates determined without regard to the Policy) or a withdrawal or suspension of the rating of such Certificates;

•	provide Cash Collateral to the Mortgagee under the Indenture (provided that if Continental’s cash, cash equivalents and certain other marketable securities as of the applicable determination date was less than $600,000,000, then the total amount of Cash Collateral may not exceed $20,000,000);

•	redeem the Equipment Notes in whole or in part (provided that, in the case of the Series B Equipment Note, any such redemption before the fifth anniversary of the Issuance Date may be made only to the extent necessary to satisfy the applicable Collateral Ratio requirement); or

•	any combination of the foregoing;

such that the Senior Collateral Ratio and the Subordinated Collateral Ratio, as recalculated giving effect to such action (but otherwise using the information most recently used to determine such Collateral Ratios), would not be greater than the applicable maximum percentage. (Collateral Maintenance Agreement, Section 3.1(a))

If the Rotable Ratio as so determined is less than 150.0%, Continental will be required, within 90 days after the date of Continental’s certificate calculating such Rotable Ratio, to:

•	subject to the lien of the Indenture additional Rotables constituting Qualified Spare Parts;

•	subject to the lien of the Indenture additional Rotables constituting 787 Spare Parts (in the first instance of adding 787 Spare Parts, subject to the approval of the Policy Provider);

•	provide additional Cash Collateral to the Mortgagee under the Indenture (provided that if Continental’s cash, cash equivalents and certain other marketable securities as of the applicable determination date was less than $600,000,000, then the total amount of Cash Collateral may not exceed $20,000,000);

•	redeem the Equipment Notes in whole or in part (provided that, in the case of the Series B Equipment Note, any such redemption before the fifth anniversary of the Issuance Date may be made only to the extent necessary to satisfy the Rotable Ratio requirement); or

•	any combination of the foregoing;

such that the Rotable Ratio, as recalculated giving effect to such action (but otherwise using the information most recently used to determine such Rotable Ratio), would not be less than the applicable minimum percentage. (Collateral Maintenance Agreement, Section 3.1(b))

If Continental provides additional Cash Collateral to comply with any such maximum Collateral Ratio or minimum Rotable Ratio requirement, it must, within 90 days after providing such Cash Collateral, take additional action (other than providing Cash Collateral) to cause the Collateral Ratios and Rotable Ratio (calculated to exclude such Cash Collateral) to comply with the applicable maximum and minimum percentage. (Collateral Maintenance Agreement, Section 3.1(e))

If the Senior Collateral Ratio and Subordinated Collateral Ratio are less than the applicable maximum percentage and the Rotable Ratio is greater than the applicable minimum percentage, in each case as most recently determined as described above, and the Mortgagee held Cash Collateral as of the relevant determination date, Continental may withdraw Cash Collateral in excess of the amount necessary to comply with such ratios. (Indenture, Section 3.06(b)) In such case, so long as no Indenture Default or any of certain other specified defaults is then continuing, the Mortgagee will pay to Continental an amount of Cash Collateral such that the Senior Collateral Ratio and the Subordinated Collateral Ratio would not be greater than the applicable maximum percentage and the Rotable Ratio would not be less than the applicable minimum percentage.

Continental is required to furnish to the Policy Provider and the Mortgagee, within ten Business Days after each January 1 and July 1, commencing with January 1, 2007, a report providing certain information regarding the quantity of Pledged Spare Parts included in the Collateral and compliance with certain requirements of the Collateral Maintenance Agreement. (Collateral Maintenance Agreement, Section 2.3)

Fleet Reduction

The Collateral Maintenance Agreement requires that the Equipment Notes be redeemed if the total number of aircraft of any of the five aircraft model groups listed below in Continental’s in-service fleet during any period of 60 consecutive days is less than the minimum specified below for such group (other than due to restrictions on operating such aircraft imposed by the FAA or any other U.S. Government agency):

Aircraft Model	Minimum

• Boeing 737-300 and Boeing 737-500 Aircraft	40 Aircraft
• Boeing 737-700, Boeing 737-800 and Boeing 737-900 Aircraft	63 Aircraft
• Boeing 757-200 and Boeing 757-300 Aircraft	23 Aircraft
• Boeing 767-200 and Boeing 767-400 Aircraft	13 Aircraft
• Boeing 777-200 Aircraft	9 Aircraft

If any of the foregoing specified minimums is not so satisfied with respect to any aircraft model group, then within 90 days after such occurrence, Continental must partially redeem the Series G Equipment Note in a percentage of the outstanding principal amount of the Series G Equipment Note determined by dividing the appraised value of the Pledged Spare Parts that are appropriate for installation on, or use in, only the aircraft of such model group, or the engines utilized only on such aircraft, by the appraised value of the Collateral. In addition, Continental must partially redeem the Series B Equipment Note in the same percentage of the outstanding principal amount of the Series B Equipment Note. (Collateral Maintenance Agreement, Section 3.3)

Liens

Continental is required to maintain the Collateral free of any liens, other than the rights of the Mortgagee and Continental arising under the Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Mortgagee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of the Mortgagee therein or impair the lien of the Indenture. (Indenture, Section 4.02)

Maintenance

Continental is required to maintain the Pledged Spare Parts in good working order and condition, excluding (i) Pledged Spare Parts that have become worn out or unfit for use and not reasonably repairable or obsolete, (ii) Pledged Spare Parts that are not required for Continental’s normal operations and (iii) expendable parts that have been consumed or used in Continental’s operations. In addition, Continental must maintain all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts. (Indenture, Section 4.03)

Use and Possession

Continental has the right to deal with the Pledged Spare Parts in any manner consistent with its ordinary course of business. This includes the right to install on, or use in, any aircraft, engine or Qualified Spare Part leased to or owned by Continental any Pledged Spare Part, free from the lien of the Indenture. (Indenture Section 4.04)

Continental may not sell, lease, transfer or relinquish possession of any Pledged Spare Part without the prior written consent of the Policy Provider, except as permitted by the Indenture or the Collateral Maintenance Agreement. (Indenture, Section 4.04(c)) So long as no Event of Default has occurred and is continuing, Continental may sell, transfer or dispose of Pledged Spare Parts free from the Lien of the Indenture. (Indenture, Section 4.04) However, as of any date during the period between the dates of independent appraiser’s certificates delivered pursuant to the Collateral Maintenance Agreement, the aggregate appraised value of all Pledged Spare Parts (x) previously during such period sold, transferred or disposed of (with certain exceptions) may not exceed 3% of the appraised value of the Collateral, (y) then subject to leases or loans may not exceed 3% of the appraised value of the Collateral or (z) previously during such period moved from a Designated Location to a location that is not a Designated Location (with certain exceptions) may not exceed 3% of the appraised value of the Collateral. (Collateral Maintenance Agreement, Section 3.2) Such restrictions may be waived by the Policy Provider, so long as after giving effect to a transaction permitted as a result of such waiver the Subordinated Collateral Ratio (using the information most recently used to determine such ratio) would not be greater than 75.0%. (Collateral Maintenance Agreement, Section 4.4)

In the ordinary course of business, Continental may transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any person for the purpose of transport to any of the foregoing. In addition, Continental may dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use and may sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the lien of the Indenture. Continental also may subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement arrangement customary in the airline industry and entered into in the ordinary course of business; provided, however, that if Continental’s title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a sale with respect to such Pledged Spare Part. (Indenture, Section 4.04(c))

So long as no Event of Default shall have occurred and be continuing, Continental may enter into a lease with respect to any Pledged Spare Part to any U.S. air carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person. In the case of any such lease, Continental will include in such lease appropriate provisions which (i) make such lease expressly subject and subordinate to all of the terms of the Indenture, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of the Pledged Spare Parts thereunder; (ii) require the lessee to comply with the insurance requirements of the Indenture; and (iii) require that the Pledged Spare Parts subject thereto be used in accordance with the limitations applicable to Continental’s use, possession and location of such Pledged Spare Parts provided in the Collateral Maintenance Agreement and the Indenture (including, without limitation, that such Pledged Spare Parts be kept at one or more Designated Locations). (Indenture, Section 4.04(d))

Designated Locations

Continental is required to keep the Pledged Spare Parts at one or more of the designated locations specified in the Indenture or added from time to time by Continental in accordance with the Indenture (the “Designated Locations”), except as otherwise permitted under the Indenture and Collateral Maintenance Agreement. (Indenture, Section 4.04(b)) Continental will be entitled to hold Qualified Spare Parts at locations other than Designated Locations. The lien of the Indenture will not apply to any spare part not located at a Designated Location.

Insurance

Continental is required to maintain insurance covering physical damage to the Pledged Spare Parts. Such insurance must provide for the reimbursement of Continental’s expenditure in repairing or replacing any damaged or destroyed Pledged Spare Part. If any such Pledged Spare Part is not repaired or replaced, such insurance must provide for the payment of the amount it would cost to repair or replace such Pledged Spare Part, on the date of loss, with proper deduction for obsolescence and physical depreciation. However, after giving effect to self-insurance permitted as described below, the amounts payable under such insurance may be less.

All insurance proceeds paid under such policies as a result of the occurrence of an “Event of Loss” with respect to any Pledged Spare Parts involving proceeds in excess of $2 million, up to 110% of the outstanding principal amount of the Equipment Notes (the “Debt Balance”), will be paid to the Mortgagee. The entire amount of any insurance proceeds not involving an “Event of Loss” with respect to any Pledged Spare Parts or involving proceeds of $2 million or less, and the amount of insurance proceeds in excess of the Debt Balance, will be paid to Continental so long as no Payment Default, Event of Default or Continental Bankruptcy Event shall be continuing. For these purposes, “Event of Loss” means, with respect to any Pledge Spare Part, its destruction, damage beyond economic repair, damage that results in the receipt of insurance proceeds on the same basis as destruction, loss of possession by Continental for 90 consecutive days as a result of theft or disappearance or requisition by a government entity (other than the U.S. government) for more than 180 days. Any such proceeds held by the Mortgagee will be disbursed to Continental to reimburse it for the purchase of additional Qualified Spare Parts after the occurrence of such Event of Loss. In addition, such proceeds will be disbursed to Continental to the extent it would not cause the Collateral Ratios, as subsequently determined, to exceed the applicable maximum percentages.

Continental is also required to maintain third party liability insurance with respect to the Pledged Spare Parts, in an amount and scope as it customarily maintains for equipment similar to the Pledged Spare Parts.

Continental may self-insure the risks required to be insured against as described above in such amounts as shall be consistent with normal industry practice. (Indenture, Annex B)

Limitation of Liability

Except as otherwise provided in the Indenture, the Mortgagee, in its individual capacity, will not be answerable or accountable under the Indenture or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indenture, Section 7.01)

Indenture Defaults, Notice and Waiver

Indenture Defaults will include:

•	The failure by Continental to pay any interest, principal, Break Amount, if any, or Premium, if any, when due (including when due in connection with an optional redemption), under the Indenture or under any Equipment Note that continues for more than ten Business Days, or failure to pay any other amount payable by it under the Indenture or Note Purchase Agreement when due, which continues for a period in excess of ten Business Days after Continental receives written demand from the Mortgagee or holder of an Equipment Note (without giving effect to such notice or grace period provisions, a “Payment Default”).

•	Any representation or warranty made by Continental in such Indenture or certain related documents furnished to the Mortgagee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Mortgagee or holder of an Equipment Note and remains unremedied after notice and specified cure periods.

•	Failure by Continental to carry required insurance, which continues unremedied for a period of 30 days.

•	Failure by Continental to add collateral or redeem Equipment Notes if a semiannual Collateral Ratio or Rotable Ratio requirement is not satisfied within the relevant time period specified in the Collateral Maintenance Agreement or to redeem the Series G Equipment Note when required as a result of certain reductions in Continental’s aircraft fleet.

•	Failure by Continental to perform or observe any other covenant or obligation for the benefit of the Mortgagee or holders of Equipment Notes or certain related documents that continues after notice and specified cure periods.

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of Continental (each, a “Continental Bankruptcy Event”). (Indenture, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes, by notice to the Mortgagee, may on behalf of all the holders waive any existing default and its consequences under the Indenture, except a default in the payment of the principal of, or Premium, Break Amount or interest on, any such Equipment Notes or a default in respect of any covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indenture, Section 5.06) See “Description of the Intercreditor Agreement—Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

If an Indenture Default (other than a Continental Bankruptcy Event) occurs and is continuing, the Mortgagee or the holders of a majority in principal amount of the Equipment Notes outstanding may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon and Break Amount, if any. If a Continental Bankruptcy Event occurs, such amounts shall be due and payable without any declaration or other act on the part of the Mortgagee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the Mortgagee an amount sufficient to pay all principal, interest, Break Amount, if any, and Premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indenture, Section 5.02)

The Indenture provides that if an Indenture Default has occurred and is continuing, the Mortgagee may exercise certain rights or remedies available to it under the Indenture or under applicable law.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

It is a condition to the Trustees’ obligation to purchase the Equipment Notes that outside counsel to Continental, Hughes Hubbard & Reed LLP, provide its opinion that the Mortgagee will be entitled to the benefits of Section 1110 with respect to the Pledged Spare Parts as of the Issuance Date, assuming that, at such time, Continental holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Mortgagee’s exercise of rights contained in the Indenture, see “—Indenture Defaults, Notice and Waiver”.

If an Indenture Default occurs and is continuing, any sums held or received by the Mortgagee may be applied to reimburse the Mortgagee for any tax, expense or other loss incurred by it and to pay any other amounts due to the Mortgagee prior to any payments to holders of the Equipment Notes issued under the Indenture. (Indenture, Section 5.03(b))

Modification of Indenture and Other Operative Agreements

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture, the provisions of the Indenture and the other Operative Agreements may not be amended or modified, except to the extent indicated below.

The Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Indenture, Section 10.01(b))

Without the consent of the Liquidity Providers, the Policy Provider and the holder of each Equipment Note outstanding affected thereby, no amendment or modification of the Indenture may among other things (a) reduce the principal amount of, or Break Amount, if any, Premium, if any, or interest payable on, any Equipment Notes or change the date on which any principal, Break Amount, if any, Premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of the Indenture, except as provided therein, or deprive any holder of an Equipment Note of the benefit of the lien of the Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under the Indenture required to take or approve any action under the Indenture. (Indenture, Section 10.01(a))

The provisions of the Collateral Maintenance Agreement requiring that appraisals of the Collateral be obtained for purposes of determining the Subordinated Collateral Ratio by the tenth Business Day in April and October of each year and that the maximum Subordinated Collateral Ratio be complied with in connection with such appraisals may be amended, supplemented or waived only by agreement of Continental and the Mortgagee, acting with the consent of the holders of a majority of the outstanding principal amount of the Series B Equipment Note. (Collateral Maintenance Agreement, Section 4.4)

Indemnification

Continental will be required to indemnify the Mortgagee, the Primary Liquidity Provider, the Above-Cap Liquidity Provider, the Subordination Agent, the Policy Provider and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental (“Tax Counsel”), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

U.S. Certificateholders

Taxation of U.S. Certificateholders Generally

In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, the Trusts will be classified as grantor trusts for U.S. federal income tax purposes. A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the Equipment Note held by the Trust and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on an Equipment Note will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. Any amounts received by a Trust under a Liquidity Facility or Policy in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee, the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Policy Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Redemption of Equipment Notes

In the event an Equipment Note is redeemed in whole or in part, a U.S. Certificateholder generally will recognize capital gain or loss based upon the difference between such U.S. Certificateholder’s share of the principal amount and Premium and Break Amount, if any, paid with respect to such Equipment Note and such U.S. Certificateholder’s basis in its interest in the Equipment Note (or, in the case of a partial redemption, an allocable portion thereof).

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder’s adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 15%. After December 31, 2010, this maximum rate is scheduled to return to the previous maximum rate of 20%.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal and interest on an Equipment Note to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Continental;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to Continental; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of Premium or Break Amount paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Backup Withholding

Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax (currently at the rate of 28%) unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

CERTAIN DELAWARE TAXES

The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Underwriter, the Mortgagee, the Trustees, the Policy Provider and the Liquidity Providers. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class G Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued an individual administrative exemption, as most recently amended, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)), as amended, to the Underwriter (the “Underwriter Exemption”). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody’s, Standard & Poor’s, Duff & Phelps Inc. or Fitch; and the investing Plan be an accredited investor as defined in Rule 501(a) (1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre funding account (except for a limited amount of pre funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months). There can be no assurance that the Department of Labor would determine that the Underwriter Exemption would be applicable to Class G Certificates. Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class G Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class G Certificates or the assets of the Class G Trust. Therefore, the fiduciary of a Plan considering the purchase of a Class G Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May   , 2006 between Continental and Morgan Stanley & Co. Incorporated (the “Underwriter”), Continental has agreed to cause each Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the Certificates in the aggregate principal amount of $320,000,000.

The underwriting agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter is obligated to purchase all of the Certificates if any are purchased.

The underwriting agreement provides that Continental will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter proposes initially to offer the Certificates at the public offering prices stated on the cover page of this Prospectus Supplement.

The Certificates are a new issue of securities with no established trading market. Continental does not intend to apply for the listing of the Certificates on a national securities exchange. The Underwriter has advised Continental that it presently intends to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or the trading markets for, the Certificates.

Morgan Stanley Bank, Morgan Stanley Capital Services Inc. and Morgan Stanley, each an affiliate of the Underwriter, will act as the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Above-Cap Liquidity Provider Guarantor, respectively. From time to time, the Underwriter or its affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Continental and its affiliates.

Continental expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the   business day following the date hereof (this settlement cycle being referred to as T+  ). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date hereof or the next succeeding   business days will be required, by virtue of the fact that the Certificates initially will settle in T+  , to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriter may bid for, and purchase, Certificates in the open market. Finally, the Underwriter may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in the offering, if the Underwriter repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS

The validity of the Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriter by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreement.

EXPERTS

The consolidated financial statements of Continental Airlines, Inc. appearing in Continental Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 (including the schedule appearing therein), and Continental Airlines, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, and the consolidated financial statements of ExpressJet Holdings, Inc. appearing in the exhibits to Continental Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, and ExpressJet Holdings, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which are incorporated herein by reference. Such financial statements and management’s assessment are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

The consolidated financial statements of Copa Holdings, S.A. for the year ended December 31, 2004 appearing in the exhibits to Continental Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Ernst & Young, Panama, independent registered public accounting firm, as set forth in its report thereon, which is incorporated by reference herein. The financial statements of Copa Holdings, S.A. are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young, Panama as experts in accounting and auditing.

The consolidated financial statements of Financial Guaranty Insurance Company as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 included in Appendix III, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein. Such financial statements are included in Appendix III in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The references to SH&E, and to its appraisal report, dated as of February 16, 2006, are included herein in reliance upon the authority of such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Continental with the Commission are incorporated by reference in this Prospectus Supplement:

Filing	Date Filed

Annual Report on Form 10-K for the year ended December 31, 2005	February 28, 2006
Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2005	March 13, 2006
Quarterly Report on Form 10-Q for the quarter ended March 31, 2006	April 20, 2006
Current Report on Form 8-K	January 4, 2006
Current Report on Form 8-K	January 30, 2006
Current Report on Form 8-K	February 1, 2006
Current Report on Form 8-K	February 2, 2006
Current Report on Form 8-K	March 2, 2006
Current Report on Form 8-K	March 31, 2006
Current Report on Form 8-K	April 4, 2006
Current Report on Form 8-K	April 18, 2006
Current Report on Form 8-K	May 2, 2006
Current Report on Form 8-K	May 8, 2006
Current Report on Form 8-K	May 24, 2005

Our Commission file number is 1-10323.

Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus.

APPENDIX I—INDEX OF TERMS

Page

Above-Cap Account	S-56
Above-Cap Collateral Account	S-56
Above-Cap Collateral Amount	S-56
Above-Cap Liquidity Facility	S-55
Above-Cap Liquidity Provider	S-57
Above-Cap Liquidity Provider Guarantor	S-57
Above-Cap Payment	S-55
Administration Expenses	S-64
Applicable Date	S-71
Base Rate	S-53
Basic Agreement	S-35
Boeing	S-21
Break Amount	S-71
Bush Intercontinental	S-29
Business Day	S-39
Capped Interest Rate	S-50
Capped LIBOR	S-51
Cash Collateral	S-73
Cash Collateral Account	S-51
Cede	S-46
Certificate Account	S-38
Certificates	S-35
Class B Certificates	S-35
Class B Trust	S-35
Class B Trustee	S-36
Class Exemptions	S-83
Class G Certificate Owner	S-46
Class G Certificates	S-35
Class G Trust	S-35
Class G Trustee	S-36
CMI	S-29
Code	S-44
Collateral	S-73
Collateral Maintenance Agreement	S-73
Collateral Ratios	S-73
Commission	S-22
Company	S-29
Continental	S-29
Continental Bankruptcy Event	S-78
Controlling Party	S-63
Copa Airlines	S-30
Current Distribution Date	S-66
Debt Balance	S-77
Default Period	S-58
Delta	S-23
Designated Locations	S-77
DHS	S-23
Distribution Date	S-35
Downgrade Drawing	S-51
DTC	S-39
DTC Participants	S-46
Election Distribution Date	S-61
Equipment	S-78
Equipment Notes	S-70
ERISA	S-82
ERISA Plans	S-82
Event of Loss	S-77
Excess Reimbursement Obligations	S-66
Expected Distributions	S-66
ExpressJet	S-29
FAA	S-24
Fair Market Value	S-73
FGIC	S-32
Final Distributions	S-64
Final Drawing	S-53
Final Expected Distribution Date	S-37
Final Maturity Date	S-37
Fitch	S-34
flybe	S-30
GAAP	S-32
Hopkins International	S-29
Indenture	S-70
Indenture Default	S-40
Indirect DTC Participants	S-46
Initial Interest Period	S-70
Insolvency Proceeding	S-61
Intercreditor Agreement	S-63
Interest Drawing	S-50
Interest Period	S-70
IRS	S-80
Issuance Date	S-52
Liberty International	S-29
LIBOR	S-70
Liquidity Event of Default	S-54
Liquidity Expenses	S-65
Liquidity Facilities	S-50

I-1

Page

Liquidity Facility LIBOR	S-53
Liquidity Obligations	S-65
Liquidity Provider Reimbursement Date	S-60
Liquidity Providers	S-57
Maximum Available Commitment	S-50
Minimum Sale Price	S-64
Moody’s	S-34
Morgan Stanley	S-55
Mortgagee	S-70
Non-Extension Drawing	S-52
Non-Performing Equipment Note	S-51
non-U.S. Certificateholder	S-81
Northwest Airlines	S-23
Note Purchase Agreement	S-70
Operative Agreements	S-73
Order	S-61
Pass Through Trust Agreements	S-35
Payment Default	S-77
Performing Equipment Note	S-51
Plan Asset Regulation	S-82
Plans	S-82
Pledged Spare Parts	S-73
Policy	S-58
Policy Drawing	S-66
Policy Expenses	S-66
Policy Provider	S-32
Policy Provider Agreement	S-62
Policy Provider Amounts	S-66
Policy Provider Default	S-64
Policy Provider Election	S-59
Policy Provider Obligations	S-65
Pool Balance	S-39
Pool Factor	S-39
Preference Amount	S-62
Premium	S-72
Primary Liquidity Facility	S-50
Primary Liquidity Provider	S-50
Prior Funds	S-58
Provider Distribution Date	S-59
PTC Event of Default	S-42
PTCE	S-83
QIBs	S-48
Qualified Spare Parts	S-73
Rating Agency	S-74
Reference Agency Agreement	S-70
Reference Agent	S-70
Reference Date	S-70
Regular Distribution Dates	S-37
Relevant Outstanding Amount	S-58
Replacement Facility	S-51
Required Amount	S-50
Rotable Ratio	S-73
Rotables	S-69
SAP	S-33
Section 1110	S-78
Senior Collateral Ratio	S-73
Series	S-70
Series B Equipment Note	S-70
Series G Equipment Note	S-70
787 Spare Parts	S-74
SH&E	S-24
Special Distribution Date	S-38
Special Payment	S-38
Special Payments Account	S-38
Standard & Poor’s	S-34
Stated Interest Rates	S-37
Subordinated Collateral Ratio	S-73
Subordination Agent	S-63
Tax Counsel	S-80
Termination Date	S-61
Termination Notice	S-54
Threshold Rating	S-52
Transportation Code	S-43
Triggering Event	S-42
Trust Indenture Act	S-44
Trust Property	S-35
Trust Supplement	S-35
Trustee	S-35
Trusts	S-35
U.S. Certificateholders	S-80
U.S. Persons	S-80
Underwriter	S-84
Underwriter Exemption	S-83

I-2

APPENDIX II—APPRAISAL REPORT

II-1

SH&E International Air Transport Consultancy

Appraisal of Selected Spare Parts

Prepared for:

Continental Airlines

Prepared by:

SH&E, Inc.

February 16, 2006

Appraisal of Selected Spare Parts Prepared for: Prepared by: SH&E, Inc. February 16, 2006

Table of Contents	Page i

5 Qualifications	32
6 Limitations	33

Appendix A — Summary of Inventory Adjustments

Table of Contents	Page ii

1	Introduction
1.1 Introduction
Continental Airlines, Inc. (“Continental,” the “Airline” or the Client”) has retained Simat, Helliesen & Eichner, Inc. (“SH&E”) to conduct an appraisal of selected spare parts owned by Continental (collectively, the “Subject Assets”). This appraisal provides SH&E’s opinion as to the Current (or Fair) Market Value (“CMV”) of the Subject Assets.
1.2 Determination
SH&E has determined the adjusted1 Current Market Value of the Subject Assets to be:
$432.84 million

[1]	The adjusted CMV represents the value of the Subject Assets after adjustments for part condition and inventory accuracy.

16 Feb 06	Page 1

Figure 1.1 below provides the value of the spare parts inventory by aircraft type. Figure 1.2 represents the inventory value by part type.
Figure 1-1: Inventory Value by Aircraft Type (CMV in millions)

Aircraft Group	Lines	Qty	CMV
777-200	5,409	115,417	$86.65
737-3/5	505	2,538	$31.07
737-7/8/9	6,982	337,637	$160.04
757-200	7,711	193,645	$72.11
757-300	812	19,504	$4.26
767-200	1,373	26,326	$6.37
767-400	4,302	61,199	$50.75
Interchangeable	365	3,529	$21.60

Grand Total	27,459	759,795	$432.84
Source: CO & SH&E

16 Feb 06	Page 1

Figure 1-2: Inventory Value by Aircraft Type (millions)

Part Type	Aircraft Group	Serviceable CMV	Unserviceable CMV	Total CMV
Expendable	737-7/8/9	$33.96	$0.00	$33.96
	757-200	$19.45	$0.00	$19.45
	757-300	$1.25	$0.00	$1.25
	767-200	$2.39	$0.00	$2.39
	767-400	$11.30	$0.00	$11.30
	777-200	$24.34	$0.00	$24.34
Subtotal:		$92.69	$0.00	$92.69

Rotable	737-3/5	$28.28	$2.78	$31.07
	737-7/8/9	$111.84	$14.24	$126.08
	757-200	$46.74	$5.92	$52.66
	757-300	$2.53	$0.48	$3.01
	767-200	$3.65	$0.32	$3.98
	767-400	$36.78	$2.67	$39.45
	777-200	$56.29	$6.02	$62.31
	Interchangeable	$19.91	$1.69	$21.60
Subtotal:		$306.03	$34.12	$340.15

Grand Total:		$398.72	$34.12	$432.84
Source: CO & SH&E

16 Feb 06	Page 2

1.3 Assumptions
SH&E relied on the following assumptions while performing this valuation:

■	The Subject Assets meet all relevant specifications and performance capabilities.

■	SH&E relied upon Continental’s determination as to the serviceability or unserviceability of the Subject Assets. Any variation in status would affect the values referenced herein.

■	SH&E relied upon Continental’s determination as to ineligible assets such as parts located at international locations and parts deemed to have entered service before October 1994. Continental represented that the data provided to SH&E for this appraisal did not include ineligible assets.

■	SH&E has not addressed any ownership rights and has assumed that the Subject Assets are owned by the Client.

■	The Subject Asset’s records are in compliance with International Civil Aviation Organization (“ICAO”) standards and, furthermore, all Life Limited Parts (“LLPs”) records are traceable “back to birth.[2]”

■	All normally required maintenance has been performed, including compliance with all mandatory U.S. Federal Aviation Administration (“FAA”) Airworthiness Directives.

■	The Subject Assets will continue to be certified for operations under the Joint Airworthiness Authority (“JAA”), the U.S. Federal Aviation Administration (“FAA”), the Civil Aviation Authority (“CAA”) or a comparable authority, and have maintenance performed, as necessary, that is in accordance with industry-recognized standards.

■	All of the data and information provided by Continental Airlines is an accurate representation the actual conditions or circumstances of the Subject Assets.

■	The Subject Assets have not been involved in any major incident or accident that resulted in significant damage to the asset.

[2]	“Back-to-birth” records are those that provide operating history information for each LLP from the date of its first delivery by the Original Equipment Manufacturer (“OEM”) to its first operator and for each subsequent installation.

16 Feb 06	Page 3

2	Description of Assets
2.1 Spare Parts Nomenclature
2.1.1 Part Types
Rotables
Rotable parts are those components that can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they are related. When in need of overhaul, rotable components are generally worth 30-50% of new and, after overhaul, they are typically worth 70-85% of new, depending on the age of the aircraft type.
Examples of rotable parts include thrust reversers, auxiliary power units, landing gears, generators, valves and actuators. Rotable parts normally have a unique serial number.
Repairables
Repairables are those components or parts that can be economically restored to a serviceable or overhauled condition but that have a life that is considerably shorter than the life of the flight equipment to which they are related. In addition, they can be overhauled or repaired only a limited number of times. When in need of overhaul or repair, repairable parts are typically worth 30-50% of new and after overhaul 60-80% of new.
Examples of repairable parts include engine cowlings, fairings, and engine blades, flap track assemblies, certain bearings, duct assemblies and fittings.
Expendables
Expendables are parts or material that, once used, cannot be re-used. If not serviceable, they generally cannot be overhauled or repaired.

16 Feb 06	Page 4

Life Limited Parts
Life Limited Parts (“LLPs”) are parts that have a finite operating life that is defined by hours, cycles or calendar limit and are usually found in engines and landing gear assemblies. When an LLP reaches its life limit, it cannot be overhauled or repaired and typically is destroyed. “Back-to-birth” records provide operating history information for each LLP from the date of its first delivery by the Original Equipment Manufacturer (“OEM”) to its first operator and for each subsequent installation. Such records, although not specifically mandated by regulatory authorities, are considered commercially essential, and absence or incompleteness of such records can render an engine unmarketable.
Interchangeable Parts
Many airlines’ systems also employ a subcategory of parts called interchangeable parts. This designation refers to parts that can be used on multiple aircraft or engine types. Interchangeable parts can further be designated as rotable, expendable or Life Limited Parts.
Examples of interchangeable parts include communications radios and certain hydraulic pumps as well as many interior items such as galley equipment.
The condition of aircraft and engine parts is classified as follows:
New
New parts have never been used and are normally in the manufacturer’s original packaging
Overhauled
Overhauled parts have been repaired and tested to defined overhaul standards specified by the manufacturer, an airline or the repair vendor. The overhaul process restores the part to near new service standard

16 Feb 06	Page 5

Serviceable
Serviceable spare parts are in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an aircraft, engine or another spare part or appliance.
As Removed
An “as removed” part is in the condition that it was in when it was removed from an operator’s aircraft or engine. Such a part can be installed, if operating normally prior to removal, without prior testing on an aircraft or engine only in the same operator’s fleet. In all other cases, an “as removed” part must be inspected and tested in an approved manner before it can be declared serviceable.
Unserviceable
Unserviceable parts have been removed from service, either because they did not work correctly, or because, upon inspection and testing, they were found not to meet certain prescribed standards. Such parts can be sent to suitably qualified facilities for repair or overhaul as required.
Beyond Economic Repair
An unserviceable part that, when inspected and tested, is found to require repairs that are estimated to cost more than the part is worth is declared “Beyond Economic Repair” (“BER”) and is usually scrapped.
Airworthiness of Parts
All parts, regardless of whether they are classified as “New,” “Overhauled” or “Serviceable,” remain airworthy only as long as the part continues to comply with all approved storage, maintenance and FAA Airworthiness Directives requirements.

16 Feb 06	Page 6

2.2 The Subject Assets
The Subject Assts consist of airframe, avionic and engine spare parts for Continental’s fleet of Boeing 737, 757, 767 and 777 aircraft. The inventory includes rotable, expendable and repairable spare parts, although it should be noted that repairable parts are classified as expendables in the Continental inventory. The Subject Assets do not include expendable parts for the 737-300, 737-500 and interchangeable categories.
Continental represented that the inventory listing provided to SH&E excluded parts located at international locations and parts deemed to have entered service before October 1994.
SH&E was provided with an electronic inventory listing dated December 25, 2005 from Continental’s ‘SCEPTRE/ICS’ inventory management system. The inventory listing identified each part by Continental part number (“MEPN”). For each MEPN, Continental provided information including manufacturer’s part number, fleet, category (expendable or rotable), historic average cost, total quantity, in-scope quantity3 and percentage of serviceable parts. The total inventory before adjustments consisted of 31,046 line items representing an in-scope quantity of 992,848 individual parts.
SH&E excluded additional parts from the appraisal, namely obsolete parts, parts not owned by Continental, such as brake and tire sets, and branded parts specific to Continental Airlines, such as seat covers, carpet, and fabric. SH&E also excluded wing tip assemblies that have been removed from certain Boeing 737 aircraft operated by Continental. The wing tips are in the process of being replaced by performance-enhancing winglets and the removed units are to be sold as surplus.
After exclusions the appraised inventory consisted of 27,459 line items and 759,795 individual parts. Appendix A summarizes these inventory adjustments.

[3]	In-scope quantity represents quantity of inventory after adjustments for ineligible material (parts located at international locations and parts deemed to have entered service before October 1994).

16 Feb 06	Page 7

Figure 2-1: Line Items

Part Type	Aircraft Group	Lines	Qty
Expendable	737-7/8/9	6,404	331,796
	757-200	7,212	190,992
	757-300	757	19,368
	767-200	1,277	26,113
	767-400	3,926	59,739
	777-200	4,777	113,167
Subtotal:		24,353	741,175

Rotable	737-3/5	505	2,538
	737-7/8/9	578	5,841
	757-200	499	2,651
	757-300	55	136
	767-200	96	213
	767-400	376	1,460
	777-200	632	2,250
	Interchangeable	365	3,529
Subtotal:		3,106	18,618

Grand Total:		27,459	759,793
Source: CO

16 Feb 06	Page 8

3	Methodology
3.1 Definition of Terms
Current Market Value
The Current (or Fair) Market Value is the appraiser’s opinion of the most likely trading price that may be generated for an individual asset under the market circumstances that are perceived to exist at the time. CMV assumes that the asset is valued for its highest, best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable. It further assumes that neither party is under any unusual pressure for a prompt sale, that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Unless stated otherwise, the total CMV of multiple assets represents the aggregate of the individual asset’s Current Market Values were they to be sold on an asset-by-asset basis and not the value of the asserts if sold in bulk.
3.2 Spare Parts Appraisal Methodology
Since SH&E was formed in 1963, the firm has appraised virtually every major type of commercial jet and turboprop aircraft, together with engines, spare parts, flight simulators, maintenance tooling, hangar facilities and ground equipment. SH&E’s appraisals are performed in accordance with the Principles of Appraisal Practice and Code of Ethics established by the International Society of Transport Aircraft Trading (“ISTAT”).

16 Feb 06	Page 9

Spare Parts Methodology
The CMV of the individual parts that make up each sample is determined by investigating the current sale price for overhauled or serviceable parts, based on information from independent third parties, manufacturers’ parts lists and SH&E files.
The sample size for some strata is increased until the ratio of standard deviation to estimated value is reduced to acceptable values.
This dollar-weighted stratification sampling technique has the benefit of capturing a large dollar volume of parts while sampling a reasonable number of line items.
Sometimes appraisals are obtained for a small proportion of single part numbers, usually about 1% to 3% of the total number of line items but representing approximately 35% of inventory value. The sample is supplemented with information from SH&E files of other recent valuations including known sales histories of certain parts and the actual buying history of other airlines.
Condition Adjustment
The CMV of unserviceable parts is calculated using ratios of serviceable to unserviceable values obtained from prior SH&E parts appraisals and applied to SH&E’s findings made during the physical inspection and audit.
Quantity Adjustment
The aggregate CMV is further adjusted to reflect the observed accuracy of the inventory reporting system and to account for quantity deficiencies.
3.3 Appraisal of the Subject Assets
SH&E obtained an itemized database of the parts to be valued from Continental. The data identified each part by aircraft type, part type (rotable or expendable category), description, manufacturer’s part number, quantity, and average acquisition cost for each part. Parts listed with zero cost were further researched and valued separately.

16 Feb 06	Page 10

SH&E compiled a single database of the Continental inventory that contained 27,459 line items. The inventory was grouped by aircraft type and part type. Each grouping was sorted by descending unit cost value and then divided into separate strata of approximately equal total value based on Continental’s reported cost for each line item. An additional stratum was created to provide consideration for parts with a reported zero average acquisition cost.
A detailed pricing survey was performed on all manufacturer part numbers using SH&E’s internal resources containing over six million price records from independent third parties, airlines, and spare part suppliers. SH&E was successful in determining market prices for approximately 21,175 individual line items representing approximately 77% of total line items and 89% of the historic cost.
The current market value of each individual part was determined by reviewing airline purchase records from several major U.S. airlines and sales transactions from aftermarket parts companies. SH&E determined market prices for the parts based on an assumption that each part would be purchased separately, as a single unit in overhauled condition for rotable parts and in a new condition for expendable parts.
For those parts that had been successfully matched and priced, SH&E calculated the ratio between the researched price and the unit cost. The weighted average ratio of priced parts in each stratum was applied to the entire population of parts in that group. Parts listed at very low cost or zero cost could not be valued by applying a market ratio. Such parts were further researched and priced individually.
3.4 Quantity and Condition Adjustment
Although Continental provided SH&E with a percentage of serviceable quantity for each parts number, no audits or surveys’ were made to validate the percentages provided by the airline. The CMV of unserviceable parts was calculated using ratios of serviceable to unserviceable values obtained from prior SH&E parts appraisals.
As part of each appraisal, SH&E conducts a limited physical inspection to validate the reported quantities and condition of the Subject Assets. For this appraisal, visited Continental’s warehouse facilities in Liberty International Airport, Newark and George Bush Intercontinental Airport, Houston.

16 Feb 06	Page 11

SH&E’s audit sample included 1,115 line items, representing 1,557 individual parts and represents over 50% of each station’s reported cost basis. SH&E’s previous audits of Continental’s inventory had quantity discrepancies representing an average variance of less than 1% of audited value.
The results of previous audits indicate that Continental’s inventory accuracy is well above industry standards and within SH&E standard quantity adjustment applied to the entire population of parts to for inventory accuracy.

16 Feb 06	Page 12

4	Current Market Assessment
4.1 The Commercial Aviation Industry
As much of the global commercial aviation industry outside the United States has begun to recover from the combined effects of recession, terrorism, war, and health issues, the disparity in financial performance between the U.S. industry and the rest of the world has widened considerably. U.S. legacy carriers face intense pricing pressure from low-cost carrier (“LCC”) competition and, despite intensive efforts to reduce their cost structures, the legacy carriers have not effectively lowered unit costs to a level approaching that of their LCC competitors. The escalating cost of jet fuel (which is priced in U.S. dollars) has significantly impaired the profitability of U.S. carriers, but has proven somewhat less problematic for many non-U.S. carriers, given the weakness of the U.S. dollar and also their ability to pass along costs to customers by virtue of their greater pricing discipline.
In the United States most recently, both Delta Air Lines and Northwest Airlines have sought protection under Chapter 11 of the U.S. Bankruptcy Code, while Flyi Inc.’s Independence Air unit ceased operations in early January 2006 after it failed to draw a firm offer from a buyer or investor. United has further delayed its exit from bankruptcy, as the airline arranges a $3 billion debt-based exit-financing package. Part of the package will go to repay a $1.3 billion debtor-in-possession loan that has helped keep United flying through its extended Chapter 11 period.
Northwest and Delta have lobbied heavily for legislation, now pending in the U.S. Senate (the “Employee Pension Preservation Act of 2005”) that would allow the carriers 21 years to replenish their under-funded pension plans. Analysts believe that it is still likely that Delta and Northwest will terminate their pension plans while in bankruptcy.
Some analysts have also questioned the viability of a combined US Airways/America West, arguing that the merged entity would be profitable only if US Airways made substantial cuts to its capacity or if fuel prices fell significantly. Meanwhile, Continental reported a profitable third quarter in 2005, while United and Northwest continue to post sizable losses due to uncompetitive labor costs.

16 Feb 06	Page 13

In the global aircraft market, demand has firmed up considerably to the point where there is often insufficient supply of suitable aircraft, resulting in firmer lease rates and the likelihood of higher trading prices. However, two other factors have magnified the apparent improvement in lease rates: the increased interest rates over the last nine months and the weakness of the U.S. dollar compared to many other currencies.
4.2 Recent Trends
4.2.1 North American Trends
Although many trends have not changed materially in the last few months, it is worth reviewing those that have been previously noted in the North American aviation industry. A number of these trends have also been observed in the European, Asian and Australian markets.

■	Low-cost carriers have reached critical mass and continue to grow, with service in most U.S. markets. Approximately 80% of the routes flown by the U.S. legacy airlines are in competition with LCCs.

■	Network carriers have increased their reliance on regional jets, which are capable of providing point-to-point service more efficiently, although there is a growing belief that fundamental changes for this segment of the industry lie ahead.

■	Network carriers are shifting a substantial amount of capacity away from domestic markets and into international operations, where yields are higher and competition is reduced.

■	Access to low fares via the Internet has allowed for cheaper air travel.

■	Travel agencies are now compensated mainly by fee rather than commission.

■	Business travelers are more price-conscious, and all of the major airlines now offer significant discounts for advance purchases, even on the highly lucrative long-haul international segments.
United has reallocated more aircraft to international markets and has continued to optimize its domestic schedule, as it moves closer to exiting Chapter 11. As with the other network carriers, United relies on its regional partners to provide services on smaller aircraft.

16 Feb 06	Page 14

The airline also plans to hire 2,000 flight attendants in the coming year, which demonstrates its intent to expand after a three-year restructuring.4
However, United and Delta have further segmented their operations. Both have created subsidiaries that compete against LCCs in low-yield leisure markets. United’s low-cost subsidiary, TED, operates a dedicated fleet of A320 aircraft, primarily on leisure routes to Las Vegas, Phoenix and Florida. With TED, United can compete directly with Southwest and JetBlue, using a minimal service product without compromising the quality of its mainline service. TED now plans to expand its operations internationally and is seeking to begin nonstop service between Los Angeles and Puerto Vallarta, Mexico.
Recognizing that LCCs are established in transcontinental markets and that it cannot compete solely on price, United has introduced “p.s.” (premium service) on routes between JFK and Los Angeles and San Francisco. With the goal of attracting higher-yield business passengers by providing an enhanced level of service, United has equipped a number of Boeing 757s with amenities usually available only on international routes. The newly configured aircraft have only 110 seats, with flat beds in first class and laptop power ports in all classes. Previously United served these markets with 204-seat Boeing 767-200s, a fleet United will soon retire. United’s “p.s” service accounts for 2.8% of its weekly ASMs.5
In contrast, Delta decided to close its low-fare unit Song in May 2006, as part of its court protected restructuring. The move will end a three-year experiment by the U.S. major, which had attempted to combat low-cost competition on the east coast with its own one-class low-fare offering. In May 2005, Delta’s subsidiary Song added 12 additional 757s to its fleet, expanding into transcontinental service from New York to Los Angeles.
The low-cost phenomenon pioneered by Southwest still prevails in the North American market. Southwest launched flights out of Denver in January 2006 as it continues to expand its presence. Beginning March 4, 2006, Southwest will add one daily nonstop flight to Baltimore and four to Salt Lake City along with an additional flight to Las Vegas and to Phoenix. Fares have been pushed down by 40% to 50% as a result of Southwest’s new flights out of Denver.6

[4]	Wall Street Journal, November 11, 2005

[5]	OAG, March 2005

[6]	Southwest News Release, January 1, 2006

16 Feb 06	Page 15

4.3 World Trends
Over the past two decades, there had been a strong correlation between world airline profits and global GDP. Figure 6-1 above illustrates the relationship between world airline profits and GDP from 1984 through 2004: as the global economy grew so did world airline profits and vice versa. It seems that the trend is being maintained, for as world GDP began to recover after 2001, the very significant losses by the airline industry began to diminish, and the industry showed a profit in 2004.
Additionally, in the U.S. market, airline revenues, which have historically represented 0.90% of national output, have recently dropped to roughly 0.75% of national output.

16 Feb 06	Page 16

4.4 Latest Quarterly Airline Results, U.S. Carriers
SH&E tracks the operating and financial performance of a wide selection of global airlines. The figure below depicts operating margins for those U.S. carriers that have already reported financial results for the quarter ending 30 September 2005.
ATA and Independence have not reported their third quarter results and certain other carriers that are in bankruptcy are not listed.
Overall, U.S. carriers reported improved operating margins. However Northwest, JetBlue and Midwest Air reported lower operating margins in the third quarter of 2005 compared to the same period in 2004. Sharply higher fuel prices affected the operating performance of all carriers. Only Southwest was able to significantly offset high fuel costs with hedging positions. Southwest’s average fuel price increased only marginally, and remained by far the lowest in the domestic industry. United, like its peers, was hurt by a 45% higher average fuel price, but benefited from a 3% reduction in capacity.

16 Feb 06	Page 17

The effect of Hurricane Katrina on the U.S. airline industry in September 2005 has principally been indirect. Although airlines reduced scheduled capacity to and from New Orleans by approximately three quarters following the hurricane (comparing November to August 2005), the lost service was not great enough to affect airline results. The dominant carrier at New Orleans, Southwest Airlines, for example, reported that the hurricane would not measurably affect the company’s profitability even as it reduced its daily flights from 57 to just two.
Instead, Katrina contributed to a severe and sudden increase in jet fuel prices. The cost of fuel is a major component of operating expenses, and the dramatic rise in fuel prices has severely impacted carrier results. With much of the nation’s jet fuel refining capacity located along the Gulf Coast, the storm immediately pushed jet fuel prices into the high $90s per barrel. Since then, the price premium for jet fuel over the cost of crude oil, called the “crack spread,” has remained elevated. In one

16 Feb 06	Page 18

estimate provided shortly after the hurricane, the U.S. airline industry group projected that 2005 fuel costs would total over $9 billion more than in 2004.7
Prices reached a high of over $2.42 per gallon in September 2005, but have receded slightly since then. Fuel expenses were up by 101.5% and 98% for JetBlue and Air Tran, respectively, in the third quarter.
Excluding fuel, mainline revenue per available seat mile (“RASM”) for the U.S. industry rose by 3.6% as a result of better yields and higher load factors that partially offset higher fuel prices.

[7]	Statement of James C. May, President and CEO, Air Transport Association of America, Inc., before the Aviation Subcommittee Committee on Commerce, Science and Transportation, United States Senate, September 14, 2005.

16 Feb 06	Page 19

Although fuel can explain much of the general increase in operational expenses, other factors contribute to the airlines’ worsening performance. Four carriers, Northwest, Midwest, US Airways and JetBlue, had higher non-fuel cost per available seat mile (“CASM”) than during the previous quarter (Fig 6-5). Higher non-fuel CASM for these carriers is the result of higher maintenance CASM for Northwest (+ 71.9%), JetBlue (+72%) and US Airways (+18.5%), while higher depreciation and aircraft rentals CASM were reported for Midwest (+ 127.4%).

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As illustrated above, total CASM was higher for all carriers. Southwest was greatly aided by its timely fuel hedging strategy, while Continental’s CASM rose by only 3%, partially due to an 8.1% drop in its labor expenses.

16 Feb 06	Page 21

RASM also improved across the board, with Air Tran reporting a 16.4% increase in RASM over the previous year that can be explained by a (+ 6.1%) yield change. Analysts expect RASM for LCCs to exceed that of the industry as a whole in 2006 as the main carriers will start reducing capacity (October ATA-basis system capacity estimated at -2.2% vs. +1.4% in September).
Although the merged US Airways reported an $87 million third quarter loss, RASM was up 2% in June, 4% in July and 11% in September, which may turn the company to a profit in 2006.8
Of the airlines that have reported thus far, the strongest results have come from LCCs. Although JetBlue’s margin again fell in the quarter, it remained profitable.

[8]	Refer to US Airways press release and comments of CEO Doug Parker.

16 Feb 06	Page 22

As a whole, U.S. industry net margins fell 13.7 points last year, driven largely by larger losses at Delta, Northwest and United. However, Frontier, Continental and Southwest remained profitable, while American improved its net margin. In spite of United’s marginal non-fuel cost reduction, its net margin fell, mainly as a result of the increased fuel costs but also as a result of other, unspecified, cost increases.
4.5     Cost Reduction
Every one of the U.S. major airlines continues to desperately seek ways to reduce costs. Those carriers that succeeded in obtaining wage and benefit savings two years ago (United and US Airways) are now looking for additional savings, and the other carriers are all in negotiations with their unions. Productivity gains have accompanied labor cost savings at U.S. legacy carriers, but the gap in labor productivity between legacy carriers and LCCs remains striking. Airline management ranks have been significantly reduced at most major carriers, and the remaining management staff has taken substantial salary reductions.
Most carriers are expecting lower CASMs in the fourth quarter due to further labor agreements, pension funds alleviations and an expectation that oil will remain near $60 a barrel. United recently reached a broad settlement agreement (which requires court approval) with the Pension Benefit Guaranty Corporation (PBGC), under which

16 Feb 06	Page 23

the PBGC would assume all four-employee retirement plans, which are underfunded by nearly $10 billion. It is estimated that terminating the defined benefit plans would save United an average of $645 million annually over five years.
Airline analysts believe that Delta and Northwest face the greatest pension-related liquidity risk, which is borne out by metrics such as pension shortfalls and pension cash contributions to operating cash flow. Airline analysts place Continental only marginally better than Delta and Northwest, while American is generally regarded as being in a considerably stronger position regarding its pensions. Some observers have speculated that, despite their comparative success, both Continental and American may eventually be forced into Chapter 11 bankruptcy to permit them to restructure their public debt obligations.
4.6     Yield
Despite the restructuring efforts and the extensive cost savings being made by the legacy carriers, it appears that a robust recovery for these airlines is still questionable in the short-term.

16 Feb 06	Page 24

In constant terms, historic airline yields per revenue passenger mile (“RPM”) have declined globally since the inception of the industry, and it is likely that the trend will continue for the foreseeable future. With continuous pressure from LCCs to keep fares low, the remaining avenues for airlines to improve yield are filling more seats and fine-tuning pricing and revenue management strategies to obtain the maximum possible revenue for each flight.

16 Feb 06	Page 25

Although U.S. carriers’ domestic and Latin American yields have declined steadily, long-haul transoceanic yields have been on the rise. Nonetheless, yields to Latin America remain the highest among all operating regions.
To take advantage of growing international yields, better economics and reduced competition, the legacy carriers are expanding international operations. In 2005, Continental introduced nonstop service from New York to Guayaquil, Stockholm, Hamburg, Berlin, Belfast, Bristol and, most importantly, Beijing and Delhi.
Delta has also made the development of its international operation a focal point of its turnaround plan, recently announcing major service expansions to Europe and Latin America. The carrier will launch 11 new transatlantic routes in 2006, including service from Atlanta to Athens, Copenhagen, Düsseldorf, Edinburgh, Nice, Tel Aviv, and Venice, and from New York to Budapest, Dublin, Kiev, and Manchester. In addition, Delta is expanding its service offering to business and leisure destinations in Mexico and Central America.

16 Feb 06	Page 26

With the exception of Midwest, all U.S. airlines had an increased yield in the year ending September 2005. This resulted from the industry’s efforts to cut costs and increase productivity. The carriers in court protection from their creditors are finally tackling their high labor costs issues, which account for 40% of total operating expenses, compared with 20% in Asia and around 30% in Europe. Additionally, an increase by 5.4% of total traffic and an alteration of network routes in response to short-haul competition also helped the overall increase in yields in the U.S. airline market.9

[9]	“A Surprising Boom”: The Economist, November 10, 2005

16 Feb 06	Page 27

Load factors improved across the board, with the highest increases at Midwest (+14.3%), JetBlue (+1.8%), and Air Tran (+6.1%). The gains at Air Tran, Midwest and JetBlue came in tandem with large increases in capacity (+31.4%, +20.5% and +28.2%, respectively), a testament to continuing strength in demand despite calls for a cut in capacity.

16 Feb 06	Page 28

The chart below shows the continued growth trend among LCCs. AirTran reported the greatest capacity increase (+31.4%) that, according to analysts, was possibly attributable to an anticipation of Independence Air’s cessation of service.

16 Feb 06	Page 29

4.7     Stock Performance
Stock prices for U.S. carriers in the quarter ended September 2005 were mixed. LCCs, as well as legacy carriers on a stronger financial footing (American and Continental), held firm. Northwest and Delta are not shown, due to the sharp declines in their share prices as a result of their bankruptcy filing. Delta’s stock was de-listed from the New York Stock Exchange on 13 October. Air Tran’s stock price continued to rise on the back of break-even third quarter results.

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4.8     Market for the Subject Assets
There continues to be a strong secondary market for the Subject Assets due to the limited supply and increasing demand for material supporting current in-production aircraft and continued demand for second-generation aircraft parts.
Demand for both 777-200 and 737 NG aircraft parts remain strong due to increased maintenance requirements as newer aircraft reach specified service levels requiring overhaul. Due to the very limited supply of this material in the secondary market, most airlines and maintenance providers are required to purchase parts directly from the Original Equipment Manufacturer (“OEM”).
Demand for 767-400 parts is very limited with only two carriers operating the type. Likewise, demand for 767-200 parts has weakened as airlines have retired aircraft increasing the aftermarket supply of 767 parts. Although some parts share commonality with the Boeing 757, 767-300 and 777 aircraft, there remains a limited market for 767-200 and 767-400 parts.
The market for 757-200 and 737 Classic parts is expected to remain constant as many carriers continue to operate these popular aircraft. The 757 is expected to continue operating with charter carriers and is an attractive candidate for freighter conversion. Both aircraft are expected to remain in service for years to come. The aftermarket supply of 757 and 737 Classic parts is limited to a few teardown candidates acquired at a significantly low price for disassembly.

16 Feb 06	Page 31

5	Qualifications
Founded in 1963 and with offices in New York, Boston, Washington and London, SH&E is the world’s largest consulting firm specializing in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines of the industry and the firm has provided appraisal, consulting, strategic planning and technical services to airlines, leasing companies, government agencies, airframe and engine manufacturers, and financial institutions.
SH&E’s appraisal staff are all members of the International Society of Transport Aircraft Trading (“ISTAT”), the internationally recognized body for the certification of aircraft appraisers. SH&E performs all appraisals in accordance with the definitions, guidelines and standards set forth by ISTAT. SH&E’s officer responsible for all appraisals is an ISTAT Senior Appraiser.
SH&E annually values approximately $20 billion of aviation assets including commercial and military equipment, airline fleets and lease portfolios. The appraisals range from full appraisals involving detailed aircraft and record inspections conducted by SH&E’s technical staff to the valuation of tax-based leases. SH&E’s proprietary aircraft residual value model is widely accepted by the rating agencies as a reliable forecasting tool. In addition to the above aircraft valuations, SH&E annually values in excess of $3 billion worth of aircraft spare parts and spare engines. SH&E routinely values flight simulators, hangar tooling, ground equipment, gates, slots, maintenance facilities and Fixed Base Operations.
A related service that SH&E offers its Clients is Asset Management. Over the last few years, SH&E has been the principal asset manager responsible for the recovery and subsequent re-marketing of a number of individual aircraft and some significant portfolios.
This active participation in the market place provides SH&E with practical and first hand knowledge of the values and lease rates of aircraft, engines and parts

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6	Limitations
SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft parts transactions.
SH&E’s opinions are based upon historical relationships and expectations that it believes are reasonable.
Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, may not materialize because of unanticipated events and circumstances. SH&E’s opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.
The opinions expressed herein are not given for, or as an inducement or endorsement for, any financial transaction. They are prepared for the exclusive use of the addressee. SH&E accepts no responsibility for damages, if any, that result from decisions made or actions taken based on this report.
This report does not address the validity of title or ownership of the items discussed herein.
This report reflects SH&E’s expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.
For SH&E:
Clive G. Medland, FRAeS
Senior Vice President
Senior Appraiser
International Society of
Transport Aircraft Trading

February 16, 2006

16 Feb 06	Page 33

SH&E International Air Transport Consultancy

APPENDIX A
SUMMARY OF INVENTORY ADJUSTMENTS

Summary of Inventory Adjustments

Beginning Inventory		SH&E Adjustments				Total
						Total Non-
		Obsolete	Parts Not	Wing Tip	Branded	Qualified
Aircraft Group	Owned Qty	Parts	Owned	Assemblies	Parts	Parts	Net Qty

737-3/5	2,711	89	84			173	2,538
737-7/8/9	467,129	401		35	129,056	129,492	337,637
757-200	222,814	3,526	87		25,556	29,169	193,645
757-300	35,168	82	9		15,573	15,664	19,504
767-200	28,143	6	6		1,805	1,817	26,326
767-400	88,977	20			27,758	27,778	61,199
777-200	144,373	157	154		28,645	28,956	115,417
Interchangeable	3,533	4				4	3,529

Total	992,848	4,285	340	35	228,393	233,053	759,795

APPENDIX III—POLICY PROVIDER FINANCIAL STATEMENTS

Consolidated Financial Statements
Financial Guaranty Insurance Company and Subsidiaries
December 31, 2005
with Report of Independent Auditors

III-1

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Financial Statements

December 31, 2005

III-2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholder’s equity and cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
January 23, 2006

III-3

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	December 31,
	2005	2004

Assets
Fixed maturity securities, at fair value (amortized cost of $3,277,291 in 2005 and $2,921,320 in 2004)	$3,258,738	$2,938,856
Short-term investments	159,334	140,473

Total investments	3,418,072	3,079,329
Cash and cash equivalents	45,077	69,292
Accrued investment income	42,576	36,580
Reinsurance recoverable on losses	3,271	3,054
Prepaid reinsurance premiums	110,636	109,292
Deferred policy acquisition costs	63,330	33,835
Receivable from related parties	9,539	802
Property and equipment, net of accumulated depreciation of $885 in 2005 and $164 in 2004	3,092	2,408
Prepaid expenses and other assets	10,354	7,826
Federal income taxes receivable	2,158	—

Total assets	$3,708,105	$3,342,418

Liabilities and stockholder’s equity
Liabilities:
Unearned premiums	$1,201,163	$1,043,334
Loss and loss adjustment expenses	54,812	39,181
Ceded reinsurance balances payable	1,615	3,826
Accounts payable, accrued expenses and other liabilities	36,359	22,874
Payable for securities purchased	—	5,715
Capital lease obligations	4,262	6,446
Federal income taxes payable	—	4,401
Deferred income taxes	42,463	38,765

Total liabilities	1,340,674	1,164,542

Stockholder’s equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,894,983	1,882,772
Accumulated other comprehensive (loss) income, net of tax	(13,597)	15,485
Retained earnings	471,045	264,619

Total stockholder’s equity	2,367,431	2,177,876

Total liabilities and stockholder’s equity	$3,708,105	$3,342,418

See accompanying notes to consolidated financial statements.

III-4

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Income
(Dollars in thousands)

	Successor			Predecessor
			Period from	Period from
			December 18,	January 1,
			2003	2003
	Year ended	Year ended	through	through
	December 31,	December 31,	December 31,	December 17,
	2005	2004	2003	2003

Revenues:
Gross premiums written	$410,202	$323,575	$12,213	$248,112
Reassumed ceded premiums	—	4,959	6,300	14,300
Ceded premiums written	(29,148)	(14,656)	(39)	(14,852)

Net premiums written	381,054	313,878	18,474	247,560
Increase in net unearned premiums	(156,485)	(138,929)	(9,892)	(105,811)

Net premiums earned	224,569	174,949	8,582	141,749
Net investment income	117,072	97,709	4,269	112,619
Net realized gains	101	559	—	31,506
Net mark-to-market losses on credit derivative contracts	(167)	—	—	—
Other income	762	736	44	580

Total revenues	342,337	273,953	12,895	286,454
Expenses:
Loss and loss adjustment expenses	18,506	5,922	236	(6,757)
Underwriting expenses	82,064	73,426	7,622	54,481
Policy acquisition costs deferred	(38,069)	(32,952)	(2,931)	(23,641)
Amortization of deferred policy acquisition costs	8,302	2,038	10	15,563

Total expenses	70,803	48,434	4,937	39,646

Income before income tax expense (benefit)	271,534	225,519	7,958	246,808
Income tax expense (benefit):
Current	32,370	42,510	1,191	57,071
Deferred	32,738	12,923	573	(1,612)

Total income tax expense	65,108	55,433	1,764	55,459

Income before extraordinary item	206,426	170,086	6,194	191,349
Extraordinary gain	—	—	13,852	—

Net income	$206,426	$170,086	$20,046	$191,349

See accompanying notes to consolidated financial statements.

III-5

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Stockholder’s Equity
(Dollars in thousands)

			Accumulated Other
		Additional	Comprehensive
	Common	Paid-in	(Loss) Income,	Retained
	Stock	Capital	Net of Tax	Earnings	Total

Predecessor
Balance at January 1, 2003	$15,000	$383,511	$49,499	$1,740,885	$2,188,895
Net income	—	—	—	191,349	191,349
Other comprehensive income (loss):
Change in fixed maturities available-for-sale	—	—	(424)	—	(424)
Change in foreign currency translation adjustment	—	—	4,267	—	4,267

Total comprehensive income					195,192
Dividends declared	—	—	—	(284,300)	(284,300)

Balance at December 17, 2003	15,000	383,511	53,342	1,647,934	2,099,787
Successor
Purchase accounting adjustments	—	1,474,261	(53,342)	(1,573,447)	(152,528)
Net income	—	—	—	20,046	20,046
Other comprehensive income:
Change in fixed maturities available-for-sale	—	—	2,059	—	2,059

Total comprehensive income					22,105
Balance at December 31, 2003	15,000	1,857,772	2,059	94,533	1,969,364

Net income	—	—	—	170,086	170,086
Other comprehensive income:
Change in fixed maturities available-for-sale	—	—	9,340	—	9,340
Change in foreign currency translation adjustment	—	—	4,086	—	4,086

Total comprehensive income					183,512
Capital contribution	—	25,000	—	—	25,000

Balance at December 31, 2004	15,000	1,882,772	15,485	264,619	2,177,876
Net income	—	—	—	206,426	206,426
Other comprehensive loss:
Change in fixed maturities available-for-sale	—	—	(23,550)	—	(23,550)
Change in foreign currency translation adjustment	—	—	(5,532)	—	(5,532)

Total comprehensive income					177,344
Capital contribution	—	12,211	—	—	12,211

Balance at December 31, 2005	$15,000	$1,894,983	$(13,597)	$471,045	$2,367,431

See accompanying notes to consolidated financial statements.

III-6

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Cash Flows
(Dollars in thousands)

	Successor			Predecessor
			Period from	Period from
			December 18,	January 1,
			2003	2003
	Year ended	Year ended	through	through
	December 31,	December 31,	December 31,	December 17,
	2005	2004	2003	2003

Operating activities
Net income	$206,426	$170,086	$20,046	$191,349
Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary gain		—	(13,852)	—
Amortization of deferred policy acquisition costs	8,574	2,038	10	15,563
Policy acquisition costs deferred	(38,069)	(32,952)	(2,931)	(23,641)
Depreciation of property and equipment	721	164	—	22
Amortization of fixed maturity securities	31,504	37,013	693	21,129
Amortization of short-term investments	481	29
Net realized gains on investments	(101)	(559)	—	(31,506)
Change in accrued investment income and prepaid expenses and other assets	(8,504)	(5,545)	(5,065)	6,292
Change in net mark-to-market losses on credit derivative contracts	167	—	—	—
Change in federal income taxes receivable	—	126	(172)	(2,407)
Change in reinsurance recoverable on losses	(217)	5,011	(104)	410
Change in prepaid reinsurance premiums	(1,344)	14,476	7,432	19,725
Changes in other reinsurance receivables	—	5,295	(5,295)	—
Change in receivable from related parties	(8,737)	8,957	(76)	(9,811)
Change in unearned premiums	157,829	124,452	2,460	86,250
Change in loss and loss adjustment expenses	15,631	(1,286)	236	(7,644)
Change in ceded reinsurance balances payable and accounts payable and accrued expenses	8,923	7,348	6,485	1,804
Change in current federal income taxes payable	(6,559)	4,401	—	(97,477)
Change in deferred federal income taxes	19,252	12,923	573	(1,612)

Net cash provided by operating activities	385,977	351,977	10,440	168,446

Investing activities
Sales and maturities of fixed maturity securities	122,638	284,227	1,780	1,028,103
Purchases of fixed maturity securities	(520,089)	(546,028)	—	(877,340)
Purchases, sales and maturities of short-term investments, net	(19,342)	(126,125)	(12,736)	41,504
Receivable for securities sold	(20)	170	538	283
Payable for securities purchased	(5,715)	5,715	—	(5,333)
Purchase of fixed assets	(1,405)	(2,572)	—	—

Net cash (used in) provided by investing activities	(423,933)	(384,613)	(10,418)	187,217

Financing activities
Capital contribution	12,211	25,000	—	—
Dividends paid to common stockholders	—	—	—	(284,300)

Net cash provided by (used in) financing activities	12,211	25,000	—	(284,300)

Effect of exchange rate changes on cash	1,530	(1,717)	—	—

Net (decrease) increase in cash and cash equivalents	(24,215)	(9,353)	22	71,363
Cash and cash equivalents at beginning of period	69,292	78,645	78,623	7,260

Cash and cash equivalents at end of period	$45,077	$69,292	$78,645	$78,623

Supplemental disclosure of cash flow information
Income taxes paid	$49,613	$40,890	$—	$156,800

See accompanying notes to consolidated financial statements.

III-7

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2005
(Dollars in thousands, except per share amounts)

1.	Business and Organization

Financial Guaranty Insurance Company (the “Company”) is a wholly owned subsidiary of FGIC Corporation (“FGIC Corp.”). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and “AAA” by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries. FGIC Corp. and the Company have formed subsidiaries to facilitate geographic and business expansion.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”), collectively, the “Investor Group”, completed the acquisition of FGIC Corp. from a subsidiary of General Electric Capital Corporation (“GE Capital”) in a transaction valued at approximately $2,200,000 (the “Transaction”). GE Capital retained 2,346 shares of FGIC Corp. Senior Preferred Mandatorily Convertible Modified Preferred Stock (“Senior Preferred Shares”) with an aggregate liquidation preference of $234,600, and approximately 5% of FGIC Corp.’s outstanding common stock. PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2005 and 2004. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corp.’s common stock, respectively, at December 31, 2005 and 2004.

2.	Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2004 and 2003 information has been reclassified to conform to the 2005 presentation.

3.	Summary of Significant Accounting Policies

The Company’s significant accounting policies are as follows:

a.  Investments

All the Company’s fixed maturity securities are classified as available-for-sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders’ equity. Short-term investments are carried at cost, which approximates fair value.

III-8

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

3.	Summary of Significant Accounting Policies (continued)

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b.  Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

c.  Premium Revenue Recognition

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro-rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6). Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on advanced refundings were $54,795, $42,695, $5,013 and $39,858 for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

d.  Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

e.  Loss and Loss Adjustment Expenses

Provision for loss and loss adjustment expenses fall into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the time period of the anticipated

III-9

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

3.	Summary of Significant Accounting Policies (continued)

shortfall. As of December 31, 2005 and 2004, discounted case-basis loss and loss adjustment expense reserves totaled $33,328 and $15,700, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2005 and 2004. The amount of the discount at December 31, 2005 and 2004 was $15,015 and $2,500, respectively.

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2005 and 2004, such reserves were $21,484 and $23,500, respectively.

The reserve for loss and loss adjustment expenses is reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation loss and loss adjustment expenses.

f.  Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which a change occurs.

The Company is a financial guaranty insurance writer and is permitted a tax deduction, subject to certain limitations under Section 832(e) of the Internal Revenue Code, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds. For the period from January 1, 2003 through December 17, 2003, there were no tax and loss bonds purchased and $102,540 of tax and loss bonds were redeemed.

g.  Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

III-10

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

3.	Summary of Significant Accounting Policies (continued)

h.  Goodwill

In accounting for the Transaction in 2003, the Company applied purchase accounting, as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations (“SFAS 141”) and Securities and Exchange Commission Staff Accounting Bulletin 54. Under these accounting methods, the purchase price was pushed down into the accompanying consolidated financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141, the Company reduced the value assigned to non-financial assets, and the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income.

As a result of the purchase accounting, effective December 18, 2003, the basis of the Company’s assets and liabilities changed, necessitating the presentation of Predecessor Company and Successor Company columns in the consolidated statements of income, stockholder’s equity and cash flows.

i.  Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2005 and 2004, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation (loss) gain at December 31, 2005 and 2004 was $(1,446) and $4,086, respectively, net of tax benefit (expense) of $723 and $(2,200), respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholder’s equity.

j.  Stock Compensation Plan

The Company has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. FGIC Corp. accounts for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, if the exercise price is equal to the fair value of the shares at the date of the grant, no compensation expense related to stock options is allocated to the Company by FGIC Corp. For grants to employees of the Company of restricted stock and restricted stock units, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended.

III-11

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

3.	Summary of Significant Accounting Policies (continued)

Had FGIC Corp. determined compensation expense for stock options granted to employees and management based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company’s estimated pro forma net income would have been as follows:

			Period from
			December 18, 2003
	Year ended	Year ended	through
	December 31,	December 31,	December 31,
	2005	2004	2003

Reported net income	$206,426	$170,086	$20,046
Add: Allocated stock-based compensation related to restricted stock units, net of tax included in reported net income	29	49	—
Less: Allocated total stock-based compensation determined under the fair value method for all awards, net of tax	(2,138)	(1,249)	(40)

Pro forma net income	$204,317	$168,886	$20,006

There were no stock options prior to December 18, 2003.

k.  Variable Interest Entities

Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46-R”) provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company’s consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest Entity (“VIE”), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity’s operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46-R.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts (see Note 16).

l.  Derivatives

The Financial Accounting Standards Board (“FASB”) issued and subsequently amended SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). Under SFAS 133, as amended, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

In 2005, the Company sold credit default swaps (“CDS”) to certain buyers of credit protection. It considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered

III-12

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

3.	Summary of Significant Accounting Policies (continued)

derivatives for accounting purposes. These agreements are recorded at fair value. Changes in fair value are recorded in net mark-to-market gains (losses) on credit derivative instruments in the consolidated statements of income and in other assets or other liabilities in the consolidated balance sheets. The Company uses dealer-quoted market values, when available, to determine fair value. If market prices are not available, management uses internally developed estimates of fair value.

m.  New Accounting Pronouncements

On December 16, 2004, FASB issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Following the effective date, pro forma disclosure is no longer an alternative. In April 2005, the SEC announced the adoption of a rule allowing public companies to defer the adoption of SFAS 123(R) until the beginning of their fiscal years beginning after June 15, 2005. Non-public entities will be required to adopt the provisions of the new standard in fiscal years beginning after December 15, 2005.

Under SFAS 123(R), the Company must determine the transition method to be used at the date of adoption, the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The transition methods include retroactive and prospective adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all outstanding share-based awards for which the requisite service has not yet been rendered. The retroactive method would record compensation for all unvested stock options and restricted stock beginning with the first period restated. The Company anticipates adopting the prospective method and expects that the adoption of SFAS 123(R) will have an impact similar to the current pro forma disclosure for existing options under SFAS 123(R). In addition, the Company does not expect that the expense associated with future grants (assuming grant levels consistent with 2005) derived from the fair value model selected will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

n.  Review of Financial Guaranty Industry Accounting Practices

The FASB staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. SFAS No. 60, Accounting and Reporting by Insurance Enterprises, was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the accounting for these contracts. In 2005, the FASB added a project to consider accounting by insurers for financial guaranty insurance. The objective of the project is to develop an accounting model for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS 133. A financial guaranty contract guarantees the holder of a financial obligation the full and timely payment of principal and interest when due and is typically issued in conjunction with municipal bond offerings and certain structured finance transactions. The goal of this project is to develop a single model for all industry participants to apply.

The FASB is expected to meet in 2006 to consider the accounting model for issuers of financial guaranty insurance. Proposed and final pronouncements are expected to be issued in 2006. When the FASB reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB’s review may have on the Company’s accounting practices.

III-13

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

4.	Statutory Accounting Practices

Statutory-basis surplus of the Company at December 31, 2005 and 2004 was $1,162,904 and $1,172,600, respectively. Statutory-basis net income (loss) for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 was $192,009, $144,100, $(1,669), and $180,091, respectively.

5.	Investments

The amortized cost and fair values of investments in fixed maturity securities and short-term investments classified as available-for-sale are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

At December 31, 2005
Obligations of states and political subdivisions	$2,777,807	$12,718	$26,410	$2,764,115
Asset- and mortgage-backed securities	209,148	135	3,490	205,793
U.S. Treasury securities and obligations of U.S. government corporations and agencies	148,785	1,387	2,036	148,136
Corporate bonds	91,422	501	1,486	90,437
Debt securities issued by foreign governments	30,930	345	5	31,270
Preferred stock	19,199	427	639	18,987

Total fixed maturity securities	3,277,291	15,513	34,066	3,258,738
Short-term investments	159,334	—	—	159,334

Total investments	$3,436,625	$15,513	$34,066	$3,418,072

III-14

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

5.	Investments (continued)

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

At December 31, 2004
Obligations of states and political subdivisions	$2,461,087	$19,569	$3,090	$2,477,566
Asset- and mortgage-backed securities	214,895	1,267	695	215,467
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	131,771	559	943	131,387
Corporate bonds	54,655	663	236	55,082
Debt securities issued by foreign governments	39,713	176	21	39,868
Preferred stock	19,199	311	24	19,486

Total fixed maturities	2,921,320	22,545	5,009	2,938,856
Short-term investments	140,473	—	—	140,473

Total investments	$3,061,793	$22,545	$5,009	$3,079,329

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005:

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Obligations of states and political subdivisions	$1,622,119	$16,646	$463,156	$9,764	$2,085,275	$26,410
Asset- and mortgage-backed securities	133,196	1,839	56,824	1,651	190,020	3,490
U.S. Treasury securities and obligations of U.S. government corporations and agencies	47,872	520	76,380	1,516	124,252	2,036
Other	42,379	690	28,026	801	70,405	1,491
Preferred stock	12,860	639	—	—	12,860	639

Total temporarily impaired securities	$1,858,426	$20,334	$624,386	$13,732	$2,482,812	$34,066

The unrealized losses in the Company’s investments were caused by interest rate increases. The Company evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these

III-15

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

5.	Investments (continued)

investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2005.

Investments in fixed maturity securities carried at fair value of $4,625 and $4,049 as of December 31, 2005 and 2004, respectively, were on deposit with various regulatory authorities as required by law.

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2005, are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value

Due one year later or less	$77,668	$77,071
Due after one year through five years	472,292	463,162
Due after five years through ten years	1,463,806	1,448,990
After ten years	1,263,525	1,269,515

Total	$3,277,291	$3,258,738

For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, proceeds from sales of available-for-sale securities were $31,380, $178,030, $0, and $855,761 respectively. For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, gross gains of $185, $1,900, $0, and $31,700, respectively, and gross losses of $84, $1,300, $0, and $200, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:

	Successor			Predecessor
			Period from	Period from
			December 18,	January 1,
			2003	2003
	Year ended	Year ended	through	through
	December 31,	December 31,	December 31,	December 17,
	2005	2004	2003	2003

Income from fixed maturity securities	$112,616	$97,720	$4,294	$111,075
Income from short-term investments	6,801	1,450	12	2,326

Total investment income	119,417	99,170	4,306	113,401
Investment expenses	(2,345)	(1,461)	(37)	(782)

Net investment income	$117,072	$97,709	$4,269	$112,619

III-16

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

5.	Investments (continued)

As of December 31, 2005, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

Fair Value

New York	$302,290
Florida	220,150
Texas	217,145
New Jersey	193,315
Massachusetts	169,635
Illinois	155,922
California	139,742
Michigan	113,040

1,511,239
All other states	1,326,785
All other investments	580,048

Total investments	$3,418,072

6.	Derivative Instruments

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on other public finance and structured finance obligations in CDS form. The Company considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded $3,036 of net earned premium, $0 in losses and loss adjustment expenses, and net mark-to-market losses of $167 in changes in fair value under these agreements for the year ended December 31, 2005.

The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. Management applies judgments to estimate fair value which are based on changes in expected loss of the underlying assets as well as changes in current market prices for similar products.

Consideration is given to current market spreads and on evaluation of the current performance of the assets. The Company does not believe that the fair value adjustments are an indication of potential claims under the Company’s guarantees. The inception-to-date net mark-to-market loss on the CDS portfolio was $167 at December 31, 2005 and was recorded in other liabilities.

7.	Income Taxes

For periods subsequent to the closing date of the Transaction, the Company files its own consolidated federal income tax returns with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is

III-17

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

7.	Income Taxes (continued)

determined under a tax sharing agreement approved by FGIC Corp.’s Board of Directors and the New York State Insurance Department, and is based upon a separate return calculation. For periods ended on or prior to December 18, 2003, the Company filed its federal income tax return as part of the consolidated return of GE Capital. Under a tax sharing agreement with GE Capital, tax was allocated to the Company based upon its contributions to GE Capital’s consolidated net income.

The following is a reconciliation of federal income taxes computed at the statutory income tax rate and the provision for federal income taxes:

	Successor			Predecessor
			Period from	Period from
			December 18,	January 1,
			2003	2003
	Year ended	Year ended	through	through
	December 31,	December 31,	December 31,	December 17,
	2005	2004	2003	2003

Income taxes computed on income before provision for Federal income taxes, at the statutory income tax rate	$95,037	$78,932	$2,785	$86,383
State and local income taxes, net of Federal income taxes	453	479	—	844
Tax effect of:
Tax-exempt interest	(31,072)	(28,015)	(979)	(26,112)
Prior period adjustment	—	—	—	(4,978)
Other, net	690	4,037	(42)	(678)

Provision for income taxes	$65,108	$55,433	$1,764	$55,459

III-18

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

7.	Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2005 and 2004 are presented below:

	2005	2004

Deferred tax assets:
Tax and loss bonds	$24,375	$10,810
Loss and loss adjustment expense reserves	6,180	7,472
AMT credit carryforward	7,140	8,107
Property and equipment	83	55
Deferred compensation	1,483	623
Capital lease	2,483	2,539
Net operating loss on foreign subsidiaries	2,948	—
Other	266	233

Total gross deferred tax assets	44,958	29,839

Deferred tax liabilities:
Contingency reserves	42,656	18,917
Unrealized gains on fixed maturity securities, available-for-sale	12,883	29,156
Deferred acquisition costs	19,639	11,842
Premium revenue recognition	10,359	3,076
Profit commission	1,435	2,343
Foreign currency	194	3,117
Other	255	153

Total gross deferred tax liabilities	87,421	68,604

Net deferred tax liability	$42,463	$38,765

The net operating losses on foreign subsidiaries of $10,863 as of December 31, 2005 were generated by FGIC Corp.’s United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2005 and 2004.

In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

8.	Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in

III-19

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

8.	Reinsurance (continued)

consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk, and to manage rating agency and regulatory capital requirements. The Company currently arranges reinsurance primarily on a facultative (transaction-by-transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements, primarily for the public finance business, that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company’s reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, some of the Company’s reinsurers were downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. However, the Company still receives regulatory credit for this reinsurance. In connection with such a downgrade, the Company reassumed $0, $4,959, $6,300, and $14,300 of ceded premiums for the years ended December 31, 2005 and 2004, and the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003, respectively, from the reinsurers.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $62,394 at December 31, 2005, and can be drawn on in the event of default by the reinsurer.

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

	Successor			Predecessor
			Period from	Period from
			December 18,	January 1,
			2003	2003
	Year ended	Year ended	through	through
	December 31,	December 31,	December 31,	December 17,
	2005	2004	2003	2003

Net premiums earned	$25,921	$24,173	$1,236	$20,300
Loss and loss adjustment expenses	(416)	(4,759)	—	1,700

III-20

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

9.	Loss and Loss Adjustment Expenses

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

	Successor			Predecessor
			Period from	Period from
			December 18,	January 1,
			2003	2003
	Year ended	Year ended	through	through
	December 31,	December 31,	December 31,	December 17,
	2005	2004	2003	2003

Balance at beginning of period	$39,181	$40,467	$40,224	$47,868
Less reinsurance recoverable	(3,054)	(8,065)	(8,058)	(8,371)

Net balance	36,127	32,402	32,166	39,497

Incurred related to:
Current period	23,985	11,756	—	20,843
Prior periods	(5,479)	(5,834)	236	(27,600)

Total incurred	18,506	5,922	236	(6,757)

Paid related to:
Current period	(1,993)	—	—	—
Prior periods	(1,099)	(2,197)	—	(574)

Total paid	(3,092)	(2,197)	—	(574)

Net balance	51,541	36,127	32,402	32,166
Plus reinsurance recoverable	3,271	3,054	8,065	8,058

Balance at end of period	$54,812	$39,181	$40,467	$40,224

During the year ended December 31, 2005, the increase in incurred expense was primarily related to issuers impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 include $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane Katrina (see Note 10).

During the year ended December 31, 2004, the increase in incurred expense related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in incurred expense was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer. In addition, prior to the closing of the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company’s insured mortgage-backed securities portfolio.

10.	Hurricane Katrina

At December 31, 2005, the Company insured public finance obligations with a net par in force (“NPIF”) of approximately $4,011,871 in locations impacted by Hurricane Katrina. Approximately $2,023,315 of these obligations relate to locations designated by the U.S. Federal Emergency Management Administration (“FEMA”) as eligible for both public and individual assistance (“FEMA-dual designated locations”); the remainder, or $1,988,556, of these obligations relate to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the

III-21

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

10.	Hurricane Katrina (continued)

occurrence of Hurricane Katrina, the Company has focused its portfolio surveillance efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the FEMA-dual designated locations. These FEMA-dual designated locations consist primarily of counties and parishes in Alabama, Mississippi and Louisiana.

As a result of this evaluation, the Company placed insured public finance obligations with an NPIF totaling $979,153 on its credit watchlist of which reserves were recorded on obligations with an NPIF of $585,303. These obligations relate to locations in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. At December 31, 2005, the Company recorded case reserves of $8,511, watchlist reserves of $13,322 and estimated reinsurance recoverables of $1,740 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,511 relate to an investor-owned utility, for which the Company has insured public finance obligations with an NPIF of $75,000, that has entered into bankruptcy proceedings. The watchlist reserves of $13,322 were based on management’s assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $13,322 have been established totals $510,303. The $510,303 (a subset of the $979,153) is supported by the revenue sources below:

Net Par
Revenue Source	in Force

General obligation	$90,079
Hotel tax	165,000
Sales tax	117,141
Municipal utility	119,657
Public higher education	18,426

Total	$510,303

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company’s consolidated financial position.

For the year ended December 31, 2005, the Company paid claims totaling $5,910 related to insured public finance obligations impacted by Hurricane Katrina. During 2005, the Company subsequently received reimbursements of $4,855 for these claims payments.

The Company’s structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.

11.	Related Party Transactions

Prior to the Transaction, the Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company’s investment portfolio and telecommunication service charges. In addition, as part of the Transaction, the Company entered into a transitional services agreement under which GE Capital continued to provide certain administrative and

III-22

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

11.	Related Party Transactions (continued)

support services, in exchange for certain scheduled fees during the 12 months following the date of the agreement. Approximately $0, $179, $0 and $1,600 in expenses were incurred during the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, related to such agreements and are reflected in the accompanying consolidated financial statements.

At the end of the first quarter of 2004, the Company transferred investment management services from GE Capital to Blackrock Financial Management, Inc. and Wellington Management Company, LLP.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company’s headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 17).

In connection with the Transaction, FGIC entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that FGIC previously had with GE Capital, had an initial term of eight years. FGIC paid GE Capital $1,132 and $70 under this agreement for the year ended December 31, 2004 and the period from December 18, 2003 through December 31, 2003, respectively. This agreement was terminated by FGIC in July 2004 and was replaced by a new soft capital facility (see Note 15).

The Company also insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $3, $6, $0 and $20 for the year ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively. As of December 31, 2005, par outstanding on these deals before reinsurance was $6,142. Issues sponsored by affiliates of GE accounted for approximately 1% of gross premiums written in 2003.

During 2005 FGIC, in the normal course of operations, entered into reinsurance transactions with PMI-affiliated companies. Ceded premiums were $582 for the year ended December 31, 2005 and accounts payable due to PMI were $102 at December 31, 2005.

As of December 31, 2005 and 2004, there were no receivables due from GE Capital.

During 2005 and 2004, the Company allocated certain overhead costs to FGIC Corp. which amounted to $540 and $317, respectively.

12.	Compensation Plans

All employees of the Company participate in an incentive compensation plan. In addition, the Company offers a deferred compensation plan for eligible employees. Expenses incurred by the Company under compensation plans amounted to $21,824, $15,493, $3,996, and $10,087 for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, and are reflected in the accompanying consolidated financial statements. During 2005 and 2004, compensation increased primarily due to an increase in employee headcount. For 2003, compensation for certain employees was part of an allocation of expenses of affiliates and was therefore recorded as an allocated expense rather than compensation expense. In 2005 and 2004, these expenses were directly recorded by the Company. In 2003, compensation levels were driven in part by Transaction-related costs, including retention bonuses and sign-on bonuses to new hires post-acquisition.

III-23

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

12.	Compensation Plans (continued)

Commencing effective January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2005, up to $14 for employees under age 50, plus an additional “catch up” contribution of up to $4 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2005 and 2004, respectively.

13.	Dividends
Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2005, 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of the Company’s surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State Superintendent of Insurance.

During the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003, the Company declared and paid dividends to FGIC Corp. of $284,300. These dividends were approved by the New York State Superintendent of Insurance.

14.	Revolving Credit Facility

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. In connection with the facility, $150 in syndication costs was prepaid and will be amortized into income over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

15.	Preferred Trust Securities

On July 19, 2004, the Company closed a $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities (“CPS Securities”). This facility replaced a $300,000 “Soft Capital” facility previously provided by GE Capital. Under the new facility, each of six separate newly organized Delaware trusts (the “Trusts”), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company’s discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses which is included in other operating expenses for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,806 and $905 for the years ended December 31, 2005 and 2004, respectively.

III-24

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

16.	Financial Instruments

(a)	Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

The estimated fair values of the Company’s financial instruments at December 31, 2005 and 2004 were as follows:

	2005		2004

	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial assets:
Cash on hand and in-demand accounts	$45,077	$45,077	$69,292	$69,292
Short-term investments	159,334	159,334	140,473	140,473
Fixed maturity securities	3,258,738	3,258,738	2,938,856	2,938,856

Financial Guaranties: The carrying value of the Company’s financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company’s embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005, and is $965,992 compared to a carrying value of $936,334 as of December 31, 2004.

As of December 31, 2005 and 2004, the net present value of future installment premiums was approximately $393,000 and $192,000, respectively, both discounted at 5%.

Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)	Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection such as insurance or over-collateralization.

III-25

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

16.	Financial Instruments (continued)

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

As of December 31, 2005, the Company’s total outstanding principal insured was $275,327,000, net of reinsurance of $22,711,000. The Company’s insured portfolio as of December 31, 2005 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company’s insured principal outstanding, net of reinsurance. The insured portfolio includes exposure under credit derivatives. The par written for credit derivatives was $15,640,000 at December 31, 2005.

As of December 31, 2005, the composition of principal insured by type of issue, net of reinsurance, was as follows:

Net Principal
Outstanding

Municipal:
Tax supported	$134,762,000
Water and sewer	34,859,000
Healthcare	4,216,000
Transportation	24,956,000
Education	9,939,000
Housing	1,234,000
Other	5,153,000
Non-municipal and international	60,208,000

Total	$275,327,000

As of December 31, 2005, the composition of principal insured ceded to reinsurers was as follows:

Ceded Principal
Outstanding

Reinsurer:
Radian Reinsurance Company	$7,808,000
Ace Guaranty Inc.	6,367,000
American Re-Insurance Company	2,231,000
RAM Reinsurance Company	2,024,000
Other	4,281,000

Total	$22,711,000

The Company did not have recoverables in excess of 3% of stockholders’ equity from any single reinsurer.

The Company’s insured gross and net principal and interest outstanding was $472,161,000 and $433,587,000, respectively, as of December 31, 2005.

III-26

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

16.	Financial Instruments (continued)

FGIC is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at December 31, 2005 by state, net of reinsurance, was as follows:

Net Principal
Outstanding

California	$32,882,000
New York	21,265,000
Pennsylvania	15,952,000
Florida	15,483,000
Illinois	13,049,000
Texas	12,223,000
New Jersey	10,883,000
Michigan	8,311,000
Ohio	6,903,000
Washington	6,359,000

143,310,000
All other states	71,809,000
Mortgage and asset-backed	54,262,000
International	5,946,000

Total	$275,327,000

17.	Commitments

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003 was $3,631, $3,070, $90, and $3,210, respectively. Future payments associated with these leases are as follows:

Operating Lease
Commitment Amount

Year:
2006	$3,141
2007	3,119
2008	1,968
2009	412
2010	412
2011 and thereafter	1,496

Total minimum future rental payments	$10,548

III-27

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

17.	Commitments (continued)

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE Capital), covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

Operating Lease
Commitment Amount

Year ending December 31:
2006	$1,570
2007	1,545
2008	1,391
2009	265

Total	4,771
Less interest	509

Present value of minimum lease payments	$4,262

18.	Comprehensive Income

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities, foreign currency translation adjustments, and a cash flow hedge. The components of other comprehensive income for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 are as follows:

	Year ended December 31, 2005
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding losses arising during the year	$(36,050)	$12,566	$(23,484)
Less reclassification adjustment for gains realized in net income	(101)	35	(66)

Unrealized losses on investments	(36,151)	12,601	(23,550)
Foreign currency translation adjustment	(8,454)	2,922	(5,532)

Total other comprehensive loss	$(44,605)	$15,523	$(29,082)

III-28

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

18.	Comprehensive Income (continued)

	Year ended December 31, 2004
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding gains arising during the year	$14,928	$(5,225)	$9,703
Less reclassification adjustment for gains realized in net income	(559)	196	(363)

Unrealized gains on investments	14,369	(5,029)	9,340
Foreign currency translation adjustment	6,286	(2,200)	4,086

Total other comprehensive income	$20,655	$(7,229)	$13,426

	Period from December 18, 2003
	through December 31, 2003
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding gains arising during the period	$3,168	$(1,109)	$2,059
Less reclassification adjustment for gains realized in net income	—	—	—

Unrealized gains on investments	3,168	(1,109)	2,059

Total other comprehensive income	$3,168	$(1,109)	$2,059

	Period from January 1, 2003
	through January 17, 2003
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding gains arising during the period	$30,853	$(10,798)	$20,055
Less reclassification adjustment for gains realized in net income	(31,506)	11,027	(20,479)
Unrealized losses on investments	(653)	229	(424)
Foreign currency translation adjustment	6,565	(2,298)	4,267

Total other comprehensive income	$5,912	$(2,069)	$3,843

III-29

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
(Dollars in thousands, except per share amounts)

19.  Quarterly Financial Information (Unaudited)

	Three months ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005

Gross premiums written	$84,404	$131,335	$96,787	$97,676	$410,202
Net premiums written	82,609	113,305	92,331	92,809	381,054
Net premiums earned	52,633	61,907	54,794	55,235	224,569
Net investment income and net realized gains	27,558	28,389	30,117	31,109	117,173
Other income (expense)	426	90	402	(323)	595
Total revenues	80,617	90,386	85,313	86,021	342,337
Losses and loss adjustment expenses	(2,611)	(3,066)	20,693	3,490	18,506
Income before taxes	71,100	81,377	48,783	70,274	271,534
Net income	53,306	59,992	39,407	53,721	206,426

	Three months ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2004	2004	2004	2004	2004

Gross premiums written	$56,395	$106,457	$87,869	$72,854	$323,575
Net premiums written	53,649	105,645	87,072	67,512	313,878
Net premiums earned	31,202	53,151	49,760	40,836	174,949
Net investment income and net realized gains	24,198	22,611	24,466	26,993	98,268
Other income (expense)	317	240	117	62	736
Total revenues	55,717	76,002	74,343	67,891	273,953
Losses and loss adjustment expenses	664	(1,070)	6,725	(397)	5,922
Income before taxes	48,208	64,839	56,713	55,759	225,519
Net income	38,304	48,393	41,954	41,435	170,086

III-30

Financial Statements

Financial Guaranty Insurance Company and Subsidiaries

March 31, 2006

III-31

Financial Guaranty Insurance Company and Subsidiaries

Financial Statements

March 31, 2006

Contents

Balance Sheets at March 31, 2006 (Unaudited) and December 31, 2005	III-33
Statements of Income for the Three Months Ended March 31, 2006 and 2005 (Unaudited)	III-34
Statements of Cash Flows for the Three Months Ended March 31, 2006 and 2005 (Unaudited)	III-35
Notes to Financial Statements (Unaudited)	III-36

III-32

Financial Guaranty Insurance Company and Subsidiaries

Balance Sheets
(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2006	2005

	(Unaudited)

Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of $3,355,155 in 2006 and $3,277,291 in 2005)	$3,302,181	$3,258,738
Variable interest entity fixed maturity securities, held to maturity at amortized cost	750,000	—
Short-term investments	151,806	159,334

Total investments	4,203,987	3,418,072
Cash and cash equivalents	70,719	45,077
Accrued investment income	46,465	42,576
Reinsurance recoverable on losses	2,341	3,271
Prepaid reinsurance premiums	112,546	110,636
Deferred policy acquisition costs	72,754	63,330
Receivable from related parties	—	9,539
Property and equipment, net of accumulated depreciation of $1,151 in 2006 and $885 in 2005	2,850	3,092
Prepaid expenses and other assets	17,637	10,354
Federal income taxes	—	2,158

Total assets	$4,529,300	$3,708,105

Liabilities and stockholder’s equity
Liabilities:
Unearned premiums	$1,226,597	$1,201,163
Losses and loss adjustment expenses	50,228	54,812
Ceded reinsurance balances payable	3,968	1,615
Accounts payable and accrued expenses and other liabilities	20,229	36,359
Payable for securities purchased	19,366	—
Capital lease obligations	4,328	4,262
Variable interest entity floating rate notes	750,000	—
Accrued investment income - variable interest entity	1,176	—
Federal income taxes payable	16,585	—
Deferred income taxes	29,350	42,463

Total liabilities	2,121,826	1,340,674

Stockholder’s equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,896,460	1,894,983
Accumulated other comprehensive loss, net of tax	(33,750)	(13,597)
Retained earnings	529,763	471,045

Total stockholder’s equity	2,407,473	$2,367,431

Total liabilities and stockholder’s equity	$4,529,300	$3,708,105

See accompanying notes to unaudited interim financial statements.

III-33

Financial Guaranty Insurance Company and Subsidiaries

Statements of Income
(Unaudited)
(Dollars in thousands)

	Three months ended
	March 31,
	2006	2005

Revenues:
Gross premiums written	$89,281	$84,404
Ceded premiums written	(6,423)	(1,795)

Net premiums written	82,858	82,609
Increase in net unearned premiums	(23,394)	(29,976)

Net premiums earned	59,464	52,633
Net investment income	32,319	27,440
Net realized gains	—	118
Net mark to market losses on credit derivative contracts	(228)	—
Other income	536	426

Total revenues	92,091	80,617

Expenses:
Losses and loss adjustment expenses	(1,933)	(2,611)
Underwriting expenses	24,117	20,650
Policy acquisition cost deferred	(12,513)	(10,671)
Amortization of deferred policy acquisition costs	3,192	2,149
Other operating expenses	1,655	—

Total expenses	14,518	9,517

Income before income taxes	77,573	71,100
Income tax expense	18,862	17,794

Net income	$58,711	$53,306

See accompanying notes to unaudited interim financial statements.

III-34

Financial Guaranty Insurance Company and Subsidiaries

Statements of Cash Flow
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2006	2005

Operating activities
Net income	$58,711	$53,306
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred policy acquisition costs	3,192	2,149
Policy acquisition costs deferred	(12,513)	(10,671)
Depreciation of property and equipment	266	143
Amortization of fixed maturity securities	8,314	9,600
Amortization of short-term investments	28
Net realized gains on investments	—	(118)
Amortization of stock compensation expense	1,476
Change in accrued investment income, prepaid expenses and other assets	(11,251)	(6,716)
Change in mark-to-market losses on credit derivative contracts	228
Change in reinsurance receivable	931	265
Change in prepaid reinsurance premiums	(1,910)	4,378
Change in unearned premiums	25,434	25,593
Change in losses and loss adjustment expenses	(4,584)	(3,183)
Change in receivable from related parties	9,539	802
Change in ceded reinsurance balances payable and accounts payable and accrued expenses and other liabilities	(12,763)	(10,936)
Change in current federal income taxes receivable	2,158	—
Change in current federal income taxes payable	16,585	12,676
Change in deferred federal income taxes	110	4,907

Net cash provided by operating activities	83,951	82,195

Investing activities
Sales and maturities of fixed maturity securities	34,741	68,181
Purchases of fixed maturity securities	(120,095)	(166,715)
Purchases, sales and maturities of short-term investments, net	7,528	22
Receivable for securities sold		(171)
Payable for securities purchased	19,366	9,320
Purchases of fixed assets	(24)	(86)

Net cash used in investing activities	(58,484)	(89,449)

Financing activities
Capital contribution	—	8,049

Net cash provided by financing activities	—	8,049

Effect of exchange rate changes on cash	175

Net increase (decrease) in cash and cash equivalents	25,642	795
Cash and cash equivalents at beginning of period	45,077	69,292

Cash and cash equivalents at end of period	$70,719	$70,087

See accompanying notes to unaudited interim financial statements.

III-35

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited) (Continued)
(Dollars in thousands)

1.	Business and Organization

Financial Guaranty Insurance Company (the “Company”) is a wholly owned subsidiary of FGIC Corporation (“FGIC Corp.”). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and “AAA” by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.

2.	Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the three-month period ended March 31, 2006 are not necessarily indicative of results that may be expected for the year ending December 31, 2006. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2005, including accompanying notes.

Certain 2005 amounts have been reclassified to conform to the 2006 presentation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

3.	Review of Financial Guaranty Industry Accounting Practices

The Financial Accounting Standards Board (“FASB”) staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. Statement of Financial Accounting Standards (“SFAS”) No. 60, Accounting and Reporting by Insurance Enterprises, was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the accounting for these contracts. In 2005, the FASB added a project to consider accounting by providers of financial guaranty insurance. The objective of the project is to develop an accounting model for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.  The goal of this project is to develop a single model for all industry participants to apply.

The FASB is expected to issue proposed and final pronouncements on this matter in 2006. When the FASB issues a final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB’s review may have on the Company’s accounting practices.

III-36

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
Unaudited (Continued)
(Dollars in thousands)

5.	Premium Refundings

When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized. A refunding occurs when an insured obligation is called or legally defeased prior to the stated maturity. Premiums earned for the three months ended March 31, 2006 and 2005 include $7,311 and $15,539, respectively, related to the accelerated recognition of unearned premiums in connection with refundings.

6.	Loss and Loss Adjustment Expense Reserves

Loss reserves and loss adjustment expenses are regularly reviewed and updated based on claim payments and the results of ongoing surveillance. The Company’s insured portfolio surveillance is designed to identify impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. At March 31, 2006, the Company had case reserves of $30,278, credit watchlist reserves of $18,603 and an unallocated loss adjustment expense reserve of $1,347.

At December 31, 2005, the Company had case reserves of $31,981, credit watchlist reserves of $21,484 and a loss adjustment expense reserve of $1,347.

Case reserves and credit watchlist reserves at March 31, 2006 included $6,855 and $12,672, respectively, of estimated losses related to obligations impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 included $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane Katrina. Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company’s consolidated financial position.

7.	Income Taxes

The Company’s effective federal corporate tax rates of 24.3% and 25.0% for the three months ended March 31, 2006 and 2005, respectively, were less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax-exempt interest.

8.	Reinsurance

Net premiums earned are shown net of ceded premiums earned of $4,868 and $6,200 for the three months ended March 31, 2006 and 2005, respectively.

9.	Variable Interest Entities

Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46-R”), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company’s consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity (“VIE”), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity’s operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party that has a majority of the VIE’s expected losses or a

III-37

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
Unaudited (Continued)
(Dollars in thousands)

9.	Variable Interest Entities (continued)

majority of its expected residual returns, or both. Additionally, FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of 2006, the Company consolidated a third party VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves. This third party VIE had assets of $750,000 and an equal amount of liabilities at March 31, 2006, which are shown under “Assets—Variable interest entity fixed maturity securities, held to maturity at amortized cost” and “Liabilities—Variable interest entity floating rate notes,” respectively, on the Company’s consolidated balance sheet at March 31, 2006. In addition, accrued investment income includes $1,176 related to the variable interest entity fixed income maturity securities and the corresponding liability is shown under “Accrued investment expense-variable interest entity” on the Company’s consolidated balance sheet at March 31, 2006. Although the third party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy provided to the VIE. The Company has evaluated its other structured finance transactions and does not believe any of the third party entities involved in these transactions requires consolidation or disclosure under FIN 46-R.

FGIC has arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with FGIC that obligates the Trusts, at FGIC’s discretion, to purchase Perpetual Preferred Stock of FGIC. The purpose of this arrangement is to provide capital support to FGIC by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts.

9.	Derivative Instruments

The Company provides credit default swaps (“CDSs”) to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded $4,235 of net earned premium, $0 in losses and loss adjustment expenses, and net mark-to-market losses of $228 in changes in fair value under these agreements for the three months ended March 31, 2006. The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. The inception-to-date mark-to-market gain and (loss) on the CDS portfolio were $890 and $(1,831) at March 31, 2006 and $545 and ($712) at December 31, 2005, recorded in other assets and in other liabilities, respectively. The Company did not enter into any CDS contracts during the three months ended March 31, 2005.

III-38

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
Unaudited (Continued)
(Dollars in thousands)

10.	Stock Compensation Plan

Employees of the Company participate in a stock incentive plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. Prior to January 1, 2006, FGIC Corp. and the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. No stock-based employee compensation cost related to stock options was allocated to the Company by FGIC Corp. for the three-month period ended March 31, 2005, as all options granted through that date had an exercise price equal to the market value of the underlying common stock on the date of grant. For grants of restricted stock and restricted stock units to employees of the Company, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company.

Effective January 1, 2006, the FGIC Corp. and the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost allocated to the Company for the three-month period ended March 31, 2006 included compensation cost for all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). Results for prior periods have not been restated. As a result of adopting SFAS No. 123(R) effective January 1, 2006, the Company’s income before income taxes and net income for the three-month period ended March 31, 2006 were reduced by $1,308 and $850, respectively, than if it had continued to account for share-based compensation under Opinion 25.

The following table illustrates the effect on net income of the Company if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under the Company’s plan for all periods presented. For purposes of this pro forma disclosure, the value of the options is estimated using a Black-Scholes-Merton option pricing formula and amortized to expense over the options’ vesting periods.

March 31, 2005

Net Income, as reported	$53,306
Add: Stock-based director compensation expense included in reported net income, net of related tax effects	20
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	(443)

Pro Forma Net Income	$52,883

III-39

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements
Unaudited (Continued)
(Dollars in thousands)

12.	Comprehensive Income

Accumulated other comprehensive loss of the Company consists of net unrealized gains (losses) on investment securities, foreign currency translation adjustments and a cash flow hedge. The components of total comprehensive income for the three-month period ended March 31, 2006 and 2005 were as follows:

	Three Months Ended
	March 31,
	2006	2005

Net Income	$58,711	$53,306
Other comprehensive loss	(20,153)	(32,222)

Total comprehensive income	$38,558	$21,804

The components of other comprehensive loss for the three-month period ended March 31, 2006 and 2005 were as follows:

	Three Months Ended
	March 31, 2006
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding losses arising during the period	$(31,497)	$11,022	$(20,475)
Foreign currency translation adjustment	494	(172)	322

Total other comprehensive loss	$(31,003)	$10,850	$(20,153)

	Three Months Ended
	March 31, 2005
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding losses arising during the period	$(48,536)	$16,988	$(31,548)
Less reclassification adjustment for gains realized in net income	(118)	41	(77)

Unrealized losses on investments	(48,654)	17,029	(31,625)
Foreign currency translation adjustment	(918)	321	(597)

Total other comprehensive loss	$(49,572)	$17,350	$(32,222)

III-40

PROSPECTUS

CONTINENTAL AIRLINES, INC.

Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2006.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will result,” or words or phrases of similar meaning.

Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption “Risk Factors”.

All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

1

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this prospectus. They contain important information about our company and its financial condition.

Filing	Date Filed

Annual Report on Form 10-K for the year ended December 31, 2005	February 28, 2006
Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2005	March 13, 2006
Current Report on Form 8-K	January 4, 2006
Current Report on Form 8-K	January 30, 2006
Current Report on Form 8-K	February 1, 2006
Current Report on Form 8-K	February 2, 2006
Current Report on Form 8-K	March 2, 2006
Current Report on Form 8-K	March 31, 2006
Current Report on Form 8-K	April 4, 2006

Our SEC file number is 1-10323.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, Texas 77002
Attention: Secretary
(713) 324-2950.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our “earnings” to our “fixed charges” for the year 2003 was 1.14. For the years 2001, 2002, 2004 and 2005, “earnings” were inadequate to cover “fixed charges”, and the coverage deficiency was $161 million in 2001, $658 million in 2002, $490 million in 2004 and $102 million in 2005.

The ratio of earnings to fixed charges is based on continuing operations. For purposes of the ratio, “earnings” means the sum of:

•	our pre-tax income (loss) adjusted for undistributed income of companies in which we have a minority equity interest; and

•	our fixed charges, net of interest capitalized.

“Fixed charges” represent:

•	the interest expense we record on borrowed funds;

•	the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

•	that portion of rentals considered to be representative of the interest expense.

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LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement.

EXPERTS

Our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended December 31, 2005, and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, and the consolidated financial statements of ExpressJet Holdings, Inc. appearing in the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005, and ExpressJet Holdings, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which are incorporated by reference herein. Our financial statements and management’s assessment and ExpressJet Holdings, Inc.’s financial statements and management’s assessment are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

The consolidated financial statements of Copa Holdings, S.A. appearing in the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Ernst & Young, Panama, independent registered public accounting firm, as set forth in its report thereon, which is incorporated by reference herein. The financial statements of Copa Holdings, S.A. are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young, Panama as experts in accounting and auditing.

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$320,000,000

2006-1 PASS THROUGH TRUSTS
PASS THROUGH CERTIFICATES, SERIES 2006-1

PROSPECTUS SUPPLEMENT
May   , 2006

MORGAN STANLEY